Exhibit 10.1

Portions of the schedules to this Exhibit have been omitted pursuant to 17 CFR 240.24b-2 and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

EXECUTION VERSION

FINANCING AGREEMENT

dated as of May 4, 2018

among

FERRELLGAS, L.P.,

as the Company

FERRELLGAS, INC.,

as the General Partner of the Company

CERTAIN SUBSIDIARIES OF FERRELLGAS, L.P.,
as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

TPG SPECIALTY LENDING, INC.,
as Administrative Agent, Collateral Agent and Lead Arranger,

PNC BANK, NATIONAL ASSOCIATION
as Syndication Agent

APPENDICES:	A-1	Term Loan Commitments
	A-2	Revolving A Commitments
	A-3	Revolving B Commitments
	B	Notice Addresses

SCHEDULES:	1.1	Certain Material Real Estate Assets
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.12	Real Estate Assets
	4.13	Environmental Matters
	4.15	Material Contracts
	4.23	Intellectual Property
	4.26	Insurance
	4.29	Bank Accounts and Securities Accounts
	4.34	Indebtedness
	4.36	Hedging Agreements
	5.15	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.9	Asset Sales
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Compliance Certificate
	C	Assignment Agreement
	D	Certificate Regarding Non-Bank Status
	E-1	Closing Date Certificate
	E-2	Solvency Certificate
	F	Counterpart Agreement
	G	Pledge and Security Agreement

v

FINANCING AGREEMENT

This FINANCING AGREEMENT, dated as of May 4, 2018, is entered into by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party hereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and lead arranger (in such capacity, “Lead Arranger”).

W I T N E S S E T H:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to Company, in an aggregate principal amount not exceeding $575,000,000, consisting of (a) $275,000,000 aggregate principal amount of Term Loan, (b) up to $200,000,000 aggregate principal amount of Revolving A Commitments, which will include a subfacility for the issuance of letters of credit in an amount not to exceed $125,000,000 and (c) up to $100,000,000 aggregate principal amount of Revolving B Commitments, the proceeds of which will be used as described in Section 2.5;

WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien in the Collateral, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries (except for any FSHCOs) and 65% of all voting Capital Stock and 100% of all non-voting Capital Stock of each of its first-tier Foreign Subsidiaries and any FSHCOs; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on the Collateral, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Company) and 65% of all voting Capital Stock and 100% of all non-voting Capital Stock of each of their respective first-tier Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1.                                 Definitions.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“2010 Holdco Indenture” means the Indenture, dated as of April 13, 2010, among MLP, Ferrellgas Partners Finance Corp. and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of April 13, 2010, and the Second Supplemental Indenture, dated as of January 30, 2017.

“2010 Indenture” means the Indenture, dated as of November 24, 2010, among Company, Ferrellgas Finance Corp. and U.S. Bank National Association, as trustee.

“2013 Indenture” means the Indenture, dated as of November 4, 2013, among Company, Ferrellgas Finance Corp. and U.S. Bank National Association, as trustee.

“2015 Indenture” means the Indenture, dated as of June 8, 2015, among Company, Ferrellgas Finance Corp. and U.S. Bank National Association, as trustee.

“2020 Holdco Notes” means the 8.625% Senior Notes due June 15, 2020, issued by MLP and Ferrellgas Partners Finance Corp. pursuant to the 2010 Holdco Indenture.

“2021 Senior Notes” means the 6.50% Senior Notes due May 1, 2021, issued by Company and Ferrellgas Finance Corp. pursuant to the 2010 Indenture.

“2022 Senior Notes” means the 6.75% Senior Notes due January 15, 2022, issued by Company and Ferrellgas Finance Corp. pursuant to the 2013 Indenture.

“2023 Senior Notes” means the 6.75% Senior Notes due June 15, 2023, issued by Company and Ferrellgas Finance Corp. pursuant to the 2015 Indenture.

“Accounts Receivable Securitization” means a financing arrangement involving the transfer or sale of accounts receivable of Company or any of its Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon Company or any Restricted Subsidiary of Company (other than any such SPE) except to the extent of the breach of any customary representation, warranty or covenant by Company or such Subsidiary in connection therewith or (b) any negative pledge or Lien on any accounts receivable or other assets of the Company or its Subsidiaries (other than the SPE) not intended to be transferred to any such SPE in connection with such arrangement.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the interest rate per annum determined by Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Administrative Agent as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement ratedetermined by Administrative Agent at such time (which determination shall be conclusive absent manifest error), (y) if the Adjusted

LIBOR Rate is unascertainable as set forth in Section 2.17(b), a comparable replacement rate determined in accordance with Section 2.17(b)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Adjusted LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement, and (b) 1.25% per annum.  The Adjusted LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Administrative Agent shall give reasonably prompt notice to the Company of the Adjusted LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent in writing from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of General Partner or Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of General Partner or Company or any of its Restricted Subsidiaries, threatened in writing against or affecting General Partner or Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries.

“Affected Lender” has the meaning specified in Section 2.17(a).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Aggregate Payments” has the meaning specified in Section 7.2.

“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto as it may be amended, supplemented or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all Laws applicable to the Person, conduct, transaction, covenant, other document or contract in question, including all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Authority, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” means (a)with respect to Term Loans and Revolving Loans that are LIBOR Rate Loans, 5.75% and (b) with respect to Term Loans and Revolving Loans that are Base Rate Loans, 4.75%.

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Collateral Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.15(h).

“Approved Counterparty” means a counterparty to a Hedging Agreement that either (a) is a Lender, an Agent or any Affiliate thereof, (b) is a Person whose senior unsecured long-term debt obligations are rated BBB- or higher by S&P and Baa3 or higher by Moody’s  or (c) is approved by the Collateral Agent in its reasonable business judgment.

“Approved Valuation Firm” means Alvarez & Marsal Valuation Services, LLC or any other independent valuation firm selected by the Administrative Agent and, unless an Event of Default shall then exist, approved by Company (such approval not to be unreasonably withheld, conditioned or delayed).

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to (other than to or with a Loan Party which is not General Partner), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party, other than inventory sold, licensed in the ordinary course of business or leased in the ordinary course of business.  For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, or (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification or payments received under Hedging Agreements or commodity purchase or sale agreements terminated or modified in the ordinary course of business); provided, that “Asset Sale” shall not include the sale, lease, sub-lease, sale and leaseback, assignment, conveyance, transfer, license or other disposal of any assets, in each case in one transaction or a series of related transitions, for consideration with a fair market value of less than $1,000,000 or payments from the modification or early termination of any contract of less than $1,000,000.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer, director of finance, treasurer, assistant treasurer or controller, in each case, (a) with respect to whom Administrative Agent has completed all required “know your customer” regulatory compliance and background checks have been completed and the results thereof are satisfactory to Administrative Agent in its sole discretion and (b) whose incumbency has been certified to Administrative Agent.

“Availability” means, as of any date of determination, the amount equal to (a) the lesser of (i) the Revolving Commitments and (ii) the Borrowing Base minus (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the Letter of Credit Obligations.

“Available Cash” has the meaning given to such term in the Partnership Agreement, as amended to and including the Closing Date.

“Bank Product Agreements” means those certain cash management service agreements entered into from time to time between a Loan Party, on the one hand, and a Lender or its Affiliates, on the other hand, in connection with any of the Bank Products, including, without limitation, any Lender-Provided Hedging Agreement.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Collateral Agent) to be held by the applicable Bank Product Provider or the Collateral  Agent for the benefit of the Bank Product Providers, in each case, in an amount equal to 100% of such Bank Product Obligations.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by a Loan Party to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Collateral Agent or any Lender as a result of Collateral Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to such Loan Party pursuant to the Bank Product Agreements.

“Bank Product Provider” means any Lender or Affiliate thereof that provides Bank Products to any Loan Party.

“Bank Product Reserve” means, as of any date of determination, the lesser of (a) $35,000,000 and (b) the amount of reserves that the Collateral Agent has established based upon the Collateral Agent’s reasonable determination of the credit exposure in respect of the outstanding Bank Products Obligations on such date of which the Company and the Lenders have received notice from the Collateral Agent.

“Bank Products” means any service or facility extended to the Loan Parties by any Lender or its Affiliates including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, and (g) Lender-Provided Hedging Agreements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per. annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Overnight Bank Funding Rate in effect on such day plus ½ of 1%, (c) the sum of the Daily LIBOR Rate in effect on such day plus 1%, so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful, and (d) 4.50% per annum.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, each Lender, each L/C Issuer and each Bank Product Provider.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date of determination, (a) 75% of the Propane Customer List NOLV reflected in the most recently delivered Valuation Report minus (b) the Bank Product Reserve.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” or “Cash Collateralization” means to deliver to the Collateral Agent an amount (whether in cash or in the form of a backstop letter of credit in form and substance reasonably satisfactory to, and issued by a U.S. commercial bank reasonably acceptable to, the Collateral Agent in its reasonable discretion) equal to 105% of the sum of (a) the Maximum Undrawn Amount plus (b) the aggregate amount of all unreimbursed payments and disbursements under each Letter of Credit which have not been converted to Revolving A Loans.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit D.

“Change of Control” means, at any time, any of the following occurrences:

(a)                                 the Permitted Holders shall cease to beneficially own and control, directly or indirectly, at least 51% on a fully diluted basis of the aggregate economic and voting interests in the Capital Stock of General Partner;

(b)                                 the General Partner ceases to be the sole general partner of Company with the power to manage and control Company;

(c)                                  MLP shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the aggregate limited partnership interests in the Capital Stock of Company;

(d)                                 any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) other than the Permitted Holders (i) shall have acquired beneficial ownership of 33% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of General Partner or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of General Partner;

(e)                                  Company shall cease, except in connection with any transaction permitted pursuant to Section 6.9(a), Section 6.9(c)(ii), Section 6.9(c)(iii), or Section 6.10 to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each Loan Party (other than General Partner);

(f)                                   the majority of the seats (other than vacant seats) on the Board of Directors (or similar governing body) of General Partner (or its direct or indirect parent holding company) cease to be occupied by Persons who either (i) were members of the Board of Directors of General Partner (or its direct or indirect parent holding company) on the Closing Date, or (ii) during any period within 12 consecutive months, were nominated for election by the Board of Directors of General Partner (or its direct or indirect parent holding company), a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors;

(g)                                  (i)  any Loan Party consolidates or amalgamates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person (other than in connection with any transaction permitted pursuant to Section 6.9), or (ii) except in connection with any transaction permitted pursuant to Section 6.9(a), any entity consolidates or amalgamates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving Company (or its direct or indirect ultimate parent holding company), no Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than the General Partner or the Permitted Holder, has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting or economic power of the Capital Stock of Company (or its direct or indirect ultimate parent holding company) or (B) in the case of any such transaction involving a Loan Party other than General Partner or Company, Company has direct or indirect beneficial ownership of 100% of the aggregate voting and economic power of all Capital Stock of the resulting, surviving or transferee entity; or

(h)                                 any “change of control” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing the Capital Stock or any Indebtedness of Company or its Restricted Subsidiaries.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders:  (i) Lenders having Term Loan Exposure, (ii) Lenders having Revolving A Exposure, and (iii) Lenders having Revolving B Exposure, and (b) with respect to Loans, each of the following classes of Loans:  (i) Term Loans, (ii) Revolving A Loans and (iii) Revolving B Loans.

“Closing Date” means the date on which the Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit E-1.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Access Agreement” means a collateral access agreement in form and substance reasonably satisfactory to Collateral Agent.

“Collateral Documents” means the Pledge and Security Agreement, the MLP Pledge Agreement, the Mortgages, the Collateral Access Agreements, if any, any Control Agreement, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Commercial Operation Date” means the first date on which a Material Project has, or Material Acquired Assets have, achieved commercial operation.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commodity Risk Management Policy” means the Amended and Restated Commodity Risk Management Policy as of July 14, 2008 of the MLP and Company, as amended from time to time in compliance with Section 6.20.

“Company” has the meaning specified in the preamble hereto.

“Completion Percentage” means, as of any date of determination, (a) the then-current percentage of completion of a Material Project or (b) the then-current percentage of anticipated full operation of Material Acquired Assets.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Company and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Charges for such period, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Hedging Agreements entered into in respect of interest rates.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following, to the extent deducted in calculating such Consolidated Net Income: (i) any extraordinary non-cash loss, expenses related to the early extinguishment of Indebtedness, asset and goodwill impairment charges and any net losses realized in connection with an Asset Sale, (ii) non-recurring severance or restructuring cost (subject to an aggregate cap during the term of this Agreement of $10,000,000), (iii) litigation reserves, legal fees for related professional services, and costs for adverse results in legal proceedings (subject to an aggregate cap during the term of this Agreement of $10,000,000), (iv) any acquisition transaction costs, (v) any bad debt expense associated with the Jamex Secured Promissory Note (vi) the provision for Taxes based on income or profits of the Company and its Restricted Subsidiaries, (vii) the Consolidated Interest Charges for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Attributable Indebtedness in respect of Capital Leases and net payments (if any) pursuant to Hedging Agreements in respect of interest rates), (viii) the depreciation and amortization charges (including amortization of other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and (ix) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (including those related to dispositions and those resulting from the requirements of SFAS 133), plus (b) to the extent deducted in calculating such Consolidated Net Income, non-cash employee compensation expenses of the Company and its Restricted Subsidiaries, minus (c) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income (including those related to Dispositions and those resulting from the requirements of SFAS 133), in each case in this definition of or by the Company and its Restricted Subsidiaries for such Measurement Period, without duplication on a consolidated basis and determined in accordance with GAAP, plus (d) at the Company’s option, Material Project EBITDA Adjustments; provided that such amount in this clause (d) shall be limited to 10% of Consolidated EBITDA (determined without including any Material Project EBITDA Adjustments).

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Company and its Restricted Subsidiaries on a consolidated basis equal to:  (a) the sum, without duplication, of the amounts for such period of (i) Consolidated EBITDA for such period, plus (ii) interest income for such period, plus (iii) other income (excluding any income attributable to Asset Sales, any non-cash gains or losses, and unrealized gains or losses from derivatives), plus (iv) the Consolidated Working Capital Adjustment, minus (b) the sum, without duplication, of the amounts for such period of (i) voluntary and scheduled (but not mandatory) repayments of Consolidated Total Debt for such period and after such period and prior to the date on which any Consolidated Excess Cash Flow required prepayment is required to be made in respect of such prior period and to the extent designated in writing as a voluntary prepayment being made in respect of such required Consolidated Excess Cash Flow prepayment for such prior period (excluding repayments of Revolving Loans except to the extent the applicable Revolving Commitments are permanently reduced in connection with such repayments), plus (ii) Consolidated Capital Expenditures (net of any proceeds of (A) Net Proceeds of Asset Sales to the extent reinvested or eligible for reinvestment in accordance with Section 2.13(a), (B) Net Proceeds to the extent reinvested or eligible for reinvestment in accordance with Section 2.13(b), and (C) any proceeds of related financings with respect to such expenditures), plus (iii) Consolidated Cash Interest Expense, plus (iv) provisions for current taxes based on income of Company and its Restricted Subsidiaries and payable in cash with respect to such period, plus (v) cash distributions made by Company pursuant to Section 6.5.

“Consolidated Fixed Charges” means, for any Measurement Period, the sum, without duplication, of the amounts determined for Company and its Restricted Subsidiaries on a consolidated basis equal to (a) Consolidated Interest Charges and distributions or dividends paid on any Disqualified Capital Stock, (b) the portion of income taxes actually paid in cash during such Measurement Period in accordance with GAAP (including, without duplication, tax distributions made by Company pursuant to Section 6.5 during such Measurement Period), and (c) scheduled payments of principal on Consolidated Total Debt (other than the final principal payment at maturity) and ordinary course settlement payments under Hedging Agreements.

“Consolidated Interest Charges” means, with respect to the Company and the Restricted Subsidiaries for any Measurement Period, on a consolidated basis, the sum of (a) all interest, fees (including letter of credit fees), charges and related expenses paid or payable (without duplication) by the Company and the Restricted Subsidiaries for that period to the Agents and the Lenders under this Agreement or to any other lender in connection with borrowed money (including capitalized interest) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) by the Company and the Restricted Subsidiaries for that period under Capital Leases that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or law applicable to such Restricted Subsidiary during such Measurement Period, except that the Company’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Company or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso); provided further that, Consolidated Net Income shall include extraordinary losses for such Measurement Period and exclude the cumulative effect of a change in accounting principles and unrealized gains and losses from derivatives.

“Consolidated Non-Acquisition Capital Expenditures” means, for any period, Consolidated Capital Expenditures excluding the portion thereof expended for “business acquisitions” or similar items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries.

“Consolidated Total Debt” means, as at any date of determination for Company, the aggregate principal amount (or stated balance sheet amount, if larger) of all Indebtedness of Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding the amount of all Hedge Liabilities to the extent cash collateralized.

“Consolidated Total Secured Debt” means, as at any date of determination for Company, the aggregate principal amount (or stated balance sheet amount, if larger) of all secured Indebtedness of Company and its Restricted Subsidiaries secured (or intended to be secured) on a first priority basis determined on a consolidated basis in accordance with GAAP, including, without limitation, the Maximum Undrawn Amount of all outstanding Letters of Credit but excluding the amount of all Hedge Liabilities to the extent cash collateralized.

“Consolidated Working Capital” means, as at any date of determination, the excess or deficiency of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means a customary control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by Company or one of its Restricted Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.

“Covered Entity” shall mean (a) each Loan Party, each Subsidiary of each Loan Party, and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuance, amendment, extension or renewal of a Letter of Credit.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Daily LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Lender Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.5(c), and ending on the earliest of the following dates:  (a) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Lender Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (c) the date on which Company, Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (d) the date on which Collateral Agent shall have waived all violations of Section 9.5(c) by such Defaulting Lender in writing.

“Defaulting Lender” has the meaning specified in Section 2.21.

“Default Rate” means any interest payable pursuant to Section 2.9.

“Deposit Account” means a demand, time, savings or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash or in kind, or (d) is convertible into or exchangeable at the option of the holder for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is 91 days after the Term Loan Maturity Date.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Drawing Date” has the meaning specified therefor in Section 2.3(d)(ii).

“Eligible Assignee” means (a) in the case of the Revolving Loans or Revolving Commitments, (i) any Lender with Revolving Exposure or any Affiliate (other than a natural person) of a Lender with Revolving Exposure, (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets or net worth in excess of $1,000,000,000, (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets or net worth in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States, and (iv) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $250,000,000, (b) in the case of the Term Loans, (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Collateral Agent and, when no Default or Event of Default exists, the Company; provided, (i) neither (A) Company nor any Affiliate of Company nor (B) the Permitted Holders nor any Affiliate of the Permitted Holders shall, in any event, be an Eligible Assignee, and (ii) no Person owning or controlling any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party (in each case, unless approved by Collateral Agent) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was, within the past six (6) years, sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law; (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity; (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws; or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous

Materials generated by any Loan Party or any of its Restricted Subsidiaries or any predecessor in interest.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials; or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.  Any former ERISA Affiliate of Company or any of its Guarantor Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Guarantor Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Guarantor Subsidiary and with respect to liabilities arising after such period for which Company or such Guarantor Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan or a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA) or  that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA, (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Guarantor Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of liability on Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal of Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in  insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, or (h) the imposition of a Lien pursuant to ERISA with respect to any Pension Plan.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Excess Availability” means, as of any date of determination, the amount equal to Availability on such date minus the aggregate amount, if any, of all trade payables of Company and its Restricted Subsidiaries aged in excess of 30 days past due and all book overdrafts of Company and its Restricted Subsidiaries on such date minus the aggregate outstanding amount of all Hedge Liabilities net of any margin posted in respect thereof on such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means (a) Field Deposit Accounts containing proceeds of Wholesale Accounts Receivable (solely to the extent such proceeds are subject to an Accounts Receivable Securitization), (b) payroll accounts, and (c) other Deposit Accounts or Securities Accounts maintained by the Loan Parties with a balance in any such individual Deposit Account or Securities Account not exceeding $10,000 at any time or an aggregate balance for all such Deposit Accounts and Securities Accounts not exceeding $250,000 at any time.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Existing Credit Agreement” means the Credit Agreement dated as of November 2, 2009 among Company, General Partner, the lenders party thereto, Bank of America, N.A., as the administrative agent and the other agents party thereto, as amended prior to the Closing Date.

“Extraordinary Receipts” means any cash received by Company or any of its Restricted Subsidiaries from foreign, United States, state or local income tax refunds.

“Fair Share” has the meaning specified in Section 7.2.

“Fair Share Contribution Amount” has the meaning specified in Section 7.2.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FCI ESOT” means the employee stock ownership trust of Ferrell Companies, Inc. organized under Section 4975(e)(7) of the Internal Revenue Code.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor), based on such day’s federal funds transactions by depository institutions, as determined in such manner as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the “Federal Funds Effective Rate”; provided, that, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was published (or announced, as applicable).

“Fee Letter” means the letter agreement dated as of the date hereof between Company, Administrative Agent, and Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Ferrell Related Parties” means collectively (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (d) the FCI ESOT, (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc., (f) Ferrell Companies, Inc., as long as it is controlled by, and is at least seventy-five percent (75%) owned by, any Persons described in the preceding clauses (a) through (e), or (g) any wholly-owned Subsidiary of Ferrell Companies, Inc., as long as it is controlled by, and is at least seventy-five percent (75%) owned by, any Persons described in the preceding clauses (a) through (e).

“Field Customer Type” means the following categories of Propane Segment customer: residential, industrial/commercial, agriculture, national, transport, reseller and Blue Rhino.

“Field Deposit Accounts” means Deposit Accounts into which monies, checks, notes, drafts and other payments constituting proceeds of Wholesale Accounts Receivable are forwarded or deposited, which amounts are deposited or transferred to (i) a Deposit Account subject to a Control Agreement within one Business Day, (ii) an Excluded Account or (iii) a deposit account of a SPE.

“Final Satisfaction Date” means the first date on which all of the following have occurred: (a) the Commitments have terminated or expired, (b) payment in full in cash of all Obligations (other than (i) contingent obligations for which no claim has been made in writing and (ii) Bank Product Obligations which are subject to clause (d) below), (c) all Letters of Credit have terminated, been Cash Collateralized or other arrangements reasonably satisfactory to the L/C Issuer thereof have been made and (d) all Bank Product Obligations have been terminated and paid in full or, if the Bank Product Provider otherwise agrees, Bank Product Collateralization has been provided in respect thereof or other arrangements reasonably satisfactory to the Bank Product Provider thereof have been made.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries in accordance with GAAP as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning specified in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Company and its Subsidiaries ending on July 31st of each calendar year.

“Fixed Charge Coverage Ratio” means the ratio as of the last day of each Measurement Period beginning with the last day of the first Fiscal Quarter ending after the Closing Date of (a) Consolidated EBITDA for such Measurement Period minus Consolidated Non-Acquisition Capital Expenditures for such Measurement Period to (b) Consolidated Fixed Charges for such Measurement Period.

“Fixed Price Volumes” has the meaning specified therefor in Section 5.19.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, duly executed by the Company, each Agent, each Lender and any other person party thereto, in form and substance reasonably satisfactory to the Agents, in connection with the disbursement of Loan proceeds in accordance with Section 2.5.

“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“FSHCO” shall mean any Domestic Subsidiary substantially all of whose assets consist of the equity interests or debt of one or more Foreign Subsidiaries.

“Funding Default” has the meaning specified in Section 2.21.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“General Partner” has the meaning specified in the preamble hereto.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any Governmental Authority.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.1; provided that such term shall exclude Excluded Swap Obligations.

“Guarantor” means (a) General Partner, (b) each Domestic Subsidiary of Company, and (c) each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations, other than the MLP.  No Foreign Subsidiary or FSHCO of Company shall be required to be a Guarantor on the Closing Date.

“Guarantor Subsidiary” means each Restricted Subsidiary of Company that is a Guarantor.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII, (b) the MLP Guaranty, and (c) each other guaranty, in form and substance satisfactory to Collateral Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws; and (f) any substance or materials that are otherwise regulated under Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Agreement” means any swap, collar, or forward contract designed to protect against fluctuations in interest rate, currency or commodity prices or values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Hedge Liabilities” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreement have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender, an Agent or any Affiliate of a Lender or an Agent).

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of Company and its Subsidiaries, for the Fiscal Year ended July 31, 2017, consisting of consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, partners’ deficit and cash flows for such Fiscal Year and (b)(i) unaudited financial statements of Company and its Subsidiaries, consisting of consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, partners’ deficit and cash flows for the Fiscal Quarters ending October 31, 2017 and January 31, 2018 and (ii) the internally prepared monthly financial statements in the form previously provided to the Agents prior to the Closing Date for the months ending on August 31, 2017 through March 31, 2018, in the case of clauses (a) and (b)(i), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Holdco Exchange Transaction” means a transaction or series of related transactions that results in the exchange by holders of the 2020 Holdco Notes for Permitted Replacement Indebtedness or Permitted Unsecured Debt issued by the MLP or the redemption or purchase of the 2020 Holdco Notes for cash permitted to be used under the Loan Documents (including, without limitation, Section 6.5 and 6.7), or any combination of the foregoing if:

(a)                                 upon any such exchange, redemption, or purchase (other than an exchange of 2020 Holdco Notes for Permitted Replacement Indebtedness or a purchase by the Company of 2020 Holdco Notes for cash), the 2020 Holdco Notes that are exchanged, redeemed, or purchased are extinguished;

(b)                                 upon any exchange of 2020 Holdco Notes for Permitted Replacement Indebtedness that is secured, (i) the Company has received sufficient Net Cash Proceeds from Specified Transactions plus any additional amount permitted under Section 6.5(f)(iii)(y) to redeem or purchase any 2020 Holdco Notes not exchanged for Permitted Replacement Debt or Permitted Unsecured Debt issued by the MLP and the use of such cash for the redemption or purchase for 2020 Holdco Notes not subject to any such exchange is otherwise permitted under this Agreement and (ii) the Company has entered into binding arrangements to redeem or purchase for cash or exchange for Permitted Unsecured Debt any 2020 Holdco Notes not subject to any such exchange within ninety (90) days of entering into such binding arrangement or has given irrevocable notice of redemption of such 2020 Holdco Notes; and

(c)                                  upon an exchange of 2020 Holdco Notes for Permitted Replacement Indebtedness or a purchase by the Company of 2020 Holdco Notes for cash, the Company shall cause the 2020 Holdco Notes so exchanged or purchased to be represented by one or more definitive securities registered in the name of the Company (such that they will no longer be represented by a global security registered in the name of a depositary or its nominee) in accordance with the terms of the 2010 Holdco Indenture.

“Increased Cost Lenders” has the meaning specified in Section 2.22.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, including those evidenced by notes, bonds, or similar instruments, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP,  (c) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the type described in the foregoing clauses (a) through (h) of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) of the type described in the foregoing clauses (a) through (h) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; (k) all obligations of such Person (including, without limitation, all Hedge Liabilities) in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement, whether entered into for hedging or speculative purposes, and (l) Disqualified Capital Stock.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement, the other Loan Documents or the Bank Product Agreements or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents or the Bank Product Agreements (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the statements contained in any commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries; or (d) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan

Party, any Affiliate or Subsidiary of any Loan Party; provided that the term Indemnified Liability shall not include Taxes.

“Indemnified Taxes” has the meaning specified in Section 2.19(a).

“Indemnitee” has the meaning specified in Section 10.3(a).

“Indemnitee Agent Party” has the meaning specified in Section 9.6.

“Initial Valuation Report” means that certain valuation report prepared by Alvarez & Marsal Valuation Services, LLC and dated as of April 24, 2018 setting forth the Propane Customer List NOLV as of April 1, 2018.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the date hereof, made by the Loan Parties and their Restricted Subsidiaries in favor of Collateral Agent for the benefit of the Secured Parties in form and substance satisfactory to Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Interest Payment Date” means with respect to (a) any Base Rate Loan, (i) the first Business Day of each month, commencing on the first such date to occur after the Closing Date, and (ii) the final maturity date of such Loan; and (b) any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two or three months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (b)(iii) and (b)(iv) of this definition, end on the last Business Day of a calendar month, (iii) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Term Loan Maturity Date, and (iv) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” means, with respect to any Person, all of such Person’s now owned and hereafter existing or acquired goods, wherever located, which (a) are held by such Person for sale; or (b) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

“Investment” means (a) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities or all or substantially all of the assets of any other Person (other than a Guarantor Subsidiary) (or of any division or business line of such other Person); (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person (other than Company or any Guarantor Subsidiary), of any Capital Stock of such Person; (c) any direct or indirect loan, advance or capital contributions by Company or any of its Restricted Subsidiaries to any other Person (other than Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) any direct or indirect Guarantee of any obligations of any other Person.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Jamex Secured Promissory Note” means the Secured Promissory Note, dated as of September 1, 2016, made by Jamex Marketing, LLC in favor of Bridger Logistics, LLC in the aggregate principal amount of $49,500,000.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Law(s)” shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic.

“L/C Fee Rate” means the Applicable Margin with respect to Revolving A Loans that are LIBOR Rate Loans; provided, that, if the default rate of interest has been implemented pursuant to Section 2.9, the L/C Fee Rate shall increase by 2% per annum.

“L/C Issuer” means PNC and any other financial institution designated by Collateral Agent with, so long as no Default or Event of Default exists, the consent of Company (such consent not to be unreasonably withheld, delayed or conditioned) to issue Letters of Credit, in each case together with its permitted successors and assigns in such capacity, and the term

“L/C Issuer” in each such instance, shall mean the L/C Issuer with respect to such Letter of Credit.

“Lead Arranger” has the meaning specified in the preamble hereto.

“Lender” means each lender listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Lender Defaulted Loan” has the meaning specified in Section 2.21.

“Lender-Provided Hedging Agreement” means a Hedging Agreement which is provided by any Lender, Agent or any Affiliate thereof.  The Hedge Liabilities of the Loan Parties to the provider of any Lender-Provided Hedging Agreement shall be Obligations hereunder, guaranteed obligations under any Guaranty and secured obligations under the Pledge and Security Agreement and otherwise treated as Obligations for purposes of each of the Loan Documents.  The Liens securing the Hedge Liabilities shall be pari passu with the same Liens that secure all other Obligations under this Agreement and the Loan Documents but the Persons to whom such Hedge Liabilities are owed shall not have any right to vote or take any other actions under this Agreement or the other Loan Documents.

“Letter of Credit Application” has the meaning specified therefor in Section 2.3(b)(i).

“Letter of Credit Borrowing” has the meaning specified therefor in Section 2.3(d)(iv).

“Letter of Credit Fees” has the meaning specified therefor in Section 2.10(b).

“Letter of Credit Obligations” means, at any time and without duplication, the sum of (a) the Reimbursement Obligations at such time, plus (b) the Maximum Undrawn Amount.

“Letter of Credit Sublimit” means $125,000,000.

“Letters of Credit” has the meaning specified therefor in Section 2.3(a).

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (a) Consolidated Total Debt as of such day, to (b) Consolidated EBITDA for the Measurement Period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter).

“LIBOR Alternate Source” has the meaning specified in the definition of “Adjusted LIBOR Rate”.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“LIBOR Termination Date” has the meaning specified in Section 2.17(b)(i).

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan, a Revolving A Loan and a Revolving B Loan.

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office and with respect to Company, in which it will be charged with all Loans made to, and all other Obligations incurred by the Loan Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letter, the Flow of Funds Agreement, any Guaranty, any Letter of Credit Application, any reimbursement agreements or other documents or certificates executed by any Loan Party in favor of a L/C Issuer relating to Letters of Credit, the Intercompany Subordination Agreement, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any L/C Issuer or any Lender in connection herewith; provided that “Loan Document” shall not include any Bank Product Agreement entered into by the Company or its Restricted Subsidiaries with Lenders or their Affiliates.

“Loan Parties” means, collectively, Company and Guarantors (other than the MLP).

“Loan Party” means Company or any Guarantor (other than the MLP).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business operations, properties, assets, financial condition, or liabilities  of Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d) the validity, perfection or priority of Collateral Agent’s Liens on Collateral having a fair market value in excess of $2,500,000, or (e) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any other Secured Party under any Loan Document.

“Material Acquired Assets” means, as of any date of determination, assets acquired in a Material Acquisition for which the anticipated annual contributions thereof to Consolidated EBITDA are not fully reflected in the calculation of Consolidated EBITDA.

“Material Acquisition” means any Permitted Acquisition with total cash and non-cash consideration (including the fair market value of all equity interests issued or transferred to the sellers thereof, all earnouts and other contingent payment obligations (other than indemnities) to, and the aggregate amounts paid or to be paid under noncompete agreements with, the sellers thereof, and all assumptions of debt and other liabilities or obligations quantifiable and known on the date that such purchase or other acquisition is consummated) paid by or on behalf of the Company and its Restricted Subsidiaries for any such purchase or other acquisition (or related series of purchases or acquisitions with the same seller (or Affiliate of such seller)) exceeding the aggregate amount of $15,000,000.

“Material Contract” means (a) the Senior Note Documents, (b) any contract or other arrangement to which Company or any of its Restricted Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (c) any contract or agreement to which Company or any of its Restricted Subsidiaries is a party (including, without limitation, any agreement or instrument evidencing or governing Indebtedness) involving the aggregate consideration payable to or by Company or such Restricted Subsidiary is $10,000,000 or more in any Fiscal Year (other than (i) purchase orders and contracts for the purchase or sale of inventory in the ordinary course of the business of Company or any of its Restricted Subsidiaries and (ii) contracts that by their terms may be terminated by Company or any of its Restricted Subsidiaries in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (d) those contracts and arrangements listed on Schedule 4.15.

“Material Project” means a construction or expansion capital project of the Company or any Restricted Subsidiary, including projects of any Restricted Subsidiary that are in process upon its acquisition, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) exceeds, or is reasonably expected by the Company to exceed, with respect to the Company or any Restricted Subsidiary, $10,000,000.

“Material Project EBITDA Adjustments” means with respect to Material Projects and Material Acquired Assets:

(a)                                 for any Fiscal Quarter that is no more than eighteen (18) months prior to a Scheduled Commercial Operation Date or any Fiscal Quarter that includes a Commercial Operation Date, an amount calculated as the product of (x) the Completion Percentage and (y) the Reasonably Anticipated Consolidated EBITDA of such Material Project or Material Acquired Asset, which may, at Company’s option, be added to Consolidated EBITDA beginning with the Fiscal Quarter in which construction or expansion of such Material Project commences or the date on which the Material Acquired Assets is acquired and for each Fiscal Quarter thereafter (provided that in each case that such Fiscal Quarter is not more than eighteen (18) months prior to a Scheduled Commercial Operation Date) until the Commercial Operation Date, net of any actual contribution to Consolidated EBITDA attributable to such Material Project or Material Acquired Assets following such Commercial Operation Date; provided that if the Commercial Operation Date does not occur on or prior to the Scheduled Commercial Operation Date, then the foregoing amount shall be reduced for Fiscal Quarters ending after the Scheduled Commercial Operation Date by the following amounts based on the period of then-estimated delay (determined in good faith by Company and provided in writing by an Authorized Officer to Collateral Agent): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b)                                 beginning with the first full Fiscal Quarter following a Commercial Operation Date and for the three immediately succeeding Fiscal Quarters, an amount equal to the Reasonably Anticipated Consolidated EBITDA net of any actual contribution to Consolidated EBITDA, in each case, attributable to such Material Project or Material Acquired Assets following such Commercial Operation Date , which may, at Company’s option, be added to actual Consolidated EBITDA for such Fiscal Quarters.

Notwithstanding the foregoing: (i)  no such Material Project EBITDA Adjustment shall be allowed with respect to any Material Project or Material Acquired Assets unless (x) at least 30 days (or such lesser period as is reasonably acceptable to the Collateral Agent) prior to the last day of the Fiscal Quarter for which Company desires to commence inclusion of such Material Project EBITDA Adjustment in Consolidated EBITDA (the “Initial Quarter”), Company shall have delivered to Collateral Agent its written calculation of Reasonably Anticipated Consolidated EBITDA, and (y) prior to the last day of the Initial Quarter, Collateral Agent shall have approved (such approval not to be unreasonably withheld) such calculation of Reasonably Anticipated Consolidated EBITDA and shall have received such other information and documentation as Collateral Agent may reasonably request, all in form and substance satisfactory to Collateral Agent, and  (ii)  the aggregate amount of all Material Project EBITDA Adjustments at any date of determination shall be limited to 10% of Consolidated EBITDA for such period calculated prior to giving effect to any Material Project EBITDA Adjustments.

“Material Real Estate Asset” means (a) any fee owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof, or (b) any Real Estate Asset listed on Schedule 1.1.

“Maximum Face Amount” means, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Undrawn Amount” means, with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of the Company.

“MLP” means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Company.

“MLP Guaranty” means the Limited Guaranty, dated as of the Closing Date, by the MLP in favor of the Collateral Agent for the ratable benefit of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.

“MLP Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, between the MLP and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to Collateral Agent, made by a Loan Party in favor of Collateral Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Collateral Agent.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, (a) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof and (b) a financial report package including management’s discussion and analysis of the financial condition and results of operations, in each case, for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to:  (i) Cash payments received by Company or any of its Restricted Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (B) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Restricted Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Proceeds; and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to:  (i) any Cash payments or proceeds received by Company or any of its Restricted Subsidiaries (A) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Company or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by Company or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Restricted Subsidiary in respect thereof, and (B) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“Non-US Lender” has the meaning specified in Section 2.19(d)(i).

“Note” means a promissory note evidencing the Revolving A Loans, the Revolving B Loans or the Term Loan, as applicable.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means (a) all obligations of every nature of each Loan Party and its Restricted Subsidiaries from time to time owed to the Agents (including former Agents), the Lenders or any of them, and L/C Issuers under any Loan Document whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, the Yield Maintenance Premium, the Prepayment Premium, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance) and (b) all Bank Product Obligations; excluding, in each case, any Excluded Swap Obligations.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Order” has the meaning specified therefor in Section 2.3(j)(ii).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” has the meaning specified in Section 2.19(b).

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that, if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that, if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Company.

“Participant Register” has the meaning specified in Section 10.6(h)(ii).

“Participation Commitment” means each Revolving A Loan Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Participation Revolving A Loan” has the meaning specified therefor in Section 2.3(d)(iii) hereof.

“Partnership Agreement” shall mean the Third Amended and Restated Agreement of Limited Partnership of Company dated April 7, 2004, as amended from time to time in accordance with the terms of this Agreement.

“PATRIOT Act” has the meaning specified in Section 4.31.

“Payment Office” means Administrative Agent’s office located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Collateral Agent and Company.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the assets of each Loan Party.

“Permitted Acquisition” means any acquisition by Company or any Guarantor Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person located in the United States; provided, that,

(a)                                 immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)                                 all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(c)                                  in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Restricted Subsidiary of Company, each of the actions set forth in Section 5.10 and/or Section 5.11, as applicable;

(d)                                 Company and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended (calculating the amount of Indebtedness of Company and its Restricted Subsidiaries as the amount outstanding immediately after giving effect to such acquisition and otherwise as determined in accordance with Section 6.8(c));

(e)                                  with respect to any acquisition involving a purchase price of greater than $2,500,000, Company shall have delivered to Collateral Agent at least 5 Business Days (or 15 Business Days in the case of a purchase price of greater than $10,000,000) prior to the closing of any such acquisition, (i) a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (d) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8, (ii) in the case of an acquisition for which the purchase price is greater than $35,000,000, a quality of earnings report, prepared by a third party acceptable to Collateral Agent, with respect to the Persons to be acquired and the acquired assets, (iii) if available, the most recently available two (2) years of audited financial statements of the Persons to be acquired and/or owner of the acquired assets, and (iv) financial statements of the Persons to be acquired and/or owner of the acquired assets for the period from the beginning of the then current fiscal year to the end of the most recently completed month for which financial statements are available, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year;

(f)                                   (i) with respect to any acquisition involving a purchase price of greater than $2,500,000, Company shall have delivered to Collateral Agent at least 10 Business Days prior to such proposed acquisition, an executed letter of intent, term sheet or commitment letter (setting forth in reasonable detail the terms and conditions of such acquisition) and, (ii) in the case of any acquisition, at the request of any Agent, such other information and documents that any Agent may reasonably request, including, without limitation, executed copies of the respective agreements, instruments or other documents pursuant to which such acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith;

(g)                                  any Person or assets or division as acquired in accordance herewith (i) shall be in same business or lines of business in which Company and/or its Restricted Subsidiaries are engaged as of the Closing Date and (ii) with respect to any acquisition involving a purchase price of greater than $2,500,000, for the four quarter period most recently ended prior to the date of such acquisition, shall have generated earnings before income taxes, depreciation, and amortization during such period that shall be a positive amount;

(h)                                 with respect to any acquisition involving a purchase price of greater than $2,500,000, the acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(i)                                     the total consideration paid in connection with all acquisitions shall not exceed $50,000,000 in any Fiscal Year; and

(j)                                    with respect to any acquisition involving a purchase price of greater than $5,000,000, after giving effect to such acquisition, Qualified Cash of Company and its Restricted Subsidiaries plus Excess Availability shall be at least $40,000,000.

“Permitted Amount” means an amount equal to the lesser of (a) $700,000,000 and (b) if the 2010 Indenture is still in effect, the amount of Indebtedness as Company would be permitted to incur under the 2010 Indenture.

“Permitted Commodity Hedging Agreement” means any Hedging Agreement entered into by Company (i) with, other than in respect of exchanged-traded transactions, a counterparty that was an Approved Counterparty on the date on which the Hedging Agreement was entered into and (ii) that was entered into in compliance with the terms and provisions of the Commodity Risk Management Policy.

“Permitted Holders” means James E. Ferrell and the Ferrell Related Parties.

“Permitted Indebtedness” means:

(a)                                 the Obligations;

(b)                                 Indebtedness of any Restricted Subsidiary to Company or to any other Restricted Subsidiary, or of Company to any Restricted Subsidiary; provided, (i) all such Indebtedness shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement;

(c)                                  Indebtedness of a Loan Party to a Subsidiary of Company that is not a Loan Party; provided that (i) the aggregate principal amount of such Indebtedness does not exceed $5,000,000 outstanding at any one time, (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) Company has Excess Availability plus Qualified Cash of $50,000,000 or greater immediately after giving effect to each such loan, and (iv) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement;

(d)                                 Indebtedness incurred by Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Company or any of its Restricted Subsidiaries;

(e)                                  Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Restricted Subsidiaries;

(f)                                   Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g)                                  Indebtedness described in Schedule 6.1 and Indebtedness under the Senior Note Documents, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof do not (1) contain any Prohibited Covenants, (2) have any financial maintenance covenants tighter than, or in addition to, those in the Financing Agreement, (3)  have other covenants or “events of default” that, taken as a whole, are less favorable to or more restrictive upon Company or any Guarantor than those contained in the Loan Documents as reasonably determined in good faith by the Company’s chief financial officer and (4) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced other than the guaranty by a Guarantor, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus any premium or make-whole amounts payable upon the refinancing and the costs and fees paid in connection with the refinancing, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(h)                                 Indebtedness in an aggregate amount not to exceed at any time $25,000,000 with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness;

(i)                                     Permitted Unsecured Debt;

(j)                                    Permitted Replacement Indebtedness;

(k)                                 obligations (contingent or otherwise) existing or arising under any Permitted Commodity Hedging Agreement or under any Permitted Interest Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business, and (ii) such Hedging Agreements do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(l)                                     obligations with respect to letters of credit under the Existing Credit Agreement that remain outstanding on and after the Closing Date and are not Letters of Credit;

(m)                             Indebtedness in respect of Disqualified Capital Stock solely if issued to refinance the Indebtedness under the Senior Notes so long as (i) the aggregate principal amount of such Disqualified Capital Stock does not exceed the aggregate principal amount of the Senior Notes refinanced with the proceeds of such Disqualified Capital Stock (plus all accrued interest, fees and expenses incurred in connection therewith), (ii) does not provide for the scheduled payments of dividends or distributions in cash more frequently than once each Fiscal Quarter, (iii) it does not mature or is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (iv) is not redeemable at the option of the holder thereof, in whole or in part, and (v) is not convertible into or exchangeable at the option of the holder for (A) other Indebtedness or (B) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (iii) through (v), prior to the date that is 91 days after the Term Loan Maturity Date; and

(n)                                 other Indebtedness of Company and its Restricted Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to Collateral Agent in an aggregate amount not to exceed at any time $5,000,000.

“Permitted Interest Hedging Agreement” means any Hedging Agreement entered into by Company (i) with, other than in respect of exchanged-traded transactions, a counterparty that was an Approved Counterparty when the Hedging Agreement was entered into and (ii) that was entered into in the ordinary course of business and not for speculative purposes.

“Permitted Investments” means:

(a)                                 Investments in Cash and Cash Equivalents;

(b)                                 equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any Restricted Subsidiaries;

(c)                                  Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Restricted Subsidiaries;

(d)                                 intercompany loans to the extent permitted under clause (b) or clause (c) of the definition of Permitted Indebtedness;

(e)                                  loans and advances to employees of Company and its Restricted Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time;

(f)                                   Permitted Acquisitions permitted pursuant to Section 6.9;

(g)                                  Investments arising in connection with Bank Product Agreements;

(h)                                 Investments described in Schedule 6.7;

(i)                                     Investments made by Company or any Restricted Subsidiary in any SPE consisting of (i) capital contributions of Securitization Assets to such SPE and (ii) promissory notes issued by such SPE payable to the order of Company or any Restricted Subsidiary representing the noncash portion of the purchase price for Securitization Assets sold to such SPE, in each case in connection with Accounts Receivable Securitizations permitted hereunder; and

(j)                                    Investments in connection with the consummation of the Holdco Exchange Transaction;

(k)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(l)                                     Guarantees otherwise permitted under this Agreement; and

(m)                             other Investments in an aggregate amount not to exceed at any time $25,000,000.

“Permitted Liens” means:

(a)                                 Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b)                                 Liens for Taxes (other than Liens for United States Taxes that have priority over Collateral Agent’s Liens) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made, so long as the aggregate amount of such Taxes (other than with respect to inchoate liens in respect of real property taxes) does not exceed $10,000,000;

(c)                                  statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case, arising in the ordinary course of business for amounts not yet overdue or which are promptly being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves or other appropriate provisions with respect thereto are maintained;

(d)                                 Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)                                  easements, rights of way, restrictions, encroachments, and other similar defects or irregularities in title, in each case which, in the aggregate, do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries;

(f)                                   any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g)                                  Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h)                                 purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)                                    any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k)                                 licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Restricted Subsidiary;

(l)                                     Liens described in Schedule 6.2 or on a title report delivered pursuant to Schedule 5.15;

(m)                             Liens securing purchase money Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness and proceeds therefrom;

(n)                                 Liens on Securitization Assets arising solely in connection with an Accounts Receivable Securitization pursuant to Section 6.9;

(o)                                 (i) Liens securing refinancings or replacements of Indebtedness under the Senior Notes Indentures permitted under paragraph (g) of the definition of “Permitted Indebtedness” secured on a second or third lien basis to the Liens securing the Obligations and subject to an intercreditor agreement in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders and (ii) Liens securing Permitted Replacement Indebtedness so long as the aggregate principal amount of Indebtedness secured on the foregoing clauses (i) and (ii) does not exceed $250,000,000 at any time outstanding;

(p)                                 Liens on cash that are granted in the ordinary course of business of Company or any Restricted Subsidiary to secure obligations arising under Permitted Commodity Hedging Agreements and Permitted Interest Hedging Agreements, in each case as permitted under clause (k) of the definition of Permitted Indebtedness; and

(q)                                 Liens securing judgments for the payment of money not constituting an Event of Default;

(r)                                    Liens of landlords or mortgages of landlords on fixtures located on premises leased by the Company or any of its Subsidiaries in the ordinary course of business;

(s)                                   deposits of cash or the issuance of Letters of Credit made to secure (i) liability to insurance carriers under insurance or self-insurance arrangements or (ii) obligations with respect to letters of credit under the Existing Credit Agreement that remain outstanding on and after the Closing Date and are not Letters of Credit; and

(t)                                    other Liens, whether or not securing obligations, in an aggregate amount not to exceed $10,000,000 at any time outstanding.

“Permitted Replacement Indebtedness” has the meaning specified in the Fee Letter.

“Permitted Unsecured Debt” means Indebtedness in respect of senior unsecured notes (whether issued under a loan agreement or indenture) issued by Company or the MLP from time to time, that complies with all of the following requirements:

(a)                                 such Indebtedness is and shall remain unsecured at all times;

(b)                                 no scheduled payment of principal, scheduled mandatory redemption or scheduled sinking fund payment of such Indebtedness is due on or before the Term Loan Maturity Date (as in effect at the time the agreement or indenture governing such Indebtedness is entered into); provided that such Indebtedness may be prepaid in connection with a refinancing thereof with other Indebtedness that is permitted by this Agreement;

(c)                                  unless the indenture governing such Indebtedness is on substantially the same or better terms, taken as a whole, as any indenture governing, in the case of the Company, the Senior Notes or, in the case of the MLP, the 2020 Holdco Notes on the date of this Agreement, as reasonably determined in good faith by the Company’s chief financial officer, the agreement or indenture governing such Indebtedness must not contain (i) financial maintenance covenants tighter than, or in addition to, those in this Agreement (as in effect at the time the agreement or indenture governing such Indebtedness is entered into), or (ii) other covenants or “events of default” that, taken as a whole, are less favorable to or more restrictive upon (in each case, in any material respect) Company or any Guarantor than those contained in the Loan Documents (as in effect at the time the agreement or indenture governing such Indebtedness is entered into) as reasonably determined in good faith by the Company’s chief financial officer, provided that the inclusion of any other covenant (other than Prohibited Covenants) or event of default that is contained in Senior Note Documents or is reasonable and customary with respect to such type of debt and that is not found in the Loan Documents (in each case, as in effect at the time the agreement or indenture governing such Indebtedness is entered into) shall not be deemed to be less favorable or more restrictive for purposes of this clause;

(d)                                 in the case of the Company, on each date on which such Indebtedness is issued (in this definition defined as a “Date of Issuance”) and immediately after giving effect to such Indebtedness the Company is in compliance on a pro forma basis with Section 6.8, calculated for the most recent four Fiscal Quarter period for which the financial statements described in Sections 5.1(b) and (c) are available to the Agents and the Lenders;

(e)                                  no Default or Event of Default exists on the Date of Issuance or will occur as a result of the issuance of the notes evidencing such Indebtedness;

(f)                                   such Indebtedness is not guaranteed by any Person which is not a Guarantor of all of the Obligations; and

(g)                                  Company shall have delivered to the Agents a certificate in reasonable detail reflecting compliance with the foregoing requirements.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, executed by Grantors in favor of Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G, as it may be amended, supplemented or otherwise modified from time to time.

“PNC” means PNC Bank, National Association.

“Prepayment Premium” has the meaning specified in the Fee Letter.

“Prime Rate” means the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.  Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent and a L/C Issuer, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.

“Pro Forma Adjustments” means, with respect to calculating the impact of a Subject Transaction on Consolidated EBITDA, Consolidated Non-Acquisition Capital Expenditures and the components of Consolidated Fixed Charges, the respective amounts of Consolidated EBITDA, Consolidated Non-Acquisition Capital Expenditures and components of Consolidated Fixed Charges generated or incurred, as the case may be, by the assets, business lines, Person, units or divisions acquired or disposed of in such Subject Transaction (i) based on the most recently-ended four fiscal quarter period for which audited financial statements or a quality of earnings report is available (or, if audited financial statements or a quality of earnings reports are not available covering a four Fiscal Quarter period ended within nine (9) months from the date of such Subject Transaction, such other unaudited financial information as available) and (ii) adjusted for any personnel expenses of employees not retained by the Company or its Restricted Subsidiaries in the operation of acquired assets, business lines, Person, units or divisions (provided that such employees were either not assumed in connection with the Permitted Acquisition or are not, as of such date of determination, employed by the Company, any of its Restricted Subsidiaries or General Partner).

“Prohibited Covenants” means (a) covenants that restrict the ability to grant liens in favor of Collateral Agent to secure the Obligations up to a principal amount equal to the Permitted Amount; (b) covenants that restrict the ability of Company to borrow up to the Permitted Amount under this Agreement or have Hedging Agreements permitted under this Agreement; (c) covenants that require Company to prepay the applicable Permitted Unsecured Debt, except upon a change of control or mandatory prepayments or offers to prepay from asset sales that are reduced by the amount from such assets sales used to repay the Obligations, and prohibit Company from prepaying the Obligations; and (d) covenants that require the use of specific cash flows or asset sale proceeds to prepay the applicable Permitted Unsecured Debt, except upon a change of control or mandatory prepayments and offers from asset sales that are reduced by the amount from such assets sales used to repay the Obligations, and prohibit Company from prepaying the Obligations with such cash flow or proceeds.

“Projections” has the meaning specified in Section 4.8.

“Propane Customer List NOLV” means, as of any date of determination, the sum of the present values of cash flows projected to be generated by the Propane Segment from its then-current customer base utilizing a discount rate, churn rate, revenues, expenses and expenditures, and other assumptions substantially consistent with those utilized in the Initial Valuation Report.

“Propane Segment” means the assets and operations of Company and its Restricted Subsidiaries associated with the distribution and sale of propane to retail, wholesale, tank exchange, and other similar customers.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender, by (ii) the aggregate Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Revolving A Commitment or Revolving A Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender, the percentage obtained by dividing (i) the Revolving A Exposure of that Lender, by (ii) the aggregate Revolving A Exposure of all Lenders; (c) with respect to all payments, computations and other matters relating to the Revolving B Commitment or Revolving B Loans of any Lender, the percentage obtained by dividing (i) the Revolving B Exposure of that Lender, by (ii) the aggregate Revolving B Exposure of all Lenders and (d) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Term Loan Exposure, the Revolving A Exposure and the Revolving B Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Term Loan Exposure, the aggregate Revolving A Exposure and the aggregate Revolving B Exposure of all Lenders.

“Protective Advances” has the meaning specified in Section 2.2(c).

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the Adjusted LIBOR Rate for a one month period as published in another publication selected by the Administrative Agent).

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Account or Securities Account is subject to a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Real Property” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Restricted Subsidiaries or any of their respective predecessors.

“Reasonably Anticipated Consolidated EBITDA” means Consolidated EBITDA attributable to a Material Project or Material Acquired Assets for the 12-month period immediately following the Scheduled Commercial Operation Date of a Material Project or Material Acquired Assets, with such amount approved by Collateral Agent based upon assumptions and projections of, without limitation, revenues from customer contracts, other revenues that are determined to be highly probable, the creditworthiness of the prospective customers, capital and other start-up costs, operating and administrative expenses, the Scheduled Commercial Operation Date, commodity prices and other factors, in each case deemed appropriate by Collateral Agent in its reasonable discretion and subject to redetermination from time-to-time as requested in the Collateral Agent’s reasonable discretion based on any material changes to such projections and assumptions arising from information or circumstances that become known to Company or Collateral Agent.

“Reasonably Anticipated Purchases” means the amount of Fixed Price Volumes anticipated in good faith by the Company and its Restricted Subsidiaries to be sold during the respective contract terms with respect to propane sales, with such amount to be calculated in consideration of, among other factors, historical purchasing behavior of Company’s customers and as may be revised from time to time to reflect, among other factors, updated market conditions and customer purchasing trends.

“Register” has the meaning specified in Section 2.6(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Obligations” has the meaning specified therefor in Section 2.3(d)(ii).

“Reinvestment Amounts” has the meaning specified in Section 2.13(a).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority.

“Replacement Lender” has the meaning specified in Section 2.22.

“Report” has the meaning specified in Section 9.10.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Class Lenders” means, at any time of determination, but subject to the provisions of Section 2.21, (a) for the Class of Lenders having Term Loan Exposure, Lenders whose Pro Rata Share (calculated in accordance with clause (a) of the definition thereof), aggregate more than 50%; (b) for the Class of Lenders having Revolving A Exposure, Lenders whose Pro Rata Share (calculated in accordance with clause (b) of the definition thereof), aggregate more than 50%; and (c) for the Class of Lenders having Revolving B Exposure, Lenders whose Pro Rata Share (calculated in accordance with clause (c) of the definition thereof), aggregate more than 50%.

“Required Lenders” means Lenders whose Pro Rata Share (calculated in accordance with clause (d) of the definition thereof) aggregate more than 50%.

“Required Payment” has the meaning specified in Section 2.15(f).

“Required Prepayment Date” has the meaning specified in Section 2.14(c).

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, as of any day. the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Company or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding; (d) management or similar fees (and related expenses) payable to any Permitted Holder or any of its Affiliates or any other Affiliates of any Loan Party other than directors fees and expenses, reimbursement for all direct and indirect expenses incurred or payments made on behalf of the Company or the MLP and all other necessary or appropriate expenses allocable to the Company or the MLP or otherwise reasonably incurred by its general partner in connection with operating the MLP and its Subsidiaries’ business, including amounts paid under the Transition Services Agreement; and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness.

“Restricted Subsidiary” means each Subsidiary of Company (including any newly acquired or formed Subsidiary of Company after the date hereof), excluding any Unrestricted Subsidiary.

“Revolving A Commitment” means the commitment of a Lender to make or otherwise fund any Revolving A Loan and to acquire participations in Letters of Credit and “Revolving A Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving A Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving A Commitments as of the Closing Date is $200,000,000.

“Revolving A Commitment Period” means the period from the Closing Date to but excluding the Revolving A Commitment Termination Date.

“Revolving A Commitment Termination Date” means the earliest to occur of (a) May 4, 2023; (b) the date that is ninety (90) days prior to the earliest maturity date of any of the Senior Notes unless the maturity of such Senior Note has been extended, or such Senior Note has been refinanced with Permitted Indebtedness with an extended maturity, in each case with such extended maturity occurring no earlier than the date that is ninety (90) days after the date set forth in clause (a); (c) the date the Revolving A Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13; and (d) the date of the termination of the Revolving A Commitments pursuant to Section 8.1.

“Revolving A Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving A Commitments, that Lender’s Revolving A Commitment; and (b) after the termination of the Revolving A Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving A Loans of that Lender, and (ii) the interests of such Revolving A Lender in outstanding Letter of Credit Obligations.

“Revolving A Lender” means a Lender with a Revolving A Commitment, a Revolving A Loan or a Letter of Credit Obligation.

“Revolving A Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a)(i).

“Revolving B Commitment” means the commitment of a Lender to make or otherwise fund any Revolving B Loan and “Revolving B Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving B Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Revolving B Commitments as of the Closing Date is $100,000,000.

“Revolving B Commitment Period” means the period from the Closing Date to but excluding the Revolving B Commitment Termination Date.

“Revolving B Commitment Termination Date” means the earliest to occur of (a) May 4, 2023; (b) the date that is ninety (90) days prior to the earliest maturity date of any of the Senior Notes unless the maturity of such Senior Note has been extended, or such Senior Note has been refinanced with Permitted Indebtedness with an extended maturity, in each case with such extended maturity occurring no earlier than the date that is ninety (90) days after the date set forth in clause (a); (c) the date the Revolving B Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13; and (d) the date of the termination of the Revolving B Commitments pursuant to Section 8.1.

“Revolving B Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Revolving B Commitments, that Lender’s Revolving B Commitment; and (b) after the termination of the Revolving B Commitments, the aggregate outstanding principal amount of the Revolving B Loans of that Lender.

“Revolving B Lender” means a Lender with a Revolving B Commitment, a Revolving B Loan.

“Revolving B Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a)(ii).

“Revolving Commitment” means, with respect to each Lender, such Lender’s Revolving A Commitment and Revolving B Commitment.

“Revolving Commitment Period” means the Revolving A Commitment Period and the Revolving B Commitment Period.

“Revolving Commitment Termination Date” means the Revolving A Commitment Termination Date and/or the Revolving B Commitment Termination Date.

“Revolving Exposure” means the Revolving A Exposure and the Revolving B Exposure.

“Revolving Loan” means a Revolving A Loan and a Revolving B Loan.

“Revolving Loan Lenders” means, collectively, the Revolving A Lenders and the Revolving B Lenders.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Commercial Operation Date” means the date on which a Material Project is, or Material Acquired Assets are, expected, in the good faith determination of an Authorized Officer to achieve commercial operation as provided in writing to Collateral Agent.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the L/C Issuers, the Bank Product Providers and the Lenders and shall include, without limitation, all former Administrative Agents, Collateral Agents, L/C Issuers, Bank Product Providers and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Administrative Agents, Collateral Agents, L/C Issuers, Bank Product Providers or Lenders and such Obligations have not been paid or satisfied in full.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization Assets” means accounts receivable owed to Company or any Restricted Subsidiary, all collateral (if any) securing such accounts receivable, all contracts and contract rights in respect thereof, all guarantees in respect thereof, all proceeds thereof, and other assets that are of the type customarily transferred in connection with a securitization, factoring, or monetization of similar assets and which are sold, transferred or otherwise conveyed (or purported to be sold, transferred or otherwise conveyed) by Company or any Restricted Subsidiary to an SPE in connection with Accounts Receivable Securitizations permitted hereunder.

“Securitization Termination Notice” means a written notice issued by the Collateral Agent, at its own election or at the direction of the Required Lenders, at any time (i) that an Event of Default has occurred and is continuing under Section 8.1(a) (but in the case of Section 8.1(a)(iv), (x) arising from the failure to pay any interest on the Loans due hereunder or (y) arising from the failure to make payment on an amount (other than principal or interest on any Loan) due hereunder in an amount in excess of $500,000), Section 8.1(f) or Section 8.1(g) or (ii) the aggregate outstanding commitments under any Accounts Receivable Securitization are greater than $250,000,000.

“Senior Note Documents” means each of the 2010 Indenture, the 2013 Indenture, the 2015 Indenture and each of the documents executed and delivered in connection with any of the foregoing.

“Senior Notes” means any of the (a) 2021 Senior Notes, (b) 2022 Senior Notes and (c) 2023 Senior Notes.

“Senior Secured Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (a) Consolidated Total Secured Debt as of such day, to (b) Consolidated EBITDA for the Measurement Period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter).

“Settlement Period” has the meaning specified in Section 2.2(b)(vii).

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“SPE” means Ferrellgas Receivables, LLC and any other Unrestricted Subsidiary that is a special purpose entity established by the Company in connection with Accounts Receivable Securitizations permitted by Section 6.1 and Section 6.9.

“Specified L/C Sublimit” means, with respect to any L/C Issuer, (i) in the case of PNC Bank, National Association (or any of its Affiliates), 100% of the Letter of Credit Sublimit, and (ii) in the case of any other L/C Issuer, such percentage as is specified in the agreement pursuant to which such Person becomes a L/C Issuer under this Agreement.

“Specified Transactions” has the meaning specified in the Fee Letter.

“Specified Transactions Amounts” has the meaning specified term in Section 2.13(a).

“Subject Transaction” has the meaning specified in Section 6.8(c).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body are at the time owned by such Person; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax” means any present or future tax, levy, impost, duty, assessment, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed and all interest, penalties, additions to tax or other liabilities with respect thereto.

“Term Loan” means a Term Loan made by a Lender to Company pursuant to Section 2.1(a).

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Term Loan Commitments as of the Closing Date is $275,000,000.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender; provided, at any time prior to the making of the Term Loan, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earlier of (a) May 4, 2023, (b) the date that is ninety (90) days prior to the earliest maturity date of any of the Senior Notes unless the maturity of such Senior Note has been extended, or such Senior Note has been refinanced with Permitted Indebtedness with an extended maturity, in each case with such extended maturity occurring no earlier than the date that is ninety (90) days after the date set forth in clause (a), (c) the date the Revolving A Commitments and/or the Revolving B Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13, and (d) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Terminated Lender” has the meaning specified in Section 2.22.

“TSL” has the meaning specified in the preamble hereto.

“Total Revolving A Usage” means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving A Loans (other than Revolving A Loans made for the purpose of reimbursing a L/C Issuer for any amount drawn under any Letter of Credit, but not yet so applied), and (b) the Letter of Credit Obligations.

“Total Revolving B Usage” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving B Loans.

Total Revolving Usage” means the Total Revolving A Usage and the Total Revolving B Usage.

“Transaction Costs” means the fees, costs and expenses payable by Company or any of its Restricted Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

“Transition Services Agreement” means that certain transition services agreement, dated as of the Closing Date, by and between Company and General Partner, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which General Partner will provide general and administrative services and employees to Company after the occurrence of an Event of Default, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“UCP 600” has the meaning specified therefor in Section 2.3(b)(ii).

“Unrestricted Subsidiary” means any of (a) any SPE, (b) FNA Canada, Inc., a Delaware corporation, and (c) Ferrellgas Finance Corp., a Delaware corporation.

“Valuation Report” means the Initial Valuation Report and each other report delivered by an Approved Valuation Firm, in form and scope consistent with the Initial Valuation Report or otherwise in form and scope reasonably satisfactory to the Administrative Agent, setting forth, as of each date of determination, the Propane Customer List NOLV.

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.14(c).

“Wholesale Accounts Receivable” means all “accounts” in which a Loan Party has any interest arising from the sale of “inventory” (as such terms are defined in the UCC), including all such accounts (a) relating to sales of inventory by the Loan Parties under the trade name “Blue Rhino”, and (b) relating to wholesale sales of inventory by any Loan Party.

“Yield Maintenance Premium” has the meaning specified in the Fee Letter.

Section 1.2.                                 Accounting and Other Terms.

(a)                                 Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by General Partner and Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable).  Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.  Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC

840 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Collateral Agent may otherwise determine.

Section 1.3.                                 Interpretation, etc.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.  The use herein of the word “issue” or “issuance” with respect to any Letter of Credit shall be deemed to include any amendment, extension renewal or replacement thereof.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) in the case of obligations with respect to Bank Products, providing Bank Product Collateralization, (c) the receipt by L/C Issuers of Cash Collateralization in respect of all outstanding Letters of Credit or other security acceptable to the L/C Issuers, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or being Bank Product Collateralized, and (f) the termination of all of the Commitments of the Lenders.  Notwithstanding anything in the Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective.

Section 1.4.                                 Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Agent, any Lender or any L/C Issuer, such period shall in any event consist of at least one full day.

ARTICLE II

LOANS AND LETTERS OF CREDIT

Section 2.1.                                 Term Loans.

(a)                                 Loan Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Company in an amount equal to such Lender’s Term Loan Commitment.

Company may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date.  Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Section 2.12, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date.  Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(b)                                 Borrowing Mechanics for Term Loans.

(i)                                     Company shall deliver to Administrative Agent a fully executed Funding Notice no later than three Business Days prior to the Closing Date.  Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.  Administrative Agent and Lenders (A) may act without liability upon the basis of written, facsimile or telephonic notice believed by Administrative Agent in good faith to be from Company (or from any Authorized Officer thereof designated in writing purportedly from Company to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Company until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii)                                  Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans requested by Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Company.

Section 2.2.                                 Revolving Loans.

(a)                                 Revolving Commitments.

(i)                               During the Revolving A Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving A Loans to Company in an aggregate amount up to but not exceeding such Lender’s Revolving A Commitment; provided, that after giving effect to the making of any Revolving A Loans in no event shall the Total Revolving A Usage exceed the lesser of (i) the Borrowing Base or (ii) the Revolving A Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a)(i) may be repaid and reborrowed during the Revolving A Commitment Period.  Each Lender’s Revolving A Commitment shall expire on the Revolving A Commitment Termination Date and all Revolving A Loans and all other amounts owed hereunder with respect to the Revolving A Loans and the Revolving A Commitments shall become due and payable as of such date.

(ii)                            During the Revolving B Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving B Loans to Company in an aggregate amount up to but not exceeding such Lender’s Revolving B Commitment; provided, that after giving effect to the making of any Revolving B Loans in no event shall the Total Revolving B Usage exceed the Revolving B Commitments then in effect.  Amounts borrowed pursuant to this Section 2.2(a)(ii) may be repaid and reborrowed during the Revolving B Commitment Period.  Each Lender’s Revolving B Commitment shall expire on the Revolving B Commitment Termination Date and all Revolving B Loans and all other amounts owed hereunder with respect to the Revolving B Loans and the Revolving B Commitments shall become due and payable as of such date.

(b)                                 Borrowing Mechanics for Revolving Loans.

(i)                                     Except pursuant to Section 2.3(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of the lesser of (A) $500,000 and integral multiples of $100,000 in excess of that amount and (B) in the case of Revolving A Loans, the unused Revolving A Commitment and, in the case of Revolving B Loans, the unused Revolving B Commitment, and Revolving Loans that are LIBOR Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)                                  Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a LIBOR Rate Loan, and on the Business Day of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan.  Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.  Notwithstanding the foregoing, the Revolving B Loans shall be available only at such times as the Revolving A Commitment is fully utilized.

(iii)                               Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by facsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 12:00 p.m.  (New York City time)) not later than 2:00 p.m.  (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Company.

(iv)                              Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 3:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the funding account of Company at PNC or such other account as may be permitted by the Administrative Agent.

(v)                                 Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Company, the Administrative Agent and the Lenders, the Company, Administrative Agent and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and Company and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving A Loan Lenders, Revolving A Loans pursuant to Section 2.2, subject to the procedures for settlement set forth in Sections 2.2(b)(viii) and (b)(ix); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving A Loans if the Administrative Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving A Loan that one or more of the conditions precedent contained in Section 3.2 will not be satisfied at the time of the proposed Revolving A Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 3.2 have been satisfied.  If the Company gives a Funding Notice requesting a Revolving A Loan and the Administrative Agent elects not to fund such Revolving A Loan on behalf of the Revolving A Loan Lenders, then promptly after receipt of the Funding Notice requesting such Revolving A Loan, the Administrative Agent shall notify Company and each Revolving A Loan Lender of the specifics of the requested Revolving A Loan and that it will not fund the requested Revolving A Loan on behalf of the Revolving A Loan Lenders.  If the Administrative Agent

notifies the Revolving A Loan Lenders that it will not fund a requested Revolving A Loan on behalf of the Revolving A Loan Lenders, each Revolving A Loan Lender shall make its Pro Rata Share of the Revolving A Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent’s Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving A Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving A Loan.  The Administrative Agent will make the proceeds of such Revolving A Loans available to the Company on the day of the proposed Revolving A Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving A Loans received by the Administrative Agent in the Administrative Agent’s Account or the amount funded by the Administrative Agent on behalf of the Revolving A Loan Lenders to be deposited in an account designated by the Company.  If the Company gives a Funding Notice requesting a Revolving B Loan, then promptly after receipt of the Funding Notice requesting such Revolving B Loan, the Administrative Agent shall notify Company and each Revolving B Loan Lender of the specifics of the requested Revolving B Loan.  Each Revolving B Loan Lender shall make its Pro Rata Share of the Revolving B Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent’s Account no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving B Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving B Loan.  The Administrative Agent will make the proceeds of such Revolving B Loans available to the Company on the day of the proposed Revolving B Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving B Loans received by the Administrative Agent in the Administrative Agent’s Account to be deposited in an account designated by the Company.

(vi)                              If the Administrative Agent has notified the Revolving A Loan Lenders that the Administrative Agent, on behalf of the Revolving A Loan Lenders, will not fund a particular Revolving A Loan pursuant to Section 2.2(b)(v), the Administrative Agent may assume that each such Revolving A Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Company on such day.  If the Administrative Agent makes such corresponding amount available to the Company and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving A Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving A Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for 3 Business Days and thereafter at the Base Rate.  During the period in which such Revolving A Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Company shall, for all purposes hereof, be a Revolving A Loan made by the Administrative Agent for its own account.  Upon any such failure by a Revolving A Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Company of such failure and the Company shall immediately pay such corresponding amount to the Administrative Agent for its own account.

(vi)                              Nothing in this Section 2.2 shall be deemed to relieve any Revolving A Loan Lender from its obligations to fulfill its Revolving A Commitment hereunder or to prejudice any rights that the Administrative Agent or the Company may have against any Revolving A Loan Lender as a result of any default by such Revolving A Loan Lender hereunder.

(vii)                           With respect to all periods for which the Administrative Agent has funded Revolving A Loans pursuant to Section 2.2, on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or on the last Business Day of any shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a “Settlement Period”), the Administrative Agent shall notify each Revolving A Loan Lender of the unpaid principal amount of the Revolving A Loans outstanding as of the last day of each such Settlement Period.  In the event that such amount is greater than the unpaid principal amount of the Revolving A Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving A Loans made on the date of such Revolving A Loan Lender’s initial funding), each Revolving A Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 p.m. (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds.  In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving A Loan Lender its Pro Rata Share of the difference in immediately available funds.  In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Company for repayment, each Revolving A Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving A Loan Lender, sufficient funds to adjust the interests of the Revolving A Loan Lenders in the then outstanding Revolving A Loans to such an extent that, after giving effect to such adjustment, each such Revolving A Loan Lender’s interest in the then outstanding Revolving A Loans will be equal to its Pro Rata Share thereof.  The obligations of the Administrative Agent and each Revolving A Loan Lender under this Section 2.2(b)(viii) shall be absolute and unconditional.  Each Revolving A Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving A Loans which have been funded by such Revolving A Loan Lender.

(ix)                              In the event that any Revolving A Loan Lender fails to make any payment required to be made by it pursuant to Section 2.2(b), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving A Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for 3 Business Days and thereafter at the Base Rate.  During the period in which such Revolving A Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Company shall, for all purposes hereof, be a Revolving A Loan made by the Administrative Agent for its own account.  Upon any such failure by a Revolving A Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Company of such failure and the Company shall immediately pay such corresponding amount to the Administrative Agent for its own account.  Nothing in this Section 2.2(b)(ix) shall be deemed to relieve any Revolving A Loan Lender from its obligation to fulfill its Revolving A Commitment hereunder or to prejudice any rights that the Administrative Agent or the Company may have against any Revolving A Loan Lender as a result of any default by such Revolving A Loan Lender hereunder.

(c)                                  Protective Advances.  Subject to the limitations set forth below, and whether or not an Event of Default or a Default shall have occurred and be continuing, Collateral Agent is authorized by Company and the Lenders, from time to time in Collateral Agent’s sole discretion (but Collateral Agent shall have absolutely no obligation to), to make disbursements or advances to Company, which Collateral Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Company pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”).  Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied.  The interest rate on all Protective Advances shall be at the Base Rate plus the Applicable Margin for Base Rate Loans.  Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder.  The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.15(f).  Company shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Revolving Commitment Termination Date and the date on which demand for payment is made by Collateral Agent.  The Collateral Agent shall notify each Lender and Company in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance.  Without limitation to its obligations pursuant to Section 9.6, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance.  If such funds are not made available to the Collateral Agent by such Lender, Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the applicable Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate.

Section 2.3.                                 Letters of Credit.

(a)                                 Letters of Credit.  Subject to the terms and conditions hereof (including Section 2.2 hereof), upon request of Company made in accordance herewith, a L/C Issuer shall issue or cause the issuance of standby and/or trade letters of credit (collectively, “Letters of Credit”) for the account of any Loan Party.  The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the lowest of (i) (A) the total Revolving A Commitment minus (B) the aggregate principal amount of all Revolving A Loans then outstanding, (ii) (A) the Borrowing Base minus (B) the aggregate principal amount of all Revolving A Loans then outstanding, and (iii) the Letter of Credit Sublimit; provided, that no Letter of Credit shall be issued by any L/C Issuer the stated amount of which, when added to the outstanding amount of Letters of Credit with respect to such L/C Issuer, would exceed the applicable Specified L/C Sublimit of such L/C Issuer then in effect.  All disbursements or payments related to Letters of Credit shall be deemed to be Revolving A Loans and shall bear interest at the applicable rate in accordance with Section 2.7 and Section 2.9.  Letters of Credit that have not been drawn upon shall not bear interest.

(b)                                 Issuance of Letters of Credit.

(i)                               Subject to the terms hereof, Company may request a L/C Issuer to issue or cause the issuance of a Letter of Credit by delivering to a L/C Issuer, prior to 12:00 p.m. (New York City time), at least 3 Business Days’ prior to the proposed date of issuance, a L/C Issuer’s form of letter of credit application (the “Letter of Credit Application”) completed to the reasonable satisfaction of such L/C Issuer and such other certificates, documents and other papers and information as such L/C Issuer may reasonably request.

(ii)                            Each Letter of Credit shall, among other things, (A) provide for the payment of sight drafts, other written demands for payment, or acceptances of drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (B) have an expiry date not later than 12 months after such Letter of Credit’s date of issuance (subject to automatic renewals) and in no event later than the date that is the Revolving A Commitment Termination Date (unless all Lenders and the L/C Issuer have approved such expiry date in writing).  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revision thereof adhered to by the Issuer (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), as determined by a L/C Issuer, and each trade Letter of Credit shall be subject to UCP 600.

(iii)                         Each L/C Issuer shall use its reasonable efforts to notify the Agents and the Lenders of the request by the Loan Parties for a Letter of Credit hereunder.

(c)                                  Requirements For Issuance of Letters of Credit.  The Company hereby authorizes and directs the L/C Issuers to name one or more Loan Parties as the “Applicant” or “Account Party” of each Letter of Credit, as shall be set forth more particularly in the Letter of Credit Application.  Company hereby authorizes and directs the L/C Issuers to deliver to the Administrative Agent the Letter of Credit Application and such other certificates, documents and other papers and information as such L/C Issuer may have reasonably requested in connection therewith and to accept and rely upon the Administrative Agent’s instructions and agreements with respect to all matters arising in connection with such Letter of Credit or the application therefor.

(d)                                 Disbursements, Reimbursement.

(i)                               Immediately upon the issuance of each Letter of Credit, each Revolving A Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from  the applicable L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Pro Rata Share (determined in accordance with paragraph (b) of the definition of “Pro Rata Share”) of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(ii)                            In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable L/C Issuer will promptly notify the Company.  Provided that Company shall have received such notice by 12:00 p.m. (New York City time), the Loan Parties shall reimburse (such obligation to reimburse such L/C Issuer or any Lender together with any interest thereon pursuant to Section 2.7 and Section 2.9 shall sometimes be referred to as a “Reimbursement Obligation”) the Administrative Agent on behalf of the L/C Issuers and the Revolving A Loan Lenders prior to 1:00 p.m. (New York City time) on such date that an amount is paid by the L/C Issuers and the Revolving A Loan Lenders under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the L/C Issuers and the Revolving A Loan Lenders.  In the event the Loan Parties fail to reimburse the L/C Issuers and the Revolving A Loan Lenders for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) on the Drawing Date, the Administrative Agent will promptly notify each Revolving A Loan Lender thereof, and the Company shall be deemed to have requested that a Revolving A Loan that is a Base Rate Loan be made by the Revolving A Loan Lenders to be disbursed on the Drawing Date in respect of such Letter of Credit pursuant to Section 2.2 and subject to Sections 3.1 and 3.2 hereof.  Any notice given by the Administrative Agent pursuant to this Section 2.3(d)(ii) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii)                         Each Revolving A Loan Lender shall upon any notice pursuant to Section 2.3(d)(ii) make available to the Administrative Agent an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.3(d)(iv)) each be deemed to have made a Revolving A Loan that is a Base Rate Loan to Company in that amount.  If any Revolving A Loan Lender so notified fails to make available to the Administrative Agent the amount of such Lender’s Pro Rata Share of such amount by no later than 2:00 p.m. (New York City time) on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (x) at a rate per annum equal to the Federal Funds Effective Rate during the first 3 days following the Drawing Date and (y) at a rate per annum equal to the interest rate on Revolving A Loans that are Base Rate Loans on and after the 4th day following the Drawing Date.  The Administrative Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent to give any such notice on the Drawing Date or in sufficient time to enable any Revolving A Loan Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.3(d)(iii), provided that such Lender shall not be obligated to pay interest as provided in Section 2.3(d)(ii) until and commencing from the date of receipt of notice from the Administrative Agent of a drawing.  Each Revolving A Loan Lender’s payment to the Administrative Agent pursuant to this Section 2.3(d)(iii)(x) and (y) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Revolving A Loan” from such Lender in satisfaction of its Participation Commitment under this Section 2.3(d).

(iv)                        With respect to any unreimbursed drawing that is not converted into a Revolving A Loan to the Company in whole or in part as contemplated by Section 2.3(d)(ii), because of Company’s failure to satisfy the conditions set forth in Section 3.2 (other than any notice requirements) or for any other reason, Company shall be deemed to have incurred from the Revolving A Loan Lenders a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum equal to the interest rate on Revolving A Loans that are Base Rate Loans.

(v)                           Each Lender’s Participation Commitment shall continue until the last to occur of any of the following events:  (i) a L/C Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (ii) no Letter of Credit issued or created hereunder remains outstanding and uncanceled and (iii) all Persons (other than Company) have been fully reimbursed for all payments made under or relating to Letters of Credit.

(e)                                  Repayment of Participation Revolving A Loans.

(i)                               Upon (and only upon) receipt by the Administrative Agent for its account of immediately available funds from Company (i) in reimbursement of any payment made by the Administrative Agent under the Letter of Credit with respect to which any Lender has made a Participation Revolving A Loan to the Administrative Agent or (ii) in payment of interest on such a payment made by the Administrative Agent under such a Letter of Credit, the Administrative Agent will pay to each Revolving A Loan Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Pro Rata Share of such funds, except the Administrative Agent shall retain the amount of the Pro Rata Share of such funds of any Revolving A Loan Lender that did not make a Participation Revolving A Loan in respect of such payment by the Administrative Agent.

(ii)                            If the Administrative Agent is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by Company to the Administrative Agent pursuant to Section 2.3(e)(i) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Revolving A Loan Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent plus interest at the Federal Funds Effective Rate.

(f)                                   Documentation.  The Loan Parties agree to be bound by the terms of each Letter of Credit Application and by the applicable L/C Issuer’s interpretations of each Letter of Credit issued for the Loan Parties’ Loan Account and by the applicable L/C Issuer’s written regulations and customary practices relating to letters of credit, though the applicable L/C Issuer’s interpretations may be different from the Loan Parties’ own.  In the event of a conflict between any Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in any Letter of Credit or any modification, amendment or supplement thereto.

(g)                                  Determination to Honor Drawing Request.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, such L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

(h)                                 Nature of Participation and Reimbursement Obligations.  Each Revolving A Loan Lender’s obligation in accordance with this Agreement to make the Revolving A Loans or Participation Revolving A Loans as a result of a drawing under a Letter of Credit, and the obligations of the Loan Parties to reimburse the Administrative Agent and/or the L/C Issuers upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.3 under all circumstances, including the following circumstances:

(i)                               any set-off, counterclaim, recoupment, defense or other right which such Revolving A Loan Lender may have against the Administrative Agent, the L/C Issuers, the Loan Parties or any other Person for any reason whatsoever;

(ii)                            the failure of the Loan Parties or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving A Loan (including, without limitation, if the Revolving A Commitment has been fully utilized and drawn), it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving A Loan Lenders to make Participation Revolving A Loans under Section 2.3(d);

(iii)                         any lack of validity or enforceability of any Letter of Credit;

(iv)                        any claim of breach of warranty that might be made by any Loan Party or any Revolving A Loan Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Revolving A Loan Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Person for whom any such transferee may be acting), the Administrative Agent or any Revolving A Loan Lender or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Loan Parties or any other party and the beneficiary for which any Letter of Credit was procured);

(v)                           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Administrative Agent or any of the Administrative Agent’s Affiliates has been notified thereof;

(vi)                        except as provided in Section 2.3(g), any payment by the Administrative Agent and/or L/C Issuers under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)                     the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)                  any failure by the Administrative Agent, a L/C Issuer or any of their respective Affiliates to issue any Letter of Credit in the form requested by the Loan Parties, unless the Administrative Agent and/or a L/C Issuer has received written notice from the Company of such failure within three Business Days after the Administrative Agent and/or a L/C Issuer shall have furnished Company a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)                        any Material Adverse Effect on Company or any Guarantor;

(x)                           any breach of this Agreement or any Loan Document by any party thereto;

(xi)                        the occurrence or continuance of an Insolvency Proceeding with respect to the MLP, Company or any Guarantor;

(xii)                     the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)                  the fact that the Revolving A Commitment Termination Date shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing contained in this Section 2.3(h) shall be deemed to relieve a L/C Issuer from any claim by the Loan Parties for the gross negligence or willful misconduct of such L/C Issuer in respect of honoring or failing to honor any drawing under any Letter of Credit or otherwise in respect of any Letter of Credit, but any such claim may not be used as a defense to the reimbursement obligation for any such drawing.

(i)                                     Indemnity.  In addition to amounts payable as provided in Section 10.3, the Loan Parties hereby agree to protect, indemnify, pay and save harmless the Administrative Agent and the L/C Issuers from and against any and all claims, demands, liabilities, damages, taxes, (except for the imposition of, or any change in the rate of, any taxes imposed on the net income of any Agent, any Lender or any L/C Issuer by the jurisdiction in which such Person is organized or has its principal lending office), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which the Administrative Agent, any L/C Issuer or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Administrative Agent or any L/C Issuer (as determined by a court of competent jurisdiction in a final nonappealable judgment) or (b) the wrongful dishonor by the Administrative Agent, any L/C Issuer, or any of the Administrative Agent’s or a L/C Issuer’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any Governmental Acts.  The obligations of the Loan Parties under this Section 2.3(i) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(j)                                    Liability for Acts and Omissions.

(i)                               As between the Loan Parties and the Agents and the Lenders, the Loan Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agents and the Lenders shall not be responsible for:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Loan Parties against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Loan Parties and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent and/or any L/C Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent’s and/or a L/C Issuer’s rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Administrative Agent or a L/C Issuer from liability for the Administrative Agent’s and/or a L/C Issuer’s, as applicable, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Administrative Agent, any L/C Issuer or their respective Affiliates be liable to the Loan Parties for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(ii)                            Without limiting the generality of the foregoing, the Administrative Agent, the L/C Issuers and each of their respective Affiliates (i) may rely on any oral or other communication believed in good faith by the Administrative Agent, a L/C Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by any Agent, any Lender or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrative Agent, a L/C Issuer or their Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(iii)                               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or a L/C Issuer under or in connection with the Letters of Credit or any documents or certificates delivered thereunder, if taken or omitted in good faith, in compliance with UCP 600 and ISP 98 Rules, as applicable, and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final nonappealable judgment), shall not put the Administrative Agent or any L/C Issuer under any resulting liability to any Loan Party or any Lender.

Section 2.4.                                 Pro Rata Shares.  All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

Section 2.5.                                 Use of Proceeds.  The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be used by Company to repay the Existing Indebtedness, for general working capital purposes of the Loan Parties and to pay fees and expenses related to this Agreement.  The proceeds of the Revolving Loans, and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Company and its Restricted Subsidiaries, including Permitted Acquisitions.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.6.                                 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)                                 Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)                                 Register.  Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Revolving Commitments and Loans (and stated interest therein) of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Company or Collateral Agent at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan.  Company hereby designates the entity serving as Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c)                                  Notes.  If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note.

Section 2.7.                                 Interest.

(a)                                 Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b)                                 The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)                                  In connection with LIBOR Rate Loans there shall be no more than 10 Interest Periods outstanding at any time.  In the event Company fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Company fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

(d)                                 Interest payable pursuant to Section 2.7(a) shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)                                  Except as otherwise set forth herein, interest on each Loan shall be payable in cash and in arrears on and to (i) each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at the Term Loan Maturity Date with respect to Term Loans, at the

Revolving Commitment A Termination Date with respect to Revolving A Loans and at the Revolving Commitment B Termination Date with respect to Revolving B Loans.

Section 2.8.                                 Conversion/Continuation.

(a)                                 Subject to Section 2.17, Company shall have the option:

(i)                                     to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Company shall pay all amounts due under Section 2.17 in connection with any such conversion, no Base Rate Loan may be converted into a LIBOR Rate Loan when a Default or Event of Default exists and no LIBOR Rate Loan may be continued as a LIBOR Rate Loan when a Default or Event of Default exists; or

(ii)                                  upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan.

(b)                                 Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.9.                                 Default Interest.  Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or fees or other amounts owed hereunder (including any Yield Maintenance Premium or Prepayment Premium, if applicable), shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

Section 2.10.                          Fees.

(a)                                 (i) If, for any day in each calendar quarter during the Revolving A Commitment Period, the daily unpaid balance of the Total Revolving A Usage for each day of such calendar quarter does not equal the aggregate Revolving A Commitments, then the Company shall pay to Lenders having a Revolving A Commitment, a fee at a rate equal to 0.50% per annum on the amount by which the aggregate Revolving A Commitments on such day exceeds such Total Revolving A Usage; and

(ii) If, for any day in each calendar quarter during the Revolving B Commitment Period, the daily unpaid balance of the Total Revolving B Usage for each day of such calendar quarter does not equal the aggregate Revolving B Commitments, then the Company shall pay to Lenders having a Revolving B Commitment, a fee at a rate equal to 0.50% per annum on the amount by which the aggregate Revolving B Commitments on such day exceeds such Total Revolving B Usage.

All fees referred to in this Section 2.10(a) shall be paid to Administrative Agent as set forth in Section 2.15(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender (x) in the case of Section 2.10(a)(i), having Revolving A Exposure its Pro Rata Share thereof and (y) in the case of Section 2.10(a)(ii), having Revolving B Exposure its Pro Rata Share thereof.

All fees referred to in Section 2.10(a)(i) shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable monthly in arrears on the first Business Day of each month during the Revolving A Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving A Commitment Termination Date.  All fees referred to in Section 2.10(a)(ii) shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable monthly in arrears on the first Business Day of each month during the Revolving B Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving B Commitment Termination Date.

(b)                                 Company agrees to pay (i) to the Administrative Agent, for the ratable benefit of the Revolving A Loan Lenders, a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in clause (ii) below) which shall accrue at a rate per annum equal to the L/C Fee Rate in effect at such time, times the aggregate daily face amount of each outstanding Letter of Credit, for the period from and excluding the date of issuance of same to and including the date of expiration or termination, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of each quarter and on the Revolving A Commitment Termination Date, and (ii) to a L/C Issuer, (A) a fronting fee of 0.20% per annum multiplied times the aggregate daily face amount of each outstanding Letter of Credit, which fee shall be payable quarterly in arrears on the first day of each quarter and on the Revolving A Commitment Termination Date, and (B) any and all customary administrative, issuance, amendment, payment and negotiation charges (as per such L/C Issuer’s standard fee schedule) with respect to any Letters of Credit and all fees and expenses as agreed upon by a L/C Issuer and the Company in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse the Administrative Agent for any and all fees and expenses, if any, paid by the Administrative Agent to such L/C Issuer, which charges and fees shall be payable on demand or as otherwise mutually agreed upon by the Administrative Agent and the Company (all of the foregoing fees and charges, collectively, the “Letter of Credit Fees”).  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in such L/C Issuer’s prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.

(c)                                  In addition to any of the foregoing fees, Company agrees to pay to Agents all fees payable by it in the Fee Letter in the amounts and at the times specified therein.

Section 2.11.                          Scheduled Repayments of Term Loan.  The Term Loan, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Term Loan Maturity Date.

Section 2.12.                          Voluntary Prepayments and Commitment Reductions.

(a)                                 Voluntary Prepayments.

(i)                                     Any time after the Closing Date:

(A)                               with respect to Base Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount; and

(B)                               with respect to LIBOR Rate Loans, Company may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.17(c)) in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

(ii)                                  All such prepayments shall be made:

(A)                               upon advance prior written or telephonic notice given not later than noon on the date of the prepayment in the case of Base Rate Loans; and

(B)                               upon not less than three Business Days’ (given by 3:00 pm New York time) prior written or telephonic notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 10:00 a.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by facsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that Company may condition such prepayment upon the effectiveness of a credit facility or other financing, in which case, such notice shall be revocable should such credit facility or financing shall fail to become effective Any such voluntary prepayment shall be applied as specified in Section 2.14(a) with respect to Revolving Loans and Section 2.14(b) with respect to the Term Loans.

(b)                                 Voluntary Commitment Reductions.

(i)                               Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time after the Revolving B Commitments have been terminated, terminate in whole or permanently reduce in part the Revolving A Commitments in an amount up to the amount by which the Revolving A Commitments exceed the Total Revolving A Usage at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving A Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.  Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by facsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part the Revolving B Commitments in an amount up to the amount by which the Revolving B Commitments exceed the Total Revolving B Usage at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving A Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)                            Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the applicable Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the applicable Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof; provided that Company may condition such prepayment upon the effectiveness of a credit facility or other financing, in which case, such notice shall be revocable should such credit facility or financing shall fail to become effective.

(c)                                  Yield Maintenance Premium.  The Company shall pay the Yield Maintenance Premium in accordance with the Fee Letter.

(d)                                 Call Protection. The Company shall pay the Prepayment Premium in accordance with the Fee Letter.

Section 2.13.                          Mandatory Prepayments.

(a)                                 Asset Sales.  No later than the first Business Day following the date of receipt by any Loan Party of any Net Proceeds from Asset Sales in excess of $15,000,000 in the aggregate in any Fiscal Year, Company shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to such Net Proceeds exceeding $15,000,000 in the aggregate in such Fiscal Year; provided, so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Collateral Agent prior written notice of Company’s intention to apply such monies (the “Reinvestment Amounts”) to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Company or its Restricted Subsidiaries (or, in the case of the Net Cash Proceeds from any Specified Transactions (the “Specified Transactions

Amounts”), to such reinvestment or the repayment or purchase of the 2020 Holdco Notes in connection with the Holdco Exchange Transaction), and (iii) Company or its Restricted Subsidiaries, as applicable, complete such replacement, purchase, or construction (or permitted use of the Specified Transactions Amounts set forth in clause (ii)) within 360 days after the initial receipt of such monies, Company and its Restricted Subsidiaries shall have the option to apply such monies from Asset Sales to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Company and its Restricted Subsidiaries (or permitted use of the Specified Transactions Amounts set forth in clause (ii)) unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction (or permitted use of the Specified Transactions Amounts set forth in clause (ii)) being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(b).  Nothing contained in this Section 2.13(a) shall permit Company or any of its Restricted Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.9.

(b)                                 Insurance/Condemnation Proceeds.  No later than the third Business Day following the date of receipt by Company or any of its Restricted Subsidiaries, or Collateral Agent as loss payee, of any Net Proceeds from insurance or any condemnation, taking or other casualty, Company shall prepay the Loans as set forth in Section 2.14(b) in an aggregate amount equal to such Net Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) Company has delivered Collateral Agent prior written notice of Company’s intention to apply the Reinvestment Amounts to the costs of replacement of the properties or assets that are the subject of such condemnation, taking or other casualty or the cost of purchase or construction of other assets useful in the business of Company or its Restricted Subsidiaries, (iii) the monies are used to repay Revolving Loans or held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (iv) Company or its Restricted Subsidiaries, as applicable, complete such replacement, purchase, or construction within 360 days after the initial receipt of such monies, Company and its Restricted Subsidiaries shall have the option to apply such monies in an aggregate amount not to exceed $25,000,000 in any Fiscal Year to the costs of replacement of the assets that are the subject of such condemnation, taking or other casualty or the costs of purchase or construction of other assets useful in the business of Company and its Restricted Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any such amounts that were used to repay Revolving Loans or are remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(b).

(c)                                  Extraordinary Receipts.  On the date of receipt by Company or any of its Restricted Subsidiaries of any Extraordinary Receipts in excess of $5,000,000 in the aggregate in any Fiscal Year, Company shall prepay Loans and/or Revolving Commitments shall be reduced as set forth in Section 2.14(b) in the amount of such Extraordinary Receipts in excess of $5,000,000.

(d)                                 Issuance of Debt.  On the date of receipt by Company or any of its Restricted Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Company or any of its Restricted Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)                                  Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2019), Company shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.  Any amounts prepaid pursuant to this Section 2.13(e) with respect to any Fiscal Year in excess of 50% of Consolidated Excess Cash Flow shall be treated as voluntary prepayments made pursuant to Section 2.12(a).

(f)                                   Revolving Loans.  (i) Company shall from time to time prepay the Revolving A Loans to the extent necessary so that the Total Revolving A Usage shall not at any time exceed the lesser of (A) the Borrowing Base and (B) the Revolving A Commitments then in effect; and (ii) Company shall from time to time prepay the Revolving B Loans to the extent necessary so that the Total Revolving B Usage shall not at any time exceed the Revolving B Commitments then in effect.

(g)                                  Prepayment Certificate.  Concurrently with any prepayment of the Loans pursuant to Sections 2.13(a) through 2.13(e), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and compensation owing to Lenders under the Fee Letter, if any, as the case may be.  In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans, and Company shall concurrently therewith deliver to Collateral Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.14.                          Application of Prepayments/Reductions.

(a)                                 Application of Voluntary Prepayments of Revolving Loans.  Any prepayment of any Revolving Loans pursuant to Section 2.12 shall be applied, at any time an Application Event does not exist, to (i) first, to repay the principal of the Revolving B Loans until paid in full and (ii) second, to repay the principal of the Revolving A Loans until paid in full.

(b)                                 Application of Prepayments by Type of Loans.  (i) Any prepayment of any Term Loan pursuant to Section 2.12 and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.14(c), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.13 (other than Section 2.13(f)), in each case, shall be applied as follows:

first, to prepay the principal of the Term Loan on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) until paid in full;

second, to prepay the principal of the Revolving B Loans until paid in full and to permanently reduce the Revolving B Commitments by the amount of such prepayment;

third, to prepay the principal of the Revolving A Loans until paid in full and to permanently reduce the Revolving A Commitments by the amount of such prepayment; and

fourth, to provide Cash Collateralization in respect of all outstanding Letters of Credit.

(c)                                  Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the Term Loan in accordance with Section 2.14(b)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

(d)                                 Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans.  Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(c).

(e)                                  At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.15(h).  Nothing contained herein shall modify the provisions of Section 2.12(c), Section 2.12(d) or Section 2.15(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the applicable Yield Maintenance Premium and Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

Section 2.15.                          General Provisions Regarding Payments.

(a)                                 All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 10:00 a.m. (New York City time) to Administrative Agent’s Account or via wire transfer of immediately available funds to an account designated in writing by Administrative Agent; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day.

(b)                                 All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, the Yield Maintenance Premium and the Prepayment Premium (other than with respect to prepayments made pursuant to Section 2.13(e)) and all commitment fees and other amounts payable with respect to the principal amount being repaid or prepaid.

(c)                                  Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)                                 Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)                                  Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)                                   If Company shall have failed to remit payment to Administrative Agent (or its sub agent) when due (after giving effect to applicable grace periods) of principal, interest, fees, expenses or any other amounts due hereunder or under any Loan Document (each a “Required Payment”),  Company agrees that Administrative Agent (or it sub agent) is hereby authorized to, at its election, either (a) debit such Required Payment from Company’s deposit accounts with Administrative Agent (or its sub agent) or any of its Affiliates (subject to sufficient funds being available in such deposit accounts for that purpose) or (b) charge such Required Payment to the Loan Account when due (after giving effect to applicable grace periods).  Each of the Lenders and Company agrees that Administrative Agent (or its sub agent) shall have the right to make such charges to the Loan Account whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 3.2 have been satisfied.  Any amount charged to the Loan Account shall be deemed a Revolving A Loan hereunder (or a Revolving B Loan to the extent the Revolving A Commitment is fully utilized and the Revolving B Commitment is not fully utilized) made by the Lenders to Company, funded by Administrative Agent on behalf of the Lenders and subject to Section 2.2; provided, however, if any such amount is charged to the Loan Account at any time when Administrative Agent (or its sub agent) has actual knowledge that the Company is not able to meet the conditions in Section 3.2, the making of a Revolving A Loan or Revolving B Loan, as applicable, shall not constitute a representation and warranty that the conditions in Section 3.2 are satisfied as of such date.  The Lenders and Company confirm that any charges which Administrative Agent (or it sub agent) may so make to the Loan Account as herein provided will be made as an accommodation to Company and solely at Administrative Agent’s (or its sub agent’s) discretion, provided that Administrative Agent (or its sub agent) shall from time to time upon the request of Collateral Agent, charge the Loan Account of Company with any Required Payment.

(g)                                  Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 10:00 a.m.  (New York City time) to be a non-conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non- conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest and Letter of Credit Fees shall continue to accrue on any principal or Letter of Credit outstanding as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.

(h)                                 At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, but excluding any “adequate protection” payments that may be paid in an Insolvency Proceeding with respect to the Obligations, shall, unless otherwise agreed in a written agreement by and among the Agents and the Lenders, be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Yield Maintenance Premium and Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full;

second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full;

third, ratably to pay principal of Protective Advances then due and payable until paid in full;

fourth, ratably to pay the Obligations in respect of any fees (other than any Yield Maintenance Premium and Prepayment Premium) and indemnities then due and payable to the Lenders until paid in full;

fifth, interest then due and payable in respect of the Revolving Loans, Term Loan and Reimbursement Obligations until paid in full;

sixth, ratably to pay (i) principal of the Revolving Loans, Term Loan and the Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide Cash Collateralization in respect of such Obligations) until paid in full and (ii) the Bank Product Obligations (or provide Bank Product Collateralization in respect thereof) in an amount not to exceed the amount of the Bank Product Reserve;

seventh, ratably to pay the Obligations in respect of any Yield Maintenance Premium and Prepayment Premium then due and payable to the Lenders until paid in full;

eighth, ratably to pay the Bank Product Obligations to the extent not paid under clause sixth above; and

ninth, to the ratable payment of all other Obligations then due and payable until paid in full.

(i)                                     For purposes of Section 2.15(h) (other than clause ninth of Section 2.15(h)), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause ninth of Section 2.15(h), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(j)                                    In the event of a direct conflict between the priority provisions of Section 2.15(h) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.15(h) shall control and govern.

Section 2.16.                          Ratable Sharing.  Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment

(other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Loans of the same Class, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Loans of the same Class in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.17.                          Making or Maintaining LIBOR Rate Loans.

(a)                                 Interest Rate Inadequate or Unfair.  In the event that Administrative Agent or any Lender (an “Affected Lender”) shall have determined that:

(i)                               reasonable means do not exist for ascertaining the Adjusted LIBOR Rate applicable pursuant to Section 2.7 hereof for any Interest Period;

(ii)                            Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan;

(iii)                         the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Administrative Agent or such Affected Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law); or

(iv)                        the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan,

then Administrative Agent or such Lender, as applicable, shall give the Company and Administrative Agent or each Lender, as applicable, prompt written or telephonic notice of such determination.  If such notice is given prior to a LIBOR Termination Date (as defined in clause (b) below) or prior to the date on which Section 2.17(b)(i)(B) applies, then (A) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless the Company shall notify Administrative Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (B) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if the Company shall notify Administrative Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (C) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if the Company shall notify Administrative Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if Adjusted Agent or such Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan).  Until such notice has been withdrawn, neither Administrative Agent nor Lenders shall have any obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and the Company shall not have the right to convert a Base Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

(b)                                 Successor LIBOR Rate Index.

(i)                               If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (A) (1) the circumstances set forth in Section 2.17(a) have arisen and are unlikely to be temporary, or (2) the circumstances set forth in Section 2.17(a) have not arisen but the applicable supervisor or administrator (if any) of the Adjusted LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Adjusted LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (B) a rate other than the Adjusted Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Company) choose a replacement index for the Adjusted LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Adjusted LIBOR Rate-based interest rate in effect prior to its replacement.

(ii)                            The parties hereto shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the other Agents, the Lenders and the Company, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.

(iii)                         Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (A) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Adjusted LIBOR Rate-based rate to a replacement index-based rate, and (B) may also reflect adjustments to account for (1) the effects of the transition from the Adjusted LIBOR Rate to the replacement index and (2) yield-based or risk-based differences between the Adjusted LIBOR Rate and the replacement index.

(iv)                        Until an amendment reflecting a new replacement index in accordance with this Section 2.17(f) is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to the Adjusted LIBOR Rate; provided, however, that if Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Rate Loans shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v)                           Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(c)                                  Compensation for Breakage or Non-Commencement of Interest Periods.  Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Company (subject to any notice that is conditioned upon the effectiveness of a credit facility or other financing).

(d)                                 Booking of LIBOR Rate Loans.  Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)                                  Assumptions Concerning Funding of LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

Section 2.18.                          Increased Costs; Capital Adequacy.

(a)                                 Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include L/C Issuers for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law):  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any (A) Indemnified Taxes or Other Taxes and (B) Excluded Taxes) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder, (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate), or (iii) imposes any other condition (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)                                 Capital Adequacy Adjustment.  In the event that any Lender (which term shall include L/C Issuers for purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction.  Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.19.                          Taxes; Withholding, etc.

(a)                                 Withholding of Taxes.  All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated), branch profits Taxes and franchise Taxes imposed on the recipient, in each case, (A) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (B) as the result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document ) (“Other Connection Taxes”), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party hereto or such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.19 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.19(d), and (iv) Taxes imposed under FATCA (“Excluded Taxes”, and all such non-Excluded Taxes, collectively or individually, “Indemnified Taxes”).  If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax or Other Tax from any sum paid or payable by any Loan Party to any Agent or any Lender (which term shall include L/C Issuers for purposes of this Section 2.19(a)) under any of the Loan Documents:  (A) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on any Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender, (B) if such Tax is an Indemnified Tax or Other Tax, the sum payable by such Loan Party shall be increased to the extent necessary so that, after the making of that deduction, withholding or payment, such Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and (C) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.

(b)                                 Other Taxes.  The Loan Parties shall pay to the relevant Governmental Authorities, without duplication of any other obligation in this Section 2.19, any present or future stamp or documentary Taxes or similar Taxes that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, other than an assignment pursuant to a request made pursuant to Section 2.20 (“Other Taxes”).  Within thirty days after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent evidence that such Other Taxes have been paid to the relevant Governmental Authority.

(c)                                  Tax Indemnification.  The Loan Parties hereby jointly and severally, without duplication of any other obligation in this Section 2.19, indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within ten days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d)                                 Evidence of Exemption From U.S. Withholding Tax.

(i)                               Each Lender (which term shall include L/C Issuers for purposes of this Section 2.19(d)(i)) that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent (for transmission to Company upon Company’s written request), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion), (A) two original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN (or W-8BEN-E) or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, and (B) if such Lender is claiming exemption from United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status, properly completed and duly executed by such Lender.  Notwithstanding the above, a Non-US Lender shall not be required to deliver any form pursuant to Section 2.19(d)(i) that such Non-US Lender is not legally able to deliver.

(ii)                            If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.19(d)(ii), FATCA shall include any amendments made to FATCA after the date of this Agreement.

(iii)                         Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes shall deliver to Administrative Agent (for transmission to Company upon Company’s written request), on or prior to the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding taxes with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

(iv)                        On or before the date on which TSL (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Company two duly executed originals of either (A) IRS Form W-9 or (B) IRS Form W-8ECI with respect to any payment to be received on its own behalf and IRS Form W-8IMY (certifying that it is either a “qualified intermediary” within the meaning of Treasury Regulation 1.1441-1(e)(5) that has assumed primary withholding obligations under the Internal Revenue Code, including Chapters 3 and 4 of the Internal Revenue Code, or a “U.S. branch”  within the meaning of Treasury Regulation Section 1.1441-1(b)(2)(iv) that is treated as a U.S. Person for purposes of withholding obligations under the Internal Revenue Code) for the amounts the Administrative Agent receives for the account of others.

Each Lender and the Administrative Agent (or, upon assignment or replacement, any assignee or successor) agrees that if any form or certification it previously delivered under this Section 2.19(d) expires or becomes obsolete or inaccurate in any respect, it shall update any such form or certification or promptly notify the Company and, in the case of a Lender, the Administrative Agent in writing of its legal inability to do so.

(e)                                  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 2.20.                          Obligation to Mitigate.  Each Lender (which term shall include L/C Issuers for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Loans affected by the circumstances detailed in Section 2.17(a), through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.21.                          Defaulting Lenders.  Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.5(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(d) (in each case, a “Lender Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Lender Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Obligations shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Revolving Usage as at any date of determination shall be calculated as if such Defaulting Lender had funded all Lender Defaulted Loans of such Defaulting Lender.  No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Company of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21.  The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.5(c).

Section 2.22.                          Removal or Replacement of a Lender.  Anything contained herein to the contrary notwithstanding, in the event that:  (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19 or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such

Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Collateral Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Collateral Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Collateral Agent may not make such election with respect to any Terminated Lender that is also a L/C Issuer unless, prior to the effectiveness of such election, Administrative Agent shall have caused each outstanding Letter of Credit issued thereby to be cancelled.  Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1.                                 Closing Date.  The obligation of each Lender or L/C Issuer, as applicable, to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)                                 Loan Documents.  Collateral Agent shall have received copies of each Loan Document originally executed and delivered by each applicable Loan Party for each Lender.

(b)                                 Organizational Documents; Incumbency.  .  Collateral Agent shall have received (i) copies of certificates of incorporation or formation, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto, of each Loan Party and the MLP and copies of other Organizational Documents of each Loan Party and the MLP, certified by a secretary or assistant secretary as being true copies in full force and effect; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of MLP and each Loan Party or its general partner or member approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of MLP and each Loan Party’s jurisdiction of incorporation, organization or formation and, in the case of the Company and the MLP, the states of Kansas and Missouri and in the case of Bridger Logistics, LLC, the state of Texas, each dated a recent date prior to the Closing Date; and (v) such other documents as Collateral Agent may reasonably request.

(c)                                  Organizational and Capital Structure.  The organizational structure and capital structure of Company and its Subsidiaries shall be as set forth on Schedule 4.2.

(d)                                 Existing Credit Agreement Indebtedness.  On the Closing Date, Company and its Restricted Subsidiaries shall have (i) repaid in full all outstanding obligations under the Credit Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Collateral Agent all documents or instruments necessary to release all Liens securing obligations under the Existing Credit Agreement , and (iv) made arrangements satisfactory to Collateral Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

(e)                                  Sources and Uses.  On or prior to the Closing Date, Company shall have delivered to Collateral Agent Company’s reasonable best estimate of all sources and uses of Cash and other proceeds on the Closing Date.

(f)                                   Governmental Authorizations and Consents.  Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Collateral Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(g)                                  Personal Property Collateral.  In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

(i)                                     evidence satisfactory to Collateral Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein and a duly executed authorization to pre-file UCC-1 financing statements), together with (A) arrangements to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement and each Mortgage, (B) evidence satisfactory to Collateral Agent of the filing of such UCC-1 financing statements on the Closing Date and (C) evidence satisfactory to Collateral Agent of the filing of any other required agreements;

(ii)                                  a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any assets or property of any Loan Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized for filing or executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens); and

(iii)                               evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to clause (b) or clause (c) of the definition of Permitted Indebtedness) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

(h)                                 Financial Statements; Projections.  Agents and Lenders shall have received from General Partner and Company (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheet of Company and its Subsidiaries as at the Closing Date, and reflecting the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma balance sheet shall be in form and substance satisfactory to Collateral Agent, and (iii) the Projections.

(i)                                     Evidence of Insurance.  Collateral Agent shall have received a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5, in each case, in form and substance reasonably satisfactory to Collateral Agent.

(j)                                    Opinions of Counsel to Loan Parties.  Agents and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion

(i) of Bracewell LLP, counsel for Loan Parties and the MLP, and (ii) Fishman Haygood LLP, Louisiana counsel to the Loan Parties, as to such matters as Collateral Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to Collateral Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(k)                                 Fees.  Company shall have paid to each Agent, the fees and expenses then due and payable pursuant to Section 2.10 and Section 10.2.

(l)                                     Solvency Certificate.  On the Closing Date, Collateral Agent shall have received a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit E-2, dated as of the Closing Date and addressed to the Agents and Lenders, and in form, scope and substance reasonably satisfactory to the Agents, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated herein, Company and its Subsidiaries are and will be Solvent.

(m)                             Closing Date Certificate.  General Partner and Company shall have delivered to the Agents an originally executed Closing Date Certificate, together with all attachments thereto.

(n)                                 No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the repayment of the obligations under the Existing Credit Agreement or any of the other transactions contemplated by the Loan Documents, or that could have a Material Adverse Effect.

(o)                                 Accounting Due Diligence Report.  Collateral Agent shall have received a third-party accounting due diligence report with respect to Company and its Subsidiaries, the results of which are reasonably satisfactory to Collateral Agent.

(p)                                 Minimum EBITDA.  The pro forma financial statements delivered pursuant to Section 3.1(h) shall demonstrate in form and substance reasonably satisfactory to Agents that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, Company shall have generated trailing twelve month Consolidated EBITDA (as of the Fiscal Quarter ending immediately prior to the Closing Date) of at least $220,000,000 with adjustments subject to Collateral Agent’s reasonable satisfaction.

(q)                                 Minimum Liquidity.  The sum of (a) unrestricted Cash-on-hand of Company and its Restricted Subsidiaries in the United States plus (b) Availability shall be a minimum of $150,000,000 immediately after giving effect to the transactions contemplated hereby to occur on the Closing Date, including, without limitation, after giving effect to all amounts to be borrowed and paid on the Closing Date.

(r)                                    No Material Adverse Effect.  Since July 31, 2017, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(s)                                   Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Collateral Agent and its counsel shall be satisfactory in form and substance to Collateral Agent and such counsel, and Collateral Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Collateral Agent may reasonably request.

(t)                                    Service of Process.  On the Closing Date, Administrative Agent shall have received evidence that each Loan Party has appointed an agent in New York City for the purpose of service of process in New York City and such agent shall agree in writing to give Administrative Agent notice of any resignation of such service agent or other termination of the agency relationship.

(u)                                 Bank Regulations.  Collateral Agent and each Lender shall have received all documentation and other information reasonably requested by it that is required by bank regulatory authorities under applicable “know-your-customer” or other Anti-Terrorism Laws and all such documentation and other information shall be in form and substance reasonably satisfactory to the Collateral Agent or such requesting Lender, as applicable.

(v)                                 [Reserved].

(w)                               Initial Valuation Report; Borrowing Base.  Agents shall have received (i) the Initial Valuation Report and (ii) a certificate of an Authorized Officer of Company certifying as to the amount of the Borrowing Base.

(x)                                 Revolving Loans.  There shall be no Revolving Loans borrowed on the Closing Date; provided, that Letters of Credit may be issued to replace or back-stop existing letters of credit under the Existing Credit Agreement.  On or prior to the Closing Date, the Company shall have established a funding account at PNC and executed and delivered to PNC documentation required by PNC with respect to its PINACLE® system for the requesting of Loans.

(y)                                 Transition Services Agreement.  Collateral Agent shall have received a duly executed copy of the Transition Services Agreement.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 3.2.                                 Conditions to Each Credit Extension.

(a)                                 Conditions Precedent.  The obligation of each Lender to make any Loan, or a L/C Issuer to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)                                     Administrative Agent shall have received a fully executed and delivered Funding Notice or a Letter of Credit Application, as the case may be, which, in each case, shall include a certification that, as of such Credit Date, after giving effect to the proposed borrowing, the Company and its Restricted Subsidiaries shall be in compliance with all Indebtedness incurrence tests set forth in each of the Senior Note Documents as of such Credit Date;

(ii)                                  in the case of a Revolving A Loan or a Letter of Credit, after making the Credit Extensions requested on such Credit Date, (x) the Total Revolving A Usage shall not exceed the Revolving A Commitments then in effect and (y) the Total Revolving A Usage shall not exceed the Borrowing Base;

(iii)                               in the case of a Revolving B Loan, after making the Credit Extensions requested on such Credit Date, the Total Revolving B Usage shall not exceed the Revolving B Commitments then in effect;

(iv)                              as of such Credit Date, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Credit Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(v)                                 as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(vi)                              on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all documents or information as a L/C Issuer may reasonably require in connection with the issuance of such Letter of Credit;

(vii)                           the Loan Parties shall have paid all fees, costs and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, the Fee Letter, Section 2.10, and Section 10.2 hereof; and

(viii)                        the making of such Loan or the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to any Agent, any Lender or any L/C Issuer.

Any Agent or Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Required Lender such request is warranted under the circumstances.

(b)                                 Notices.  Any Notice shall be executed by an Authorized Officer of Company in a writing delivered to Administrative Agent.  In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance.  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to each Agent and Lender and L/C Issuer, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby):

Section 4.1.                                 Organization; Requisite Power and Authority; Qualification.  Each of the MLP, General Partner and Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Company, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 4.2.                                 Capital Stock and Ownership.  The Capital Stock of each of General Partner and Company and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable.  Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which General Partner, Company or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of General Partner, Company or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by General Partner, Company or any of its Subsidiaries

of any additional membership interests or other Capital Stock of General Partner, Company or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of General Partner, Company or any of its Subsidiaries.  Schedule 4.2 correctly sets forth the ownership interest of General Partner, Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.

Section 4.3.                                 Due Authorization.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 4.4.                                 No Conflict.  The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to MLP, General Partner, Company or any of its Subsidiaries, any of the Organizational Documents of MLP, General Partner, Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on MLP, General Partner, Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of MLP, General Partner, Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of MLP, General Partner, Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of MLP, General Partner, Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

Section 4.5.                                 Governmental Consents.  The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

Section 4.6.                                 Binding Obligation.  Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.7.                                 Historical Financial Statements.  The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.  As of the Closing Date, neither General Partner nor Company or any of its Subsidiaries has any contingent liability long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of (a) General Partner and (b) Company and any of its Subsidiaries taken as a whole.  The pro forma consolidated balance sheets of (i) General Partner and (ii) Company and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated hereby to occur on the Closing Date, certified by the chief financial officer of General Partner and Company, copies of which has been furnished to each Lender, fairly present in all material respects the pro forma financial condition of (A) General Partner and (B) Company and its Subsidiaries, in each case, as of such date.

Section 4.8.                                 Projections.  On and as of the Closing Date, the Projections of Company and its Subsidiaries for the period of Fiscal Year 2018 through and including Fiscal Year 2023, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the “Projections”) are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.  Such Projections, as so updated, shall be believed by Company at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by Company, and shall have been based on assumptions believed by Company to be reasonable at the time made and upon the best information then reasonably available to Company, and Company shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are not attainable.

Section 4.9.                                 No Material Adverse Effect.  Since July 31, 2017, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10.                          Adverse Proceedings, etc.  There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect.  Neither General Partner nor Company or any of its Subsidiaries (i) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  General Partner and Company and its Subsidiaries have paid in full all sums owing or claimed for labor, materials, supplies, personal property, and services of every kind and character used, furnished or installed in or on any Real Estate Asset that are now due and owing and no claim for same exists, except such claims as have arisen in the ordinary course of business and that are not yet past due.

Section 4.11.                          Payment of Taxes.  Except as otherwise permitted under Section 5.3, all U.S. federal and state income and all other material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes due and payable and all other material governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable (other than taxes that do not exceed $500,000 in the aggregate), except for those being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.  The MLP has, for all tax years beginning after the later of December 31, 1987 and MLP’s formation, as applicable, met and currently meets the gross income requirements as set forth in Section 7704(c) of the Internal Revenue Code.

Section 4.12.                          Properties.

(a)                                 Title.  Each of General Partner and Company and its Restricted Subsidiaries has (i) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of their respective material properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.5 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9.  All such properties and assets, taken as a whole, are in working order and condition, ordinary wear and tear excepted, and all such properties and assets are free and clear of Liens other than Permitted Liens.

(b)                                 Real Estate.  As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of (i) all Material Real Estate Assets and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment.  Each agreement described in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.  To the best knowledge of each Loan Party, no other party to any such agreement is in default of its material obligations thereunder and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such agreement.

Section 4.13.                          Environmental Matters.  Except as set forth on Schedule 4.13:

(a)                                 No Environmental Claim has been asserted against any Loan Party or any predecessor in interest nor has any Loan Party received notice of any threatened or pending Environmental Claim against Loan Party or any predecessor in interest, in each case, that could reasonably be expected to have a Material Adverse Effect.

(b)                                 To the knowledge of the Loan Parties, there has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently or formerly owned or operated by any Loan Party or any predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest, in each case that could reasonably be expected to have a Material Adverse Effect.

(c)                                  To the knowledge of the Loan Parties, the operation of the business of, and each of the properties owned or operated by, each Loan Party are in compliance with all Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(d)                                 To the knowledge of the Loan Parties, each Loan Party holds and is in compliance Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it except where to the failure to hold or comply could not reasonably be expected to have a Material Adverse Effect.

(e)                                  To the knowledge of the Loan Parties, no event or condition has occurred or is occurring with respect to any Environmental Law or any Release of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against any Loan Party that could reasonably be expected to have a Material Adverse Effect.

(f)                                   No Loan Party has received any written notification from a third party alleging pursuant to any Environmental Laws (i) that any material work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (ii) other than notifications regarding ordinary permit renewals that any license, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated in a manner that could reasonably be expected to have a Material Adverse Effect.

(g)                                  The Loan Parties have made available to the Collateral Agent true and complete copies of all material environmental reports, audits and investigations related to the Real Property or the operations of the Loan Parties (other than information subject to attorney-client privilege, in which case redacted reports and summaries of such information shall be provided).

Section 4.14.                          No Defaults.  Neither General Partner nor Company or any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations or covenants or contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.15.                          Material Contracts.  Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, which, together with any updates provided pursuant to Section 5.1(l), all such Material Contracts are in full force and effect unless terminated as permitted under this Agreement and no defaults by a Loan Party currently exist thereunder that could reasonably be expected to cause the termination thereof or the acceleration of any Indebtedness thereunder (other than as described in Schedule 4.15 or in such updates).

Section 4.16.                          Governmental Regulation.  Neither General Partner nor Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.  Neither General Partner nor Company or any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.17.                          Margin Stock.  Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.18.                          Employee Matters.  Neither General Partner nor Company or any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against General Partner or Company or any of its Restricted Subsidiaries, or to the best knowledge of General Partner and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against General Partner or Company or any of its Restricted Subsidiaries or to the best knowledge of General Partner and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving General Partner or Company or any of its Restricted Subsidiaries, and (c) to the best knowledge of General Partner and Company, no union representation question existing with respect to the employees of General Partner or Company or any of its Restricted Subsidiaries and, to the best knowledge of General Partner and Company, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.19.                          Employee Benefit Plans.  Except as would not reasonably be expected to result in a Material Adverse Effect, (a) General Partner, Company and each of its Guarantor Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, (b) each Employee Benefit Plan (other than a Multiemployer Plan) which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status, (c) no liability to the PBGC (other than required premium payments), the Internal Revenue Service (with respect to any Employee Benefit Plan), or any Employee Benefit Plan (other than with respect to employer contributions in the ordinary course) has been or is expected to be incurred by General Partner, Company or any of its Guarantor Subsidiaries or any of their ERISA Affiliates, and (d) except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of General Partner, Company or any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates.  No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a liability in excess of $25,000,000.

Section 4.20.                          Certain Fees.  Except as disclosed in writing to the Agents prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.21.                          Solvency.  Each Loan Party is and, upon the incurrence of any Credit Extension by such Loan Party on any date on which this representation and warranty is made, will be, individually and together with its Subsidiaries on a consolidated basis, Solvent.

Section 4.22.                          Compliance with Statutes, etc.  Each of General Partner and Company and its Subsidiaries is in compliance with (a) its organizational documents and (b) all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.23.                          Intellectual Property.  Each of Company and its Restricted Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.23 is a true, correct, and complete listing of all material trademarks, trade names, copyrights, patents, and licenses as to which Company or one of its Restricted Subsidiaries is the owner or is an exclusive licensee; provided, however, that Company may amend Schedule 4.24 to add additional intellectual property so long as such amendment occurs by written notice to Collateral]Agent at the time that Company provides its Compliance Certificate pursuant to Section 5.1(d).

Section 4.24.                          Inventory and Equipment.  Each of Company and its Restricted Subsidiaries keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Restricted Subsidiaries’ Inventory and the book value thereof.

Section 4.25.                          Customers and Suppliers.  There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any of Company or its Restricted Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any of Company or its Restricted Subsidiaries are individually or in the aggregate material to the business or operations of such Loan Party or any of its Restricted Subsidiaries, or (b) any of Company or its Restricted Subsidiaries, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any of Company or its Restricted Subsidiaries are individually or in the aggregate material to the business or operations of Company or its Restricted Subsidiaries, in each case, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  There exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.26.                          Insurance.  Each of Company and its Restricted Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be reasonably required by Collateral Agent.  Schedule 4.26 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

Section 4.27.                          Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its Board of Directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Loan Parties hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

Section 4.28.                          Permits, Etc.  Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

Section 4.29.                          Bank Accounts and Securities Accounts.  Schedule 4.29 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.30.                          Security Interests.  The Pledge and Security Agreement creates in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by generally applicable principles of equity relating to enforceability.

Section 4.31.                          Anti-Terrorism Laws.  To the extent applicable, each Loan Party is in compliance with (a) the laws, regulations and Executive Orders administered by OFAC, and (b) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001 (the “PATRIOT Act”).  Neither the Loan Parties nor any of their officers, directors, employees, agents or shareholders acting on the Loan Parties’ behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or otherwise in violation of any Anti-Terrorism Law.  Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or, to its knowledge, through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

Section 4.32.                          Reserved.

Section 4.33.                          Disclosure.  No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of General Partner and Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to General Partner or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by General Partner or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to General Partner or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 4.34.                          Indebtedness.  Set forth on Schedule 4.34 is a true and complete list of all material Indebtedness of each Loan Party and each of its Restricted Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

Section 4.35.                          Use of Proceeds.  The proceeds of the Term Loans and the Revolving Loans, if any, made on the Closing Date shall be applied by Company to repay the obligations under the Existing Credit Agreement, for general working capital purposes of the Loan Parties and to pay fees and expenses related to this Agreement.  The proceeds of the Revolving Loans, and Letters of Credit made after the Closing Date shall be applied by Company for working capital and general corporate purposes of Company and its Restricted Subsidiaries, including Permitted Acquisitions.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 4.36.                          Hedging Agreements.  Set forth on Schedule 4.36 is a true and complete list as of the close of business two (2) Business Days before the Closing Date of all Hedging Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net marked-to-market value thereof (including the hedged prices) as of the close of business two (2) Business Days before the Closing Date.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that until the Final Satisfaction Date, each Loan Party shall perform, and shall cause each of its Restricted Subsidiaries or Subsidiaries (as applicable) to perform, all covenants in this Article V.

Section 5.1.                                 Financial Statements and Other Reports.  Unless otherwise provided below, Company will deliver to Agents for delivery to Lenders:

(a)                                 Monthly Reports.  Promptly upon becoming available, and in any event within 30 days after the end of each month (including the month which began prior to the Closing Date), the Company’s internally prepared monthly financial statements in the form previously provided to the Agents prior to the Closing Date;

(b)                                 Quarterly Financial Statements.  Promptly upon becoming available, and in any event within 55 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, comprehensive loss, partners’ deficit and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, together with (i) a report that sets forth a line-item reconciliation between Consolidated Net Income and Consolidated EBITDA for such Fiscal Quarter, (ii) a report setting for the comparisons of actual results to the figures set forth in the Financial Plan for the current Fiscal Year, all in reasonable detail, (iii) a Financial Officer Certification and, (iii) if and only if MLP has failed to timely file all regular and periodic reports as required by the Securities and Exchange Commission to date, a Narrative Report with respect thereto;

(c)                                  Annual Financial Statements.  (x) Promptly upon becoming available, and in any event within 100 days after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, comprehensive loss, partners’ deficit and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, together with (A) a report that sets forth a line-item reconciliation between Consolidated Net Income and Consolidated EBITDA for such Fiscal Year, (B) a report setting for the comparisons of actual results to the figures set forth in the Financial Plan for the current Fiscal Year, all in reasonable detail, (C) a Financial Officer Certification, and (D) if and only if MLP has failed to timely file all regular and periodic reports as required by the Securities and Exchange Commission to date, a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of by Grant Thornton, a “big four” accounting firm, or another independent certified public accountants of recognized national standing selected by Company and reasonably satisfactory to Collateral Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); and (y) as soon as available, and in any event within 100 days after the end of each Fiscal Year, the unaudited consolidated balance sheets of General Partner as at the end of such Fiscal Year.  In connection with the audited financial statements, (i) such accountants shall deliver a report to Company (and Company shall deliver such report to the Agents) that will include a detailed summary of any audit adjustments and (ii) Company shall deliver (A) a reconciliation of any audit adjustments or reclassifications to the previously provided monthly or quarterly financials; and (B) restated monthly or quarterly financials for any impacted periods;

(d)                                 Compliance Certificate.  Together with each delivery of financial statements of Company and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate;

(e)                                  Statements of Reconciliation after Change in Accounting Principles.  If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(b) or Section 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Collateral Agent;

(f)                                   Notice of Default.  Promptly (but in any event within three (3) Business Days) upon any officer of General Partner or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to General Partner or Company with respect thereto; (ii) that any Person has given any notice to General Partner or Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

(g)                                  Notice of Litigation.  Promptly (but in any event within three (3) Business Days) upon any officer of General Partner or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be readily available to General Partner or Company to enable Lenders and their counsel to evaluate such matters;

(h)                                 ERISA.  (i) Promptly (but in any event within five (5) Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of (A) any ERISA Event that could reasonably be expected to have a liability in excess of $25,000,000 or (B) to the extent reasonably expected to have a Material Adverse Effect (x) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (y) the assertion of a claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; or (z) receipt from the Internal

Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, in each case, a written notice specifying the nature thereof, what action General Partner or Company or any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (A) upon request from the Administrative Agent, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (B) all notices received by General Partner, Company or any of its Guarantor Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i)                                     Financial Plan.  No later than sixty (60) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated statements of income and Capital Expenditures of Company and its Subsidiaries for each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and Capital Expenditures of Company and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasted calculations of the covenants set forth in Section 6.8 through the final maturity date of the Loans, and (iv) forecasts of liquidity through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

(j)                                    Insurance Report.  By the last day of each Fiscal Year, a report in form and substance satisfactory to Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Company and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;

(k)                                 Notice of Change in Board of Directors.  With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of General Partner or Company;

(l)                                     Notice Regarding Material Contracts.  Promptly (but in any event within ten (10) Business Days) (i) after any Material Contract of Company or any of its Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Collateral Agent, and an explanation of any actions being taken with respect thereto;

(m)                             Environmental Reports and Audits.  Within ten (10) days following the receipt thereof, copies of all material environmental audits and reports with respect to any environmental matter which has resulted in or is reasonably likely to result in an Environmental Claim asserted against any Loan Party or in any Environmental Liabilities and Costs of any Loan Party, to the extent any of the foregoing are reasonably expected to result in a Material Adverse Effect;

(n)                                 Information Regarding Collateral.  Company will furnish to Collateral Agent prior written notice of any change (a) in any Loan Party’s corporate name, (b) in any Loan Party’s identity or type of organization, or (c) in any Loan Party’s Federal Taxpayer Identification Number.  Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or will be made substantially simultaneously with such change) under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Loan Documents.  Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(o)                                 Annual Collateral Verification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Company shall deliver to Collateral Agent an Officer’s Certificate (i) either confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying any changes to the information contained in the Perfection Certificate, or (ii) certifying whether all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, necessary to perfect the Collateral Agent’s security interest in the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent required under the Collateral Documents (except as noted therein with respect to any continuation statements to be filed within such period);

(p)                                 Aging Reports.  On or before the 15th Business Day of each month, (i) a summary of the accounts receivable aging report of each Loan Party as of the preceding month, (ii) a summary of accounts payable aging report of each Loan Party as of the end of the preceding month, (iii) a report listing all Inventory of the Loan Parties, and containing a breakdown of such Inventory by type and amount (by location) as of the end of the preceding month, (iv) in the case of the financial statements delivered pursuant to Section 5.1(b), a certificate executed by an Authorized Officer of the Company certifying if there has been a change in the operations or assets of the Propane Segment that could reasonably be expected to have a Material Adverse Effect, and (v) such other information as any Agent may reasonably request, in each case, all in detail and in form and substance reasonably satisfactory to the Agents;

(q)                                 Bank Statements/Cash Reports.  Within 15 Business Days after the end of each Fiscal Quarter, a certificate of an officer of Company containing a statement of the cash balances of each Loan Party as of the end of the most recently ended Fiscal Quarter;

(r)                                    Hedging Agreements.  On or before the 15th Business Day of each month, a certificate of an Authorized Officer of the General Partner setting forth, as of the end of the preceding month, a schedule of all propane gallons subject to Hedging Agreements of Company and the other Loan Parties, the net mark-to-market value therefor, any margin required or supplied under any such Hedging Agreements, the counterparty to each Hedging Agreement, a sensitivity analysis with respect to commodity swaps included therein reflecting the incremental margin that would be required to be supplied under any such credit support document if (all other things being equal) commodity prices were at different price levels as specified by the Collateral Agent to Company, and such other information with respect to such Hedging Agreements as may be reasonably requested by any Agent or any Lender to the extent such information can reasonably be obtained and provided by Company by the deadline for delivery of such schedule;

(s)                                   Propane Sales.  On or before the 15th Business Day of each month, a report setting forth, as of the end of the preceding month, (i) the amount of gallons of propane anticipated to be sold to customers during the following 12 month period subject to fixed price or cap or collar price sales contracts, (ii) the amount of gallons of propane sold and gross profit generated by Field Customer Type during the preceding month, (iii) the amount of gallons of propane contracted to be sold to customers subject to fixed price or cap or collar price sales contracts as of the end of such month, together with such other information with respect to such sales contracts as may be reasonably requested by the any Agent or any Lender;

(t)                                    Weather.  To the extent not included in the Company’s quarterly or audited financial statements delivered pursuant to Sections 5.1(b) and (c),  on or before the date such quarterly financial statement are delivered, a report setting forth the actual weather for such Fiscal Quarter as a percentage (%) of the trailing 30-year, 10-year and 5-year average “normal” weather based on information published by the National Oceanic and Atmospheric Administration and weighted based on Company’s Propane Segment customer distribution;

(u)                                 Blue Rhino.  Simultaneously with the delivery of the quarterly or audited financial statements delivered pursuant to Sections 5.1(b) and (c), a report setting forth a schedule of the top thirty (30) Blue Rhino customers with the associated revenue, tanks and number of locations;

(v)                                 Notice Regarding Commodity Risk Management Policy.  Promptly (but in any event within two (2) Business Days) after the Commodity Risk Management Policy is amended or modified, a written statement describing such amendment or modification, with copies of such amendments or modifications;

(w)                               Accounts Receivable Securitization.  On or before the 15th Business Day of each month, a report setting forth, as of the last day of the preceding month, (i) the amount of any subordinated loans owed by Ferrellgas Receivables, LLC to any Loan Party, (ii) the amount of capital contributions that the Company has made to Ferrellgas Receivables, LLC and (iii) any changes of such amounts since the last report delivered pursuant to this Section 5.1(w).  In addition, Company shall deliver a copy of the monthly reporting package required to be delivered pursuant to any Accounts Receivable Securitization; and

(x)                                 Valuation Report.  Upon delivery of the annual Valuation Report to the Agents and the Lenders pursuant to Section 5.6, the Company shall deliver a certificate of an Authorized Officer of Company certifying the amount of the Borrowing Base as of the date of such Valuation Report.

(y)                                 Other Information.  (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by MLP, General Partner or Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by MLP, General Partner, Company or any of its Subsidiaries to the public concerning material developments in the business of MLP, General Partner, Company or any of its Subsidiaries, (B) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry), (C) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters) submitted to any Loan Party by its auditors in connection with any annual interim audit of the books thereof and (D) such other information and data with respect to MLP, General Partner, Company or any of its Subsidiaries as from time to time may be reasonably requested by any Agent.

Notwithstanding the foregoing, the obligations in Section 5.1(b), Section 5.1(c), and Section 5.1(y) with respect to the delivery of financial statements and the information required thereby may be satisfied by furnishing (A) the applicable financial statements or other information of Company and its Subsidiaries or (B) MLP’s Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs or other filings with the SEC; provided that, with respect to each of clauses (A) and (B) of this paragraph, to the extent such statements are in lieu of statements required to be provided under Section 5.1(c), such statements shall be accompanied by a report and opinion of an independent certified public accountant of recognized national standing selected by Company, and reasonably satisfactory to Collateral Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 5.1(c).

Section 5.2.                                 Existence.  Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and Governmental Authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted; provided, no Loan Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or Governmental Authorizations, qualifications, franchise, licenses and permits if the preservation thereof is no longer desirable in the conduct of the business of such Person or if the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.3.                                 Payment of Taxes and Claims.  Each Loan Party will, and will cause each of its Subsidiaries to, file all U.S. federal and state income and all other material tax returns required to be filed by Company or any of its Subsidiaries and pay all Taxes imposed upon it before any penalty or fine accrues thereon (other than Taxes that do not exceed $500,000 in the aggregate), and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien other than a Permitted Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor.  No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).  The MLP will meet the gross income requirements as set forth in Section 7704(c) of the Internal Revenue Code for each tax year through and including the Term Loan Maturity Date.

Section 5.4.                                 Maintenance of Properties.  Each Loan Party will, and will cause each of its Restricted Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Restricted Subsidiaries and from time to time will make or cause to be made all necessary repairs, renewals and replacements thereof, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.5.                                 Insurance.

(a)                                 The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Collateral Agent (it being understood and agreed that business interruption insurance that is substantially similar to the policies and coverage maintained by the Loan Parties as of the Closing Date shall be deemed reasonably satisfactory to Collateral Agent), and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained (A) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (B) casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses.  Each such policy of insurance shall (1) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable or lender’s loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee or lender’s loss payee thereunder.  If any Loan Party or any of its Restricted Subsidiaries fails to maintain such insurance, Collateral Agent may arrange for such insurance, but at Company’s expense and without any responsibility on Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, in the name of the Lenders, any Loan Party and its Restricted Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(b)                                 Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least thirty (30) days’ (or such shorter period not less than 10 days if the insurer will not agree to provide 30 days’ prior written notice) prior written notice (or 10 day’s for non-payment of premium) to Collateral Agent of the cancellation or substantial modification thereof.  Receipt of such notice of cancellation or non-payment of premium shall entitle Collateral Agent (but Collateral Agent shall not be obligated) to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance in place of such policies if Company is not in compliance with this Section 5.5, in each case at the expense of the Loan Parties.

(c)                                  Each Loan Party shall take all actions required under the Flood Laws and/or reasonably requested by any Agent or any Lender to assist in ensuring that each Agent and each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Collateral Agent with the address and/or GPS coordinates of each structure on any Real Property that will be subject to a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect with reputable and financially sound insurers for so long as required by any Agent or any Lender to ensure compliance with the Flood Laws.

Section 5.6.                                 Inspections.  (a)  Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (i) keep adequate books of record and account in accordance with GAAP and (ii) permit any representatives designated by Collateral Agent or any Lender (including employees of Collateral Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Collateral Agent) to visit and inspect any of the properties of any Loan Party and any of its respective Restricted Subsidiaries, to conduct audits, valuations and/or field examinations of any Loan Party and any of its respective Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested.  The Loan Parties agree to pay the (i) the examiner’s out-of-pocket costs and expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the costs of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agents and the Lenders; provided, however, that so long as no Event of Default shall have occurred and be continuing, (x) Company shall not be obligated to reimburse the Agents and the Lenders for more than two visits, audits, inspections, valuations and field examinations during any calendar year and (y) the aggregate amount of such reimbursement pursuant to the foregoing clause (x) shall not exceed $100,000 in any calendar year.  The Loan Parties acknowledge that Collateral Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties’ assets for internal use by Collateral Agent and the Lenders.

(b)                                 Independently of or in connection with the visits, inspections, audits, valuations and/or field examinations provided for in clause (a) above, but not more than (x) if no Event of Default has occurred and is continuing, once during any 12-month period (unless required by applicable law), and (y) if an Event of Default has occurred and is continuing, on an unlimited basis, in each case upon the request of any Agent after reasonable prior notice, Company will, and will cause each Restricted Subsidiary that is a Loan Party to, permit (and cooperate with) any Agent or professionals (including an Approved Valuation Firm) to conduct a valuation to determine the Propane Customer List NOLV.  The Loan Parties agree to pay the (i) the examiner’s out-of-pocket costs and expenses incurred in connection with all such valuations and (ii) the costs of all valuations to determine the Propane Customer List NOLV conducted by an Approved Valuation Firm on behalf of the Agents and the Lenders in an amount not to exceed, so long as no Default or Event of Default has occurred and is continuing, $75,000 per Fiscal Year.

Section 5.7.                                 Lenders Meetings and Conference Calls.

(a)                                 General Partner and Company will, upon the request of Collateral Agent or Required Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Collateral Agent) at such time as may be agreed to by General Partner, Company and Collateral Agent.

(b)                                 Within ten (10) days of delivery of financial statements and other information required to be delivered pursuant to Section 5.1(b), Company shall cause its chief financial officer to participate in a conference call with Agents and all Lenders who choose to participate in such conference call during which conference call the chief financial officer shall review the financial condition of Company and its Subsidiaries and such other matters as any Agent or any Lender may reasonably request.

Section 5.8.                                 Compliance with Laws.  Each Loan Party will comply, and shall cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.9.                                 Environmental.

(a)                                 Each Loan Party shall (i) comply, and take reasonable steps to cause all tenants and other Persons who may come upon any property owned or operated by it to comply, with all Environmental Laws which the failure to comply could reasonably be expected to have a Material Adverse Effect, (ii) maintain and comply all Governmental Authorizations required under applicable Environmental Laws which the failure to maintain or comply could reasonably be expected to have a Material Adverse Effect, (iii) take reasonable steps to prevent any Release of Hazardous Materials from any property owned or operated by any Loan Party that could reasonably be expected to have a Material Adverse Effect, (iv) take reasonable steps to ensure that no Hazardous Materials are Released or migrating from any property owned or operated by any Loan Party in violation of any Environmental Law the violation of which could reasonably be expected to have a Material Adverse Effect, and (v) undertake or cause to be undertaken any and all Remedial Actions in response to any material Environmental Claim, Release of Hazardous Materials or violation of Environmental Law to the extent required by Environmental Law or any Governmental Authority and, upon request of Collateral Agent, provide Collateral Agent all material data, information and reports generated in connection therewith.

(b)                                 The Loan Parties shall promptly (but in any event within five (5) Business Days) (i) notify Collateral Agent in writing (A) if it knows, suspects or believes there may be a material Release in excess of any reportable quantity or material violation of Environmental Laws in, at, on, under or from any part of the Real Property or any improvements constructed thereon, (B) of any material Environmental Claims asserted against or Environmental Liabilities and Costs of any Loan Party or predecessor in interest or concerning any Real Property, (C) of any failure to comply with Environmental Law in all material respects at any Real Property or that is reasonably likely to result in a material Environmental Claim asserted against any Loan Party, (D) any Loan Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Real Property that could cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (E) any notice of Environmental Lien filed against any Real Property, and (ii) provide such other documents and information as reasonably requested by Collateral Agent in relation to any matter pursuant to this Section 5.9(b).

Section 5.10.                          Subsidiaries.  In the event that any Person becomes a Domestic Subsidiary of Company, Company shall (a) concurrently with such Person becoming a Domestic Subsidiary cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to each Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates requested by the Collateral Agent as are similar to those described in Sections 3.1(b), 3.1(g), and 3.1(j).  In the event that any Person becomes a Foreign Subsidiary of Company, such Person shall not be required to execute the documents referred to in this Section 5.10.  In the event that any Person becomes a Foreign Subsidiary of Company or a FSHCO, and the ownership interests of such Foreign Subsidiary or FSHCO are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates requested by Collateral Agent as are similar to those described in Section 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(g) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests.  With respect to each such Subsidiary, Company shall promptly send to Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11.                          Additional Material Real Estate Assets.  In the event that any Loan Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Loan Party, within 90 days or such longer period as the Collateral Agent may agree after acquiring such Material Real Estate Asset, or within 90 days or such longer period as the Collateral Agent may agree after a Responsible Officer of Company acquiring knowledge that a Real Estate Asset owned on the Closing Date has become a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Schedule 5.15 and Section 3.1(g), with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets.  In addition to the foregoing, Company shall, at the request of Required Lenders, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

Section 5.12.                          Reserved.

Section 5.13.                          Further Assurances.  At any time or from time to time upon the request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21.  In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as any Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Company and its Restricted Subsidiaries and all of the outstanding Capital Stock of Company and its Restricted Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries and subject to any thresholds specified in the applicable Loan Documents).

Section 5.14.                          Miscellaneous Business Covenants.  Unless otherwise consented to by Agents and Required Lenders:

(a)                                 Non-Consolidation.  Company will and will cause each of its Subsidiaries to:  (i) maintain entity records and books of account separate from those of any other entity (other than the Company and its Subsidiaries) which is an Affiliate of such entity and (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity, other than the Company and its Subsidiaries.

(b)                                 Cash Management Systems.  Company and its Restricted Subsidiaries shall establish and maintain cash management systems in effect on the Closing Date with any material changes reasonably acceptable to Collateral Agent, including, without limitation, a funding account at PNC.

(c)                                  Communication with Accountants.  Each Loan Party executing this Agreement authorizes each Agent to communicate directly with such Loan Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with each Agent and each Lender information relating to any Loan Party with respect to the business, results of operations and financial condition of any Loan Party; provided, however, that each Agent or the applicable Lender, as the case may be, shall provide such Loan Party with notice at least two (2) Business Days prior to first initiating any such communication.

Section 5.15.                          Post-Closing Matters Company shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by Collateral Agent.

Section 5.16.                          Books and Records.  Company and its Subsidiaries shall maintain at all times at the chief executive office of Company books and records of Company and its Subsidiaries necessary to prepare internal and external financial statements in accordance with GAAP and reports.

Section 5.17.                          Designation as Senior Debt.  Company shall, and shall cause each of its Restricted Subsidiaries, to designate all Obligations as “senior indebtedness” under any subordinated note or indenture documents applicable to it, to the extent provided for therein.

Section 5.18.                          Commodity Risk Management Policy.  Company shall, and shall cause each of its Restricted Subsidiaries to, comply, with the Commodity Risk Management Policy.

Section 5.19.                          Hedging Agreements.  Company will, and will cause each of its Restricted Subsidiaries to, on a consolidated basis, as of the end of each Fiscal Quarter, with respect to gallons of propane for which the Company or any of its Restricted Subsidiaries is obligated to sell to customers (whether in capped or unlimited volumes) subject to a fixed price, a capped price, or any other provision limiting the ability of the Company or any of its Restricted Subsidiaries to charge an open-market or indexed price (such indexing in reference to a posted price at a propane hub or specified delivery point) (the “Fixed Price Volumes”), maintain Hedging Agreements that are (i) with respect to propane for delivery at Mont Belvieu, Texas or Conway, Kansas, and (ii) aggregate (when calculated on a net basis with all Hedging Agreements in respect of propane) to a long position of not less than 70% and not greater than 100% of Reasonably Anticipated Purchases in respect of the Fixed Price Volumes.

Section 5.20.                          Accounts Receivable Securitization.  Company will, and will cause Ferrellgas Receivables, LLC and /or any other SPE, to, on or prior to the date that is thirty (30) days prior to the earliest maturity of any Accounts Receivable Securitization, extend the maturity of or replace such Accounts Receivable Securitization to a date that is no earlier than August 4, 2023 with an Accounts Receivable Securitization or other similar facility on terms and conditions, taken as a whole as reasonably determined in good faith by the Company’s chief financial officer, not materially less favorable to the Company or the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date and with restrictions on payments for, and terms of, purchases of receivables from the Loan Parties, taken as a whole, not less favorable to the Company and the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date with a maturity no earlier than August 4, 2023.

Section 5.21.                          SPE.  Upon the termination of any Accounts Receivable Securitization facility and the extinguishment of all obligations of any SPE thereunder, Company shall cause such SPE to immediately transfer all of its assets (including, without limitation, all cash and accounts receivable owned by such SPE) to Company.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that until the Final Satisfaction Date, such Loan Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Article VI.

Section 6.1.                                 Indebtedness.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.2.                                 Liens.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any state or under any similar recording or notice statute, except Permitted Liens.

Section 6.3.                                 Equitable Lien.  If any Loan Party or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Required Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

Section 6.4.                                 No Further Negative Pledges.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (c) covenants in agreement evidencing any Indebtedness permitted hereunder other than Prohibited Covenants, and (d) in agreements existing at the time any Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, no Loan Party nor any of its Restricted Subsidiaries shall enter into any agreement after the Closing Date prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

Section 6.5.                                 Restricted Junior Payments.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment except that so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(a)                                 Company may issue and sell its common limited partnership Capital Stock;

(b)                                 Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock Capital Stock of such Person;

(c)                                  Company and each Subsidiary may purchase, redeem or otherwise acquire its common Capital Stock with the net cash proceeds received from the substantially concurrent issue of new common Capital Stock;

(d)                                 Company may make Restricted Junior Payments permitted under Section 6.18 and for scheduled dividends or distributions in connection with Disqualified Capital Stock permitted under clause (m) of the definition of Permitted Indebtedness;

(e)                                  whether or not a Default or Event of Default shall have occurred and be continuing, each Subsidiary may make Restricted Payments to the Company and the other Loan Parties; and

(f)                                   Company may declare and make cash Restricted Junior Payments in addition to those listed above if, both before and after the declaration and the making thereof, all of the following conditions are satisfied:

(i)                                     the representations and warranties of the Loan Parties contained in Article IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date of such Restricted Junior Payment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such earlier date, and except that for purposes of this Section 6.5, the representations and warranties contained in Section 4.7 shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (c), respectively, of Section 5.1.

(ii)                                  Company and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such Restricted Junior Payment as of the last day of the Fiscal Quarter most recently ended (calculating the amount of Indebtedness of Company and its Restricted Subsidiaries as the amount outstanding immediately after giving effect to such Restricted Junior Payment);

(iii)                               the amount of the Restricted Junior Payments made pursuant to this Section 6.5(f):

(x) with respect to the 2020 Holdco Notes in order to pay interest with respect thereto that does not exceed the amount of regularly scheduled interest required to be paid to any holder of the 2020 Holdco Notes other than a Loan Party pursuant to the 2010 Holdco Indenture plus the amount of distributions required to be paid to the General Partner under the terms of the Partnership Agreement as in effect on the Closing Date in connection with the amounts distributed to the MLP to make such interest payments,

(y) with respect to the Holdco Exchange Transaction does not exceed the amount of Net Cash Proceeds from any Specified Transactions plus $25,000,000 and

(z) in all other cases, does not exceed in any Fiscal Quarter the greater of (i) $10,000,000 and (ii) an amount equal to (1) Available Cash of Company for the immediately preceding Fiscal Quarter plus (2) the lesser of (a) the amount of any Available Cash of Company accrued during the first 45 days of such Fiscal Quarter and (b) the excess of the aggregate amount of Loans that Company could have borrowed over the actual amount of Loans outstanding, if, in the case of this clause (z)(ii) only, as of the last day of the immediately preceding Fiscal Quarter for which the Leverage Ratio for the most recently ended four full Fiscal Quarters for which quarterly or annual financial statements are available, calculated on a pro forma basis as if such Restricted Junior Payment had been made at the beginning of the relevant four-quarter period, would have been less than or equal to (i) in any Fiscal Quarter ending during Fiscal Year 2018, 7.75 to 1.00, (ii) in any Fiscal Quarter ending during Fiscal Year 2019, 7.25 to 1.00, (iii) in any Fiscal Quarter ending during Fiscal Year 2020, 6.75 to 1.00, and (iv) in any Fiscal Quarter ending thereafter, 6.25 to 1.00; and

(iv)                              after giving effect to such Restricted Junior Payment, Qualified Cash of Company and its Restricted Subsidiaries plus Excess Availability shall be at least (i) if made during the Fiscal Quarter ending October 31st of each Fiscal Year, $70,000,000, (ii) if made during the Fiscal Quarter ending January 31st of each Fiscal Year, $35,000,000, (iii) if made during the Fiscal Quarter ending April 30th of each Fiscal Year, $55,000,000, and (iv) if made during the Fiscal Quarter ending July 31st of each Fiscal Year, $100,000,000.

Not later than the date on which any Restricted Junior Payment is made under Section 6.5(e), Company shall deliver to the Administrative Agent an officer’s certificate signed by an Authorized Officer of Company stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 6.5 were computed, which calculations may be based upon Company’s latest available financial statements.

Section 6.6.                                 Restrictions on Subsidiary Distributions.  Except as provided herein, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Restricted Subsidiary’s Capital Stock owned by Company or any other Restricted Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (c) make loans or advances to Company or any other Restricted Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by clause (h) of the definition of Permitted Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) in agreements existing at the time any Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, (v) set forth in the Senior Notes Documents or any refinancing of the Senior Notes permitted under this Agreement, in Permitted Replacement Debt, or in the Accounts Receivable Securitization; (vi) in connection with customary non-assignment provisions of contracts governing leasehold interests; or (vii) in any other agreement that is no more restrictive than in any agreement evidencing Indebtedness of the Loan Parties in effect on the Closing Date.  No Loan Party shall, nor shall it permit its Restricted Subsidiaries to, enter into any Contractual Obligations which would prohibit a Restricted Subsidiary of Company from being a Loan Party unless such Person is permitted hereunder to cease being a Loan Party.

Section 6.7.                                 Investments.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except Permitted Investments.  Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5.

Section 6.8.                                 Financial Covenants.

(a)                                 Fixed Charge Coverage Ratio.  Company and its Restricted Subsidiaries shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 31, 2018, to be less than 1.00 to 1.00.

(b)                                 Senior Secured Leverage Ratio.  Company and its Restricted Subsidiaries shall not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending July 31, 2018, to exceed 3.00 to 1.00.

(c)                                  Certain Calculations.

(A)                               With respect to any Measurement Period during which a Permitted Acquisition or an Asset Sale permitted under Section 6.9(c) has occurred (each, a “Subject Transaction”), or in the event that a Subject Transaction has been consummated subsequent to the conclusion of the most recently ended Measurement Period but prior to the date of determination for which compliance with the financial covenants set forth in Section 6.8 is being calculated, for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated EBITDA, Consolidated Non-Acquisition Capital Expenditures and the components of Consolidated Fixed Charges shall be calculated with respect to such period inclusive of Pro Forma Adjustments as though such Subject Transaction occurred on the first day of such Measurement Period, and any Indebtedness incurred or repaid in connection with such Subject Transaction had been incurred or repaid at the beginning of such Measurement Period assuming that such Indebtedness bears interest during the applicable Measurement Period at the interest rate applicable to such Indebtedness as of such date of determination; and

(B)                               In the event that the Company or any of its Restricted Subsidiaries, other than in connection with a Subject Transaction as described in Section 6.8(c)(A) hereof (x) incurs, assumes or guarantees any Indebtedness or (y) redeems or repays any Indebtedness, in each case other than Revolving Loans and subsequent to the conclusion of a Measurement Period but prior to the date of determination for which compliance with the financial covenants set forth in this Section 6.8 is being calculated, then for purposes of determining compliance with the financial covenants set forth in this Section 6.8, (i) Consolidated Total Secured Debt shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness as if the same had occurred at the beginning of the applicable Measurement Period and (ii) Consolidated Interest Charges shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness as if the same had occurred at the beginning of the applicable Measurement Period assuming that such Indebtedness bears interest at the interest rate applicable to such Indebtedness as of such date of determination.

Section 6.9.                                 Fundamental Changes; Disposition of Assets; Acquisitions.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)                                 (i) any Restricted Subsidiary of Company may be merged with or into Company or any other Restricted Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Restricted Subsidiary; provided, in the case of a merger with Company, Company shall be the continuing or surviving Person; provided, further, that if the transferor in any such a transaction is a Loan Party, then the transferee must be a Loan Party, (ii) Company or any Restricted Subsidiary may be merged with or into any other Person, provided, in the case of such a merger, Company or a Restricted Subsidiary, as applicable, shall be the continuing or surviving Person;

(b)                                 sales or other dispositions of assets that do not constitute Asset Sales;

(c)                                  (i) Asset Sales set forth on Schedule 6.9, (ii) Specified Transactions, and (iii) other Asset Sales, the proceeds of which (x) are less than $25,000,000 with respect to any single Asset Sale or series of related Asset Sales, and (y) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $50,000,000; provided (A) no less than 75% thereof shall be paid in Cash, and (B) the Net Proceeds thereof shall be applied as required by Section 2.13(a);

(d)                                 disposals of obsolete or worn out property or property no longer used or useful in the business of the Company or such Guarantor Subsidiary provided that the Net Proceeds thereof shall be applied as required by Section 2.13(a);

(e)                                  prior to the date that is twelve (12) Business Days after the receipt by (i) the Company and (ii) the administrative agent (and its counsel) under any financing arrangement for any Accounts Receivable Securitization (such notices pursuant to this clause (e)(ii) to be sent to the addresses delivered to the Administrative Agent in writing on the date the maturity date of the Accounts Receivable Securitization in existence on the Closing Date is extended (or such facility is replaced)), in each case, of a Securitization Termination Notice, sales or transfers of Securitization Assets by the Company or any Restricted Subsidiary to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization on terms and conditions, taken as a whole as reasonably determined in good faith by the Company’s chief financial officer, not materially less favorable to the Company or the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date and with restrictions on payments for, and terms of, purchases of receivables from the Loan Parties, taken as a whole, not less favorable to the Company and the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date;

(f)                                   Permitted Acquisitions;

(g)                                  Permitted Investments and Restricted Junior Payments permitted under Section 6.5;

(h)                                 dispositions of inventory or cash equivalents in the ordinary course of business; and

(i)                                     dispositions of fixtures or equipment in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property.

Section 6.10.                          Disposal of Subsidiary Interests.  Except for any sale of all of its interests in the Capital Stock of any of its Restricted Subsidiaries in compliance with the provisions of Section 6.9, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Restricted Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.11.                          Sales and Lease Backs.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Restricted Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease other than a lease with Attributable Indebtedness in an amount not to exceed $15,000,000 outstanding at any time so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) Company and its Restricted Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such transaction as of the last day of the Fiscal Quarter most recently ended (calculating the amount of Indebtedness of Company and its Restricted Subsidiaries as the amount outstanding immediately after giving effect to such transaction).

Section 6.12.                          Transactions with Affiliates.  No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Subsidiaries or with any Affiliate of Company or of any such holder; provided, however, that the Loan Parties and their Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction, taken as a whole, are not less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; further, provided, that the foregoing restrictions shall not apply to any of the following:

(a)                                 any transaction among the Loan Parties (excluding General Partner);

(b)                                 any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, in the ordinary course of business and consistent with past practice of Company                        (or the General Partner) or such Restricted Subsidiary;

(c)                                  Restricted Junior Payments permitted by the provisions of Section 6.5 and Permitted Investments,

(d)                                 Accounts Receivable Securitization to the extent permitted under Section 6.1;

(e)                                  reasonable and customary fees paid to members of the Board of Directors (or similar governing body) of General Partner, Company and its Subsidiaries,

(f)                                   payments made to the General Partner in respect of reimbursement for all direct and indirect expenses incurred or payments made by the General Partner on behalf of the Company or the MLP in connection with operating the MLP and its Subsidiaries’ business and all other necessary or appropriate expenses allocable to the Company or the MLP or otherwise reasonably incurred by the General Partner in connection with operating the MLP and its Subsidiaries’ business, including amounts paid under the Transition Services Agreement;

(g)                                  payments to General Partner for provision of employees for the operations of Company and its Subsidiaries pursuant to the Partnership Agreement; and

(h)                                 transactions described in Schedule 6.12.

Except for transactions permitted under the foregoing clauses (a) through (h) of this Section 6.12, the Company shall disclose in writing each transaction with any holder of 5% or more of any class of Capital Stock of Company or any of its Unrestricted Subsidiaries or with any Affiliate of Company or of any such holder to Collateral Agent.

Section 6.13.                          Conduct of Business.  From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business  other than (a) the businesses engaged in by the Company and its Subsidiaries on the Closing Date, (b) midstream energy operations, including oil, natural gas, natural gas liquids and related products gathering, treating, processing, terminaling, storage, transportation and marketing, compression services, or waste water disposal services, (c) any business substantially related, incidental or ancillary to the businesses described in the foregoing clauses (a) and (b) or (d) such other lines of business as may be consented to by Collateral Agent and Required Lenders.

Section 6.14.                          Permitted Activities of General Partner.  General Partner shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Obligations and obligations existing solely as a result of being the general partner of the Company and the MLP; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding (A) 100% of the general partner interests of the Capital Stock of Company and the MLP and (B) limited partnership interests in the MLP; (ii) executing, delivering and performing its obligations under the Loan Documents to which it is a party; (iii) providing employees for the operations of Company and its Subsidiaries pursuant to the Partnership Agreement and the Transition Services Agreement; (iv) making Restricted Junior Payments and Investments to the extent permitted by this Agreement; (v) maintaining its corporate existence, (vi) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties and the MLP and (vii) activities incidental to the businesses or activities described in clauses (i) through (vi) of this clause (c), (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of its general partnership interests of the MLP and Company; (f) create or acquire any direct Subsidiary other than the MLP or Company or make or own any Investment in any Person other than Company or the MLP; or (g) fail to hold itself out as a legal entity separate and distinct from all other Persons.

Section 6.15.                          Changes to Certain Agreements and Organizational Documents.  (a) No Loan Party shall (i) amend or permit any amendments to any Loan Party’s Organizational Documents if such amendment would have a material adverse effect on such Loan Party or be materially adverse to the Agents or the Lenders; (ii) permit any amendment of MLP’s Organizational Documents if such amendment would have a material adverse effect on Company or would be materially adverse to the Agents or the Lenders; (iii) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be materially adverse to the Agents or the Lenders or (iv) permit any amendment of any agreements related to any Accounts Receivable Securization if such amendment would have a material adverse effect on Company or its Subsidiaries or would be materially adverse to the Agents or the Lenders.

(b)                                 No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise change the terms of any subordinated Indebtedness, except as may be permitted pursuant to the applicable subordination and/or intercreditor arrangements, which applicable subordination and/or intercreditor arrangements shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

(c)                                  No Loan Party shall amend or permit any amendments to, or terminate or waive any provision of, the Transition Services Agreement.

Section 6.16.                          Accounting Methods.  The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than in conformity with GAAP).

Section 6.17.                          Deposit Accounts and Securities Accounts.  No Loan Party shall establish or maintain a Deposit Account or a Securities Account that is not subject to a Control Agreement, other than Excluded Accounts.

Section 6.18.                          Prepayments of Certain Indebtedness.  No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, payable in respect of any Indebtedness prior to its scheduled maturity or pay any accrued interest, premium or fees on such Indebtedness more than 10 Business Days before its due or any unaccrued interest, premium or fee, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.9, (c) in connection with a refinancing permitted under this Agreement, (d) Indebtedness secured by a Permitted Lien permitted pursuant to clause (m) of the definition of Permitted Lien, (e) Indebtedness under Hedging Agreements, (f) accounts payable constituting Indebtedness, (g) Indebtedness permitted by clauses (b), (c) (so long as all of the conditions set forth in such clause (c) are also satisfied with respect to the making of such payment), (f) and (l) of the definition of “Permitted Indebtedness” or (h) in connection with the consummation of the Holdco Exchange Transaction.

Section 6.19.                          Anti-Terrorism Laws.  Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) no Covered Entity shall fail to comply with all Anti-Terrorism Laws and (v) no Loan Party shall fail to promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 6.20.                          Commodity Risk Management Policy.  No Loan Party shall (i) replace or terminate the Commodity Risk Management Policy, (ii) amend Section 2 of the Commodity Risk Management Policy entitled “Role of Commodity Risk Within Ferrellgas” or Section 4 of the Commodity Risk Management Policy entitled “Risked to be Managed”, (iii) amend the definitions of “VAR,” “Current Risk Limit,” “Maximum Risk Limit,” and “Year-to-Date Loss Limit” contained in the Commodity Risk Management Policy, (iv) amend Appendix C of the Commodity Risk Management Policy to increase the Year-to-Date Loss Limit or the Value-at-Risk limits above $10,000,000, respectively, or (v) otherwise amend the Commodity Risk Management Policy in a manner that could reasonably be expected to have a Material Adverse Effect or be materially adverse to the Agents and the Lenders.

Section 6.21.                          Designation of Senior Debt.  No Loan Party shall designate any Indebtedness (other than the Indebtedness under the Loan Documents, the Senior Notes, Permitted Unsecured Debt that is not subordinated, Indebtedness that refinances the Senior Notes that is not subordinated, Permitted Replacement Indebtedness that is not subordinated, Indebtedness under Hedging Agreements, and Indebtedness permitted under clause (h) and (l) of the definition of Permitted Indebtedness) of Company or any of its Subsidiaries as “senior debt” (or any similar term) under any of its subordinated notes or indentures.

Section 6.22.                          Restrictions on Hedging Agreements.  No Loan Party shall, nor shall any Loan Party permit any of its Restricted Subsidiaries to:

(a)                                 enter into any Hedging Agreements other than (i) Permitted Commodity Hedging Agreements; and (ii) Permitted Interest Hedging Agreements;

(b)                                 enter into any Hedging Agreement for speculative purposes,

(c)                                  be party to or otherwise enter into any Hedging Agreement or establish any hedge position which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to Company’s and its Restricted Subsidiaries’ operations; or

(d)                                 except as otherwise expressly permitted pursuant to this Agreement, be party to or otherwise enter into any Hedging Agreement or establish any hedge position which is secured with collateral or otherwise post cash or margin in respect of its Hedging Agreements.

Section 6.23.                          Propane Sales.  No Loan Party shall, nor shall any Loan Party permit any of its Restricted Subsidiaries to, as of the end of any Fiscal Quarter, permit the amount of gallons of propane contracted to be sold to customers subject to fixed price or cap or collar price sales contracts during any four consecutive Fiscal Quarter period to exceed 45% of the total amount of gallons of propane contracted to be sold during such four consecutive Fiscal Quarter period most recently ended.

Section 6.24.                          Floating Price Take-or-Pay Contracts.  Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into take-or-pay contracts with respect to gallons of propane contracted to be purchased with delivery dates more than 36 months from the date of the making of such contract.

Section 6.25.                          2020 Holdco Notes.  If the Company acquires any 2020 Holdco Notes pursuant to the Holdco Exchange Transaction, the Company shall not transfer any such 2020 Holdco Notes to any Person other than to the MLP to be satisfied upon redemption, purchase or payment at maturity thereof.

ARTICLE VII

GUARANTY

Section 7.1.                                 Guaranty of the Obligations.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.2.                                 Contribution by Guarantors.  All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations.  “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.  “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

Section 7.3.                                 Payment by Guarantors.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.4.                                 Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)                                 this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)                                 any Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c)                                  the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d)                                 payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e)                                  any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents and Bank Product Agreements; and

(f)                                   this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, the Bank Product Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, the Bank Product Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, the Bank Product Agreements or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.5.                                 Waivers by Guarantors.  Each Guarantor hereby waives, for the benefit of Beneficiaries:  (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.6.                                 Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Final Satisfaction Date, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Final Satisfaction Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time before the Final Satisfaction Date, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to

Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.7.                                 Subordination of Other Obligations.  Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.8.                                 Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until the Final Satisfaction Date.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.9.                                 Authority of Guarantors or Company.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10.                          Financial Condition of Company.  Any Credit Extension may be made to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation is entered into, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company.  Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Bank Product Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

Section 7.11.                          Bankruptcy, etc.  (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Collateral Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)                                 Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)                                  In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12.                          Discharge of Guaranty Upon Sale of Guarantor.  If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

Section 7.13.                          Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Guaranteed Obligations shall have been paid in full.  Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)II) of the Commodity Exchange Act.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1.                                 Events of Default.  If any one or more of the following conditions or events shall occur:

(a)                                 Failure to Make Payments When Due.  Failure by Company to pay (i) the principal of and premium, if any, on any Loan when due, whether at stated maturity, by acceleration or otherwise, (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (iii) when due any Reimbursement Obligation, or (iv) within five Business Days after the due date therefor, any interest on any Loan or any fee or any other amount due hereunder; or

(b)                                 Default in Other Agreements.  (i) Failure of any Loan Party or any of their respective Restricted Subsidiaries to pay when due any Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $25,000,000 or more, in each case beyond the grace period, if any, provided therefor, (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness having an aggregate principal amount referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to require Company or any of its Restricted Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or (iii) there occurs under any Hedging Agreement an Early Termination Date (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Hedging Agreement) or (B) any Termination Event (as so defined) under such Hedging Agreement as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Hedge Liabilities owed by such Loan Party or such Subsidiary as a result thereof is greater than $25,000,000; or

(c)                                  Breach of Certain Covenants.  Failure of any Loan Party to perform or comply with any term or condition contained in (i) Section 2.5, Section 5.1(b), Section 5.1(c), Section 5.1(d), Section 5.2, Section 5.5, Section 5.6, Section 5.8, Section 5.10, Section 5.13, Section 5.14, Section 5.15, Section 5.17, Section 5.18 or Section 5.19, Section 5.20, Section 5.21 or Article VI; and (ii) Section 5.1 (other than clauses (b), (c) and (d)), Section 5.3, Section 5.4, Section 5.7, Section 5.9 and Section 5.11 and, in the case of this clause (ii), such default shall not have been remedied or waived within five Business Days after the earlier of (x) an Authorized Officer of such Loan Party becoming aware of such default, or (y) receipt by Company of notice from Collateral Agent or any Lender of such default; or

(d)                                 Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material

Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or

(e)                                  Other Defaults Under Loan Documents.  Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Loan Party becoming aware of such default, or (ii) receipt by Company of notice from any Agent or any Lender of such default; or

(f)                                   Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of MLP, General Partner, Company or any of its Restricted Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against MLP, General Partner, Company or any of its Restricted Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over MLP, General Partner, Company or any of its Restricted Subsidiaries, or over all or a substantial part of its property, shall have been entered or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of MLP, General Partner, Company or any of its Restricted Subsidiaries for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of MLP, General Partner, Company or any of its Restricted Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or

(g)                                  Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) MLP, General Partner, Company or any of its Restricted Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or MLP, General Partner, Company or any of its Restricted Subsidiaries shall make any assignment for the benefit of creditors or (ii) MLP, General Partner, Company or any of its Restricted Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of MLP, General Partner, Company or any of its Restricted Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)                                 Judgments and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $25,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against a

Loan Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i)                                     Dissolution.  Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j)                                    Employee Benefit Plans.  There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability in excess of $25,000,000; or

(k)                                 Change of Control.  A Change of Control shall occur; or

(l)                                     Guaranties, Collateral Documents and other Loan Documents.  Except as may be permitted hereunder or thereunder, at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral having a fair market value in excess of $2,500,000 purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

(m)                             Proceedings.  The indictment of any Loan Party or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries, in each case pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Company and its Subsidiaries taken as a whole; or

(n)                                 Cessation of Business.  (i) Any Loan Party or any of its Restricted Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of the Company and its Restricted Subsidiaries business, taken as a whole, for more than 15 days; (ii) any other cessation of a substantial part of the business of Company or any of its Restricted Subsidiaries for a period which materially and adversely affects Company and its Restricted Subsidiaries, taken as a whole; or (iii) any material damage to, or loss, theft or destruction of, any Collateral whether or not insured or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at a Real Property, if any such event or circumstance referred to in this subclause (iii) could reasonably be expected to have a Material Adverse Effect; or

(o)                                 Subordinated Indebtedness.  There shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any subordinated Indebtedness, (iii) any holder of subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such subordinated Indebtedness, or (iv) the subordination provisions of the documents evidencing or governing any subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or

(p)                                 Transition Services Agreement.  A breach shall occur under the Transition Services Agreement and remain uncured (if capable of being cured) for more than three (3) Business Days or the Transition Services Agreement shall be terminated;

THEN, (A) upon the occurrence of any Event of Default described in Section 8.1(f) or Section 8.1(g), automatically, and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Company by Collateral Agent, (1) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (2) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party:  (x) the unpaid principal amount of and accrued interest on the Loans and Reimbursement Obligations, and (y) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(d); (3) Collateral Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents; (4) Company shall Cash Collateralize each Letter of Credit then outstanding; and (5) Company shall be obligated to provide (and Company agrees that they will provide) Bank Product Collateralization to be held as security for the Company’s Obligations in respect of outstanding Bank Product Obligations.

ARTICLE IX

AGENTS

Section 9.1.                                 Appointment of Agents.

(a)                                 Each Lender hereby appoints TSL to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes TSL, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

(b)                                 TSL is hereby appointed Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes TSL, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans and Protective Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

(c)                                  Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable.  The provisions of this Article IX are solely for the benefit of Agents and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

Section 9.2.                                 Powers and Duties.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 9.3.                                 General Immunity.

(a)                                 No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Obligations or the component amounts thereof.

(b)                                 Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c)                                  Notice of Default.  No Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to such Agent for the account of the Lenders, unless  such Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  Each Agent will notify the Lenders of its receipt of any such notice.  Each Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until such Agent has received any such direction, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.4.                                 Agents Entitled to Act as Lender.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.5.                                 Lenders’ Representations, Warranties and Acknowledgment.

(a)                                 Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)                                 Each Lender, by delivering its signature page to this Agreement  and funding its Term Loan and/or Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c)                                  Each Lender (i) represents and warrants that as of the Closing Date neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of Collateral Agent.

Section 9.6.                                 Right to Indemnity.  EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY EACH AGENT, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY;

PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER.  IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 9.7.                                 Successor Administrative Agent and Collateral Agent.

(a)                                 Any Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders, Company and the other Agent.  Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, (or such earlier date as shall be agreed by the Required Lenders), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers appoint a successor Administrative Agent or Collateral Agent, as applicable, from among the Lenders.  Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents and the successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent, as applicable, all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent, as applicable, such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, hereunder.

(b)                                 Notwithstanding anything herein to the contrary, any Agent may assign their rights and duties as Administrative Agent or Collateral Agent, as applicable, hereunder to an Affiliate of TSL without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Agent as Administrative Agent or Collateral Agent, as applicable, for all purposes hereof, unless and until such assigning Agent provides written notice to Company and the Lenders of such assignment.  Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents.

(c)                                  Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory, indemnification and other provisions of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable.  All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.8.                                 Collateral Documents and Guaranty.

(a)                                 Agents under Collateral Documents and Guaranty.  Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.  Subject to Section 10.5, without further written consent or authorization from Lenders, Collateral Agent is authorized to, and at the request of Company shall, execute any documents or instruments necessary or desirable to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, pursuant to the previous sentence, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b)                                 Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) neither Administrative Agent nor any Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, the Loan Documents shall be terminated and all guarantees and all Collateral shall be released on the Final Satisfaction Date.

Section 9.9.                                 Agency for Perfection.  Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party.  Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefore shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.  In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents.  Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10.                          Reports and Other Information; Confidentiality; Disclaimers.  By becoming a party to this Agreement, each Lender and other Agent:

(a)                                 is deemed to have requested that the applicable Agent furnish such Lender or other Agent, promptly after it becomes available, a copy of each field audit or examination report with respect to Company or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of an Agent, and such Agent shall so furnish each Lender and Agent with such Reports,

(b)                                 expressly agrees and acknowledges that no Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report,

(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding Company and its Subsidiaries and will rely significantly upon Company’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d)                                 agrees to keep all Reports and other material, non-public information regarding Company and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.17, and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold the applicable Agent and any other Lender or Agent preparing a Report harmless from any action the indemnifying Lender or Agent may take or fail to take or any conclusion the indemnifying Lender or Agent may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender or Agent has made or may make to Company, or the indemnifying Lender’s or Agent’s participation in, or the indemnifying Lender’s or Agent’s purchase of, a loan or loans of Company, and (ii) to pay and protect, and indemnify, defend and hold the applicable Agent, and any such other Lender or Agent preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorney’s fees and costs) incurred by the applicable Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.

In addition to the foregoing:  (w) any Lender or other Agent may from time to time request of any Agent in writing that such Agent provide to such Lender or other Agent a copy of any report or document provided by MLP, General Partner, Company or its Subsidiaries to such Agent that has not been contemporaneously provided by MLP, General Partner, Company or Subsidiary to such Lender or other Agent, and, upon receipt of such request, such Agent promptly shall provide a copy of same to such Lender, (x) to the extent that such Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from MLP, General Partner, Company or its Subsidiaries, any Lender or other Agent may, from time to time, reasonably request such Agent to exercise such right as specified in such Lender’s or other Agent’s notice to such Agent, whereupon such Agent promptly shall request of MLP, General Partner or Company the additional reports or information reasonably specified by such Lender or other Agent, and, upon receipt thereof from MLP, General Partner or Company or such Subsidiary, such Agent promptly shall provide a copy of same to such Lender or other Agent, (y) any time that Administrative Agent renders to Company a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender, and (z) each Agent shall distribute to each Lender copies of all material notices, reports and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders.

Section 9.11.                          Syndication Agent.  Except as expressly provided herein, none of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1.                          Notices.

(a)                                 Notices Generally.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, Administrative Agent or a L/C Issuer, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile, email or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or email, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent or any L/C Issuer shall be effective until received by such Agent or such L/C Issuer.

(b)                                 Electronic Communications.

(i)                                                  Each Agent and each Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and

Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)                                               Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2.                          Expenses.  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all of each Agent’s actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (c) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of each Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of such Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by each Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all the actual costs and reasonable expenses of Agents and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents (including the meetings referred to in Section 5.7); (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the

Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 10.3.                          Indemnity.

(a)                                 IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF EACH AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE.  TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(b)                                 To the extent permitted by applicable law, each party hereto agrees not to assert, and each party hereto hereby waives, any claim against any other party hereto, and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and General Partner and Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.4.                          Set-Off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, each L/C Issuer and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Collateral Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person

(other than an Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender or such L/C Issuer hereunder, the Letters of Credit under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, and the Letters of Credit or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 10.5.                          Amendments and Waivers.

(a)                                 Required Lenders’ Consent.  Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Collateral Agent and the Required Lenders.

(b)                                 Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                                     extend the scheduled final maturity of any Loan or Note;

(ii)                                  waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)                               extend the stated expiration date of any Letter of Credit beyond the Revolving A Commitment Termination Date;

(iv)                              reduce the rate of interest on any Loan or Reimbursement Obligation (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;

(v)                                 extend the time for payment of any such interest or fees;

(vi)                              reduce the principal amount of any Loan or any reimbursement obligation in respect of any Reimbursement Obligation;

(vii)                           amend, modify, terminate or waive any provision of Section 2.4(a), Section 2.15(c), Section 2.16, Section 10.5(b), Section 10.5(c) or Section 10.6(c)(i);

(viii)                        amend the definition of “Required Lenders” or “Pro Rata Share”; provided, with the consent of Collateral Agent and the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix)                              amend the definitions of “Affected Lender”, “Bank Product Reserves”, “Borrowing Base”, “Letter of Credit Sublimit”, “Propane Customer List NOLV”, “Qualified Cash” or “Valuation Report”;

(x)                                 release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(xi)                              subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document;

(xii)                           amend clause (a)(i) or clause (b)(i) of the definition of “Eligible Assignee”; or

(xiii)                        consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.

(c)                                  Other Consents.  Without limiting the requirement that any amendment, modification, termination or waiver of any provision of the Loan Documents (including ones described in this clause (c)) shall require compliance with Section 10.5(a) or Section 10.5(b), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)                                     increase any Revolving A Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving A Commitment of any Lender;

(ii)                                  increase any Revolving B Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving B Commitment of any Lender;

(iii)                               amend the definition of “Required Class Lenders without the consent of Required Class Lenders of each Class; provided, with the consent of Collateral Agent and the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Required Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(iv)                              amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension (whether constituting a Revolving Loan or a Term Loan) without the consent of Required Class Lenders of the affected Class;

(v)                                 alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.14 or Section 2.15 without the consent of Required Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(vi)                              amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(d) without the written consent of Collateral Agent and of the applicable L/C Issuer; or

(vii)                           amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)                                 Execution of Amendments, etc.  Collateral Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Section 10.6.                          Successors and Assigns; Participations.

(a)                                 Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Register.  Company, Agents and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments, Loans and Letter of Credit Obligations listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to Administrative Agent and recorded in the Register as provided in Section 10.6(e).  Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments, Loans or Letter of Credit Obligations.

(c)                                  Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)                                                  to any Person meeting the criteria of clause (a)(i) or clause (b)(i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Collateral Agent; and

(ii)                                               to any Person otherwise constituting an Eligible Assignee with the consent of Collateral Agent and Company (such consent of Company not to be unreasonably withheld, delayed and conditioned and not to be required during the occurrence and continuation of an Event of Default); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $1,000,000 (or such lesser amount as may be agreed to by Company and Collateral Agent or as shall constitute the aggregate amount of the applicable Revolving Commitments and applicable Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by Company and Collateral Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

(d)                                 Mechanics.  The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(d).

(e)                                  Notice of Assignment.  Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f)                                   Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Revolving Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party.

(g)                                  Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register:  (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, (1) each L/C Issuer shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder, and (2) such assigning Lender shall continue to be entitled to the benefit of all indemnities and expense reimbursements hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any, and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)                                 Participations.

(i)                                                  Each Lender shall have the right at any time to sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.  The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating.  Company agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided that such participant (i) shall not be entitled to receive any greater payment under Section 2.18, with respect to any participation, than its participating Lender would have been entitled to receive and (ii) shall comply with the requirements of Section 2.19 as though it were a Lender.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender.

(ii)                                               In the event that any Lender sells participations in its Commitments, Loans or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Company, maintain a register on which it enters the name of all participants in the Commitments, Loans or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans or Obligations which are the subject of the participation (the “Participant Register”).  A Commitment, Loan or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide).  The Participant Register shall be available for inspection by Company at any reasonable time and from time to time upon reasonable prior notice.

(i)                                     Certain Other Assignments.  In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Agent may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender or Agent, as between Company and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.

Section 10.7.                          Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.8.                          Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.9.                          No Waiver; Remedies Cumulative.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 10.10.                   Marshalling; Payments Set Aside.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Loan Party makes a payment or payments to Administrative Agent, L/C Issuers or Lenders (or to Administrative Agent, on behalf of Lenders or L/C Issuers), or Administrative Agent, Collateral Agent, L/C Issuers or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11.                   Severability.  In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12.                   Obligations Several; Independent Nature of Lenders’ Rights.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13.                   Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14.      APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 10.15.      CONSENT TO JURISDICTION.  (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 3.1(t) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)           EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1 OR C T CORPORATION SYSTEM, LOCATED AT 111 EIGHTH AVENUE — 13TH FLOOR, NEW YORK, NEW YORK 10011, AND HEREBY APPOINTS C T CORPORATION SYSTEM AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS.  ANY AND ALL SERVICE OF

PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.  IN THE EVENT C T CORPORATION SYSTEM SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF ANY LOAN PARTY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, SUCH LOAN PARTY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.15 ABOVE, AND ACCEPTABLE TO COLLATERAL AGENT, AS EACH LOAN PARTY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON EACH LOAN PARTY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

Section 10.16.      WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17.      Confidentiality.  Each Agent and Lender shall hold all non-public information regarding Company and its Subsidiaries and their businesses identified as such by Company and obtained by such Lender from Company or its Subsidiaries pursuant to the requirements hereof in accordance with such Agent’s or Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, any Agent or Lender may make (i) disclosures of such information to Affiliates of such Agent or Lender and to their respective agents, advisors, counsel, employees, directors, officers and shareholders (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein, (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) disclosures of such information to any investors, members and partners of any Agent, Lender or their Affiliares, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, and (vi) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto), pursuant to legal or judicial process, or pursuant to any request by any Lender’s auditors or regulators (including self-regulatory bodies); provided, unless prohibited by Applicable Law or court order, each Agent and Lender shall make reasonable efforts to notify Company of any request by any Governmental Authority, auditor, regulator (including those of self-regulatory bodies) or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority or by an auditor or regulator (including those of self-regulatory bodies)) for disclosure of any such non-public information prior to disclosure of such information.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.  Notwithstanding the foregoing, on or after the Closing Date, any Agent or Lender may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties)(collectively, “Trade Announcements”).  No Loan Party shall issue any Trade Announcement or disclose the name of any Agent or any Lender except (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (B) with the prior approval of Collateral Agent and such Lender.

Section 10.18.      Usury Savings Clause.  Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.  In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.19.      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

Section 10.20.      Effectiveness.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10.21.      PATRIOT Act Notice.  Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.

Section 10.22.      Bank Product Providers.  Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom any Agent is acting.  Each Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed such Agent as its agent and to have accepted the benefits of the Loan Documents.  It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Collateral Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agents shall have the right, but shall have no obligation (except as otherwise agreed in a writing by Agents and the Lenders), to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of any Agent to determine or insure whether the amount of any such reserve is appropriate or not.  No Agent shall have any obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider.  In the absence of an updated certification, each Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agents by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof).  Loan Parties may obtain Bank Products from any Bank Product Provider, although Loan Parties are not required to do so.  Loan Parties acknowledge and agree that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., as its general partner

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

GENERAL PARTNER:

FERRELLGAS, INC.

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

GUARANTOR SUBSIDIARIES:

BLUE RHINO GLOBAL SOURCING, INC.

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

[Financing Agreement]

BRIDGER LOGISTICS, LLC

By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

BRIDGER LAKE, LLC
BRIDGER MARINE, LLC
BRIDGER ADMINISTRATIVE SERVICES II, LLC
BRIDGER REAL PROPERTY, LLC
BRIDGER TRANSPORTATION, LLC
BRIDGER LEASING, LLC
BRIDGER STORAGE, LLC
BRIDGER RAIL SHIPPING, LLC

By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

J.J. ADDISON PARTNERS, LLC
J.J. KARNACK PARTNERS, LLC
J.J. LIBERTY, LLC

By:	Bridger Real Property, LLC, its sole member
By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

[Financing Agreement]

BRIDGER ENVIRONMENTAL, LLC BRIDGER TERMINALS, LLC
BRIDGER SWAN RANCH, LLC
SOUTH C&C TRUCKING, LLC

By:	Bridger Logistics, LLC, its sole member
By:	Ferrellgas, L.P., its sole member
By:	Ferrellgas, Inc., its general partner

By:	/s/ Doran Schwartz
Name:	Doran Schwartz
Title:	SVP — Chief Financial Officer and Treasurer

[Financing Agreement]

TPG SPECIALTY LENDING, INC.,
as Administrative Agent, Collateral Agent, Lead Arranger and a Lender

By:	/s/ Robert (Bo) Stanley
Name: Robert (Bo) Stanley
Title: President

[Financing Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent, a L/C Issuer and a Lender

By:	/s/ Steve C. Roberts
Name: Steve C. Roberts
Title: Senior Vice President

[Financing Agreement]

TAO TALENTS, LLC,
as a Lender

By:	/s/ Steven Pluss
Name: Steven Pluss
Title: Vice President

[Financing Agreement]

PONTUS HOLDINGS LTD.,
as a Lender

By:	/s/ Russell Bryant
Name: Russell Bryant
Title: Chief Financial Officer Quadrant Capital Advisors, Inc. Investment Advisor to Pontus Holdings, Ltd.

[Financing Agreement]

APPENDIX	A-1

TO FINANCING AGREEMENT

Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
TPG Specialty Lending, Inc.	$93,500,000.00	34.00%
TAO Talents, LLC	$172,333,333.00	62.67%
Pontus Holdings Ltd.	$9,166,667.00	3.33%
Total	$275,000,000.00	100%

APPENDIX A-1

APPENDIX	A-2

TO FINANCING AGREEMENT

Revolving A Commitments

Lender	Revolving A Commitment	Pro Rata Share
PNC Bank, National Association	$200,000,000	100%
Total	$200,000,000	100%

APPENDIX A-2

APPENDIX	A-3

TO FINANCING AGREEMENT

Revolving B Commitments

Lender	Revolving B Commitment	Pro Rata Share
TPG Specialty Lending, Inc.	$34,000,000.00	34.00%
TAO Talents, LLC	$62,666,667.00	62.67%
Pontus Holdings Ltd.	$3,333,333.00	3.33%
Total	$100,000,000.00	100%

APPENDIX A-3

APPENDIX	B

TO FINANCING AGREEMENT

Notice Addresses

FERRELLGAS, L.P.

Ferrellgas, L.P.

One Liberty Plaza, MD 22

Liberty, Missouri 64068

Attention:  Chief Financial Officer

Email:   doranschwartz@ferrellgas.com

with a copy to:

Bracewell LLP

1251 Avenue of the Americas, 49th Floor

New York, New York 10020

Attention:  Robin J. Miles, Esq.

Facsimile:  1-800-404-3970

Email:  robin.miles@bracewell.com

APPENDIX B

TPG SPECIALTY LENDING, INC.,
as Administrative Agent, Collateral Agent and Lead Arranger

Principal Office:

TPG Specialty Lending, Inc.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention:  Legal and Compliance Department
Facsimile:  415-486-5954
Email:  documents@tpg.com

with a copy to:

TPG Specialty Lending, Inc.
888 7th Avenue
35th Floor
New York, New York  10019
Attention:  Craig Hamrah
Email: chamrah@tpg.com

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attention:  Frederic L. Ragucci, Esq.
Facsimile:  212-593-5955
Email: frederic.ragucci@srz.com

APPENDIX B

PNC Bank, National Association,
as a L/C Issuer

Principal Office:

PNC Bank, National Association
350 South Grand Avenue, Suite 3850
Los Angeles, CA 90071
Attn: Relationship Manager

Fax No.:  (626) 432-4589

APPENDIX B

Schedule 1.1-A

Certain Material Real Estate Assets

RECORD OWNER	CITY	STATE	ADDRESS	ZIP	USE	FAIR MARKET VALUE
Ferrellgas, L.P.	Tucson	AZ	4200 N SULLINGER AVENUE	85705	Office, Bulk Storage and Dock	**
Ferrellgas, L.P.	Elk Grove	CA	9765 AND 9797 DINO DRIVE	95624	Office, Bulk Storage and Dock	**
Ferrellgas, L.P.	San Marcos	CA	1425 GRAND AVENUE	92069	Office and Bulk Storage	**
Ferrellgas, L.P.	Santa Ana	CA	2125 WEST 17TH STREET	92706	Office and Bulk Storage	**
Ferrellgas, L.P.	Riviera Beach	FL	6982 BARBOUR RD.	33407	Office, Bulk Storage and Dock	**
Ferrellgas, L.P.	Frederick	MD	9023 BALTIMORE ROAD	21701	Bulk Storage and Dock	**
Ferrellgas, L.P.	Hamptonville	NC	1309 BUCK SHOALS ROAD	27020	Office, Bulk Storage and Tank Cylinder Refurbishing Facility	**
Ferrellgas, L.P.	Woodbridge	NJ	369 MAIN STREET	07095	Office, Bulk Storage and Dock	**
Ferrellgas, L.P.	Portland	OR	641 NE LOMBARD STREET	97211	Office, Bulk Storage and Dock	**
Ferrellgas, L.P.	Tiverton	RI	896 FISH ROAD	02878	Office, Bulk Storage and Dock	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

1

Ferrellgas, L.P.	Asherton	TX	10349 SOUTH US HIGHWAY 83	78827	Salt Water Disposal Well	**
Ferrellgas, L.P.	Hutchins	TX	1828 CARPENTER ROAD	75141	Office, Bulk Storage and Tank Cylinder Refurbishing Facility	**
Ferrellgas, L.P.	Kenedy	TX	1777 FM 792	78119	Salt Water Disposal Well	**

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

2

Schedule 4.1

Jurisdictions of Organization and Qualification

	Entity	Jurisdiction of Organization	Restricted Subsidiary vs. Unrestricted Subsidiary
1.	Ferrellgas Partners, L.P.	Delaware	N/A
2.	Ferrellgas, L.P.	Delaware	N/A
3.	Ferrellgas, Inc.	Delaware	N/A
4.	Bridger Storage, LLC	Louisiana	Restricted Subsidiary
5.	Bridger Real Property, LLC	Delaware	Restricted Subsidiary
6.	Bridger Rail Shipping, LLC	Louisiana	Restricted Subsidiary
7.	Bridger Leasing, LLC	Louisiana	Restricted Subsidiary
8.	Bridger Transportation, LLC	Louisiana	Restricted Subsidiary
9.	Ferrellgas Partners Finance Corp, Inc.	Delaware	Unrestricted Subsidiary
10.	Ferrellgas Acquisition Company, LLC	Kansas	Unrestricted Subsidiary
11.	Bridger Lake, LLC	Delaware	Restricted Subsidiary
12.	J.J. Karnack Partners, LLC	Texas	Restricted Subsidiary
13.	J.J. Liberty, LLC	Texas	Restricted Subsidiary
14.	FNA Canada, Inc.	Delaware	Unrestricted Subsidiary
15.	Blue Rhino Global Sourcing, Inc.	Delaware	Restricted Subsidiary
16.	Ferrellgas Receivables, LLC	Delaware	Unrestricted Subsidiary
17.	Ferrellgas Finance Corp., Inc.	Delaware	Unrestricted Subsidiary
18.	Ferrell Propane, Inc.	Kansas	Unrestricted Subsidiary
19.	FCI Trading Corp.	Delaware	Unrestricted Subsidiary
20.	South C&C Trucking, Inc.	Texas	Restricted Subsidiary
21.	Bridger Administrative Services II, LLC	Delaware	Restricted Subsidiary
22.	Bridger Environmental, LLC	Texas	Restricted Subsidiary
23.	Bridger Logistics, LLC	Louisiana	Restricted Subsidiary
24.	Bridger Marine, LLC	Delaware	Restricted Subsidiary
25.	Bridger Swan Ranch, LLC	Delaware	Restricted Subsidiary
26.	Bridger Terminals, LLC	Delaware	Restricted Subsidiary
27.	J.J. Addison Partners, LLC	Texas	Restricted Subsidiary

3

Schedule 4.2

Capital Stock and Ownership

Entity	Outstanding Equity Interests	Equity Ownership
Ferrellgas, Inc., a Delaware corporation	990 Shares	100% by Ferrell Companies Inc.
Ferrellgas, L.P., a Delaware limited partnership	General Partnership Interest Limited partnership Interest	1.0101% by Ferrellgas, Inc. 99% by Ferrellgas Partners, L.P.
Blue Rhino Global Sourcing, Inc., a Delaware corporation	100 Shares	100% by Ferrellgas, L.P.
Bridger Marine, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Lake, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Administrative Services II, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Real Property, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
J.J. Addison Partners, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC
J.J. Karnack Partners, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC
J.J. Liberty, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Real Property, LLC
Bridger Logistics, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Ferrellgas, L.P.
Bridger Transportation, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Leasing, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Storage, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Rail Shipping, LLC, a Louisiana limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Bridger Terminals, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC

4

Bridger Swan Ranch, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Bridger Terminals, LLC
Bridger Environmental, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
South C&C Trucking, LLC, a Texas limited liability company	Limited liability company membership interest	100% by Bridger Logistics, LLC
Ferrellgas Receivables, LLC, a Delaware limited liability company	Limited liability company membership interest	100% by Ferrellgas, L.P.
Ferrellgas Finance Corp., a Delaware Corporation	1000 Shares	100% by Ferrellgas, L.P.
FNA Canada, Inc., a Delaware Corporation	100 Shares	100% by Ferrellgas, L.P.

5

Schedule 4.12

Real Estate Assets

1.              See disclosures set forth on Schedule 1.1.

2.              Net Lease dated March 2, 2005, First Addendum to Net Lease dated August 28, 2007, First Amendment to Lease dated April 1, 2015, between Tower Properties Company, as landlord, and Ferrellgas, L.P., as tenant, as amended, restated, or otherwise modified from time to time in accordance with the Financing Agreement.

6

Schedule 4.13

Environmental Matters

None.

7

Schedule 4.15

Material Contracts

1.              Senior Note Documents.

2.              Amended and Restated Receivable Sale Agreement, dated as of January 19, 2012, between Ferrellgas, L.P. and Blue Rhino Global Sourcing, Inc., as originators, and Ferrellgas Receivables, LLC, as buyer.

8

Schedule 4.23

Intellectual Property

[See attached.]

9

LIST OF U.S. COPYRIGHT REGS.

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
TX0008227789 / 2016-02-03	Ferrellgas: The First Seventy-Five Years 1939-2014	Book, 216 p.	Ferrellgas	2015	Ferrellgas, employer for hire
TXu000452711 / 1991-01-14	Ferrellgas propane fundamentals.	3 v.	Ferrellgas, Inc.	1990	Ferrellgas, Inc., employer for hire of Clifford C. Slisz.
TXu000587703 / 1992-10-21	Product delivery and container installation.	2 v., sheets + videocassette; 1/2 in.	Ferrellgas, Inc., employer for hire of Clifford C. Slisz.	N/A
TXu000453141 / 1991-01-16	Transport drivers technical training.	N/A	Ferrellgas, Inc.	1990	Ferrellgas, Inc., employer for hire of Clifford C. Slisz.
TX0005361089 / 2001-02-09	[Mr. Bar-B-Q 6000 series]	Product packaging.	Mr. Bar-B-Q, Inc.	2000	text and graphics: Charles Santulli; photos: Jacqui Silla; text of warranty: Mr. Bar-B-Q, Inc., employer for hire.
TX0005349372 / 2001-02-06	Premium 5 piece stainless steel tool set with aluminum case	Labels on boxes	Mr. Bar-B-Q, Inc.	2000	text and graphics: Charles Santulli; photos: Jacqui Silla; text of warranty: Mr. Bar-B-Q, Inc., employer for hire.
VAu000436198 / 1998-10-29	3 horses	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436187 / 1998-10-29	3 maidens	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VA0000863508 / 1997-04-10	5 pc. wrought iron fireset :	Product packaging	Uniflame, Inc. Assignee:	1996	Uniflame, Inc.

10

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
	item no. T10220BK		Blue Rhino Corporation.
VAu000485112 / 2000-03-06	Angel fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000485121 / 2000-03-06	Angel with harp fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000485110 / 2000-03-06	Angel with roses fountain.	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000391287 / 1998-11-06	Angel with sea horn	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436197 / 1998-10-29	Baby angel	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485114 / 2000-03-06	Boy and girl fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000436178 / 1998-10-29	Boy with dolphin	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485109 / 2000-03-06	Boy with fish fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000485113 / 2000-03-06	Cherubs fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000436188 / 1998-10-29	Country boy	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485115 / 2000-03-06	Deer fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.

11

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
VAu000485108 / 2000-03-06	Fishing bears fountain	Sculpture	Uniflame, Inc.	2000	Uniflame, Inc.
VAu000436186 / 1998-10-29	Gardener’s delight	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436182 / 1998-10-29	Girl with goose	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436177 / 1998-10-29	Gone fishing	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485118 / 2000-03-06	Kissing pixies	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000436185 / 1998-10-29	Large Gothic lion	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436199 / 1998-10-29	Lovers at water well	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485111 / 2000-03-06	Lover’s choice fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485123 / 2000-03-06	Loving kids fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485119 / 2000-03-06	Maidens with vases	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000391288 / 1998-11-06	Man with lion	Sculpture	Uniflame, Inc. Assignee:	1998	Uniflame, Inc.

12

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
			Blue Rhino Corporation.
VAu000436181 / 1998-10-29	Mother and child	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485116 / 2000-03-06	Mother and child fountain	Sculpture	Uniflame, Inc	1998	Uniflame, Inc.
VAu000485122 / 2000-03-06	Musicians fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000436189 / 1998-10-29	New age	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436193 / 1998-10-29	Ornate bowl	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485120 / 2000-03-06	Pixie fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485125 / 2000-03-06	Poly resin bamboo style garden torch	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485126 / 2000-03-06	Poly resin monkey garden torch	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485127 / 2000-03-06	Poly resin playful frog garden torch	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000485117 / 2000-03-06	Raccoons fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.
VAu000436196 / 1998-10-29	Rock fountain	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.

13

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
VAu000436190 / 1998-10-29	Roman beauty	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436194 / 1998-10-29	Rose bowl	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436191 / 1998-10-29	Rose pedestal	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436200 / 1998-10-29	Sitting beauty	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436180 / 1998-10-29	Sitting lovers	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436184 / 1998-10-29	Small Gothic lion	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436176 / 1998-10-29	Three tier fountain	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436175 / 1998-10-29	Two tier fountain	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485128 / 2000-03-06	Umbrella couple fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.

14

Registration No. / Date	Title	Description	Copyright Claimant	Date of Creation	Authorship
VAu000436195 / 1998-10-29	Victorian bowl	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436192 / 1998-10-29	Victorian pedestal	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436179 / 1998-10-29	Water lily	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000436183 / 1998-10-29	Wishing well	Sculpture	Uniflame, Inc. Assignee: Blue Rhino Corporation.	1998	Uniflame, Inc.
VAu000485124 / 2000-03-06	Lovers fountain	Sculpture	Uniflame, Inc	2000	Uniflame, Inc.

15

=--::c----·'"". .. Ansatebarbecue Mr.BarBQinc.,Oid BWERHINOGlOBAL \ r-:;f, le=•,=.,tu -tM <-'/ , ld-+B w=E RH=IN=o G=w i-mp l,-m-,,-,tU ,-,--+---------+ffi= =48F =OO>=-16 Barbecue grill cleaner US1liJ727797ll' Mr.BarBQinc Oid Bethpage,NY,US BWERHINOGlOBAL Zemel,Marc Barbecue grill cleaning tool Mr.BarBQinc Oid Bethpage,NY,US BWERHINOGlOBAL Zemel,Marc Barbecuegrillingtool US1004213782F Mr.BarBQinc Oid Bethpage,NY,US BWERHINOGlOBAL Zemel,Marc --. -ru-e i-m --. -ru-e Barbecue implement p l.-m-,,-,tu USllDE02635F Q 1F -+ : -, .=.,. , -+M ,_ B•-Mr.Oar-0-Q-Inc.,Oid Oethpage,NY,US : - .o c B - Io-,_ p=ld Beth,.e,NY,ffi OWE RHINO GlOBAL SOURCING INC. +B W=E RH=IN=o G= SOURCINGINC. M L4= ----4= - W M L4= ----4= ---re-m el . ,-----re-m el . Zemel,Marc ,--·---+-------Barbecueimplement US10J7Z80948F Mr.OarO-Q lnc.,Oid Oethpage,NY,US OWERHINOGlOBAL SOURCING INC. Zemel,Marc Barbecueimplement US1lll5130596F Mr.OarOQinc Oid Oethpage,NY,US OWERHINOGlOBAL Zemel,Marc Barbecueimplement with inlay grip US1lll5131801F Mr.OarOQinc Oid Oethpage,NY,US OWERHINOGlOBAL Zemel,Marc / Barbecue implement with laminated grip US1(1)6Z4-7201F Mr.OarOQinc Oid Oethpage,NY,US OWERHINOGlOBAL Zemel,Marc Barbecue implement with laminated grip US1(1)6Z4-72lBF Mr.OarOQinc Oid Oethpage,NY,US MROAROQINC Zemel,Marc Barbecue implement with laminated grip US1(1)6Z4-720ZF Mr.OarOQinc Oid Oethpage,NY,US OWERHINOGlOBAL Zemel,Marc / Barbecueimplement with laminated grip US1lll5138UBF Mr.OarOQinc Oid Oethpage,NY,US OWERHINOGlOBAL SOURCING.INC. Zemel,Marc / Barbecue implement withmultitonehand grip USllDnZZ551F Mr.Oar-0-Q-Inc.,Oid Oethpage,NY,US OWE RHINO GlOBAL SOURCING INC. Zemel,Marc -t . ru=e=g Barbecue grill ril l, Chung Kio sky,Taichung,TW B• < BQ I="' ·O Bethpage,NY,US BLUE RHINO GLOBAL Id B W E RH IN O G W M L ---- re=m el . Chung,Kiosky , ,-n <;j Barbecue grill cleaner US10J7295548F Mr.BarBQinc Oid Bethpage,NY,US BWERHINOGlOBAL Zemel,Marc US2007277968F.2007-F..=....,..-.....•.=....o.c··.t.,oT"''" '" ----c------"-f.:!!,.".' ,,,.,, '!.',."'-oc---='-of.·-. "'""""''·Nv.us ....'.=.•".'"'"'""' ?· 9·:."".''."" "":C'"-C'"'-=--9-'•·"•."."'"-. 2006-0131 . -----9"' 2(1)4.-09-23 """'"'o-----.'.9 Zemei,Marc fnlni:P Drawmc (\ lm: POFeoPJ .. RebtedAppliiatimL• US1004213781F,2004r

Publication Number	Title	Application Number	Applicant	Assignee - Current	Publication Date	Priority Date	Inventor	Front Page Drawing	PDF Copy	NOTES	Related Application
USD513947S1	Arcuate barbecue skewer	US2004217688F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-01-31	2004-09-23	Zemel, Marc				US20042137817,2004-09-23
USD512885S1	Arched barbecue skewer	US20042137817	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2005-12-20	2004-09-23	Zemel, Marc				
USD680795S1	Barbecue grill	US2011406357F	Chung Klosky,Taichung,TW	BLUE RHINO GLOBAL SOURCING INC.	2013-04-30	2011-11-12	Chung, Klosky				
USD562009S1	Barbecue grill cleaner	US20072955367F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-02-19	2007-03-15	Zemel, Marc				US20072779970F,2007-03-15
USD561477S1	Barbecue grill cleaner	US20072955548F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-02-12	2007-03-15	Zemel, Marc				US20072779968F,2007-03-15
USD557021S1	Barbecue grill cleaner	US20072779970F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-12-11	2007-03-15	Zemel, Marc				
USD557901S1	Barbecue grill clearing tool	US20072779968F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-12-25	2007-03-15	Zemel, Marc				
USD510510S1	Barbecue grilling tool	US20042137827F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2005-10-11	2004-09-23	Zemel, Marc				
USD569174S1	Barbecue implement	US20083026315F	Mr. Bar B Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-05-20	2007-06-11	Zemel, Marc				US20072809487,2007-06-11
USD535145S1	Barbecue implement	US20062471915F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-01-16	2005-05-25	Zemel, Marc				US20052305967F,2005-05-25
USD564292S1	Barbecue implement	US20072816715F	Mr. Bar B Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-18	2007-06-11	Zemel, Marc				US20072809487,2007-06-11
USD564291S1	Barbecue implement	US20072809487F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-18	2007-06-11	Zemel, Marc				
USD533397S1	Barbecue implement	US20052305967F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-12-12	2005-05-25	Zemel, Marc				
USD529335S1	Barbecue implement with inlay grip	US20052318007F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-10-03	2005-04-08	Zemel, Marc				US20052271827,2005-04-08
USD535853S1	Barbecue implement with laminated grip	US20062472007F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-01-30	2005-09-12	Zemel, Marc				US20052381037,2005-09-12
USD535519S1	Barbecue implement with laminated grip	US20062472007F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	MR BAR B Q INC	2007-01-23	2005-09-12	Zemel, Marc				US20052381037,2005-09-12
USD535147S1	Barbecue implement with laminated grip	US20062472027F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-01-16	2005-09-12	Zemel, Marc				US20052381037,2005-09-12
USD531853S1	Barbecue implement with laminated grip	US20052381037F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING, INC.	2006-11-14	2005-09-12	Zemel, Marc				
USD588875S1	Barbecue implement with multi tone hand grip	US20083225515F	Mr. Bar B Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-03-24	2008-08-07	Zemel, Marc				

16

I I ,,rmJ I I IB-15 I Mr. BarB lnc.,Oid B-Q lnc.,Oid - u-Mr. BarB lnc.,Oid IBLUEI = 17 Mr. Bar B-Q lnc,.Oid Bethpage,NY,US IBLUEI I I soURCING INC. 101J'HI>13 0723I Zemei,Ma<e rmJ Mr. Bar B-Q lnc.,Oid Bethpage,NY,US IBLUEI I I SOURCING INC. I BLUE RHINO GlORAl I SOURCING INC. 2011>,..31 2011>01>29 ,..07I Zemei,Ma<e rmJ lml = IZemei,Ma<e I Mr. Bar B-Q lnc.,Oid Bethpage,NY,US 0723 07-23 Mr. Bar B-Q lnc.,Oid Bethpage,NY,US I BLUE RHINO GlORAl I SOURCING INC. 201J1<04-15 201l>IB-15 I Zemei,Ma<e rmJ IB-15 Mr. BarB Q lnc.,Oid Bethpage,NY,US IBLUEI I I soURCING INC. J<XJl-01-11 201l>IB-15 I Zemei,Ma<e I lml IB-15 Mr. BarB Q lnc.,Oid Bethpage,NY,US IBLUEI I I soURCING INC. J<XJl-01>26 201l>IB-15 I Zemei,Ma<e IB-15 Mr. BarB Q lnc.,Oid Bethpage,NY,US IBLUEI I I SOURCING INC. J<XJl-01>26 =-12 I Zemei,Ma<e rmJ 12 Mr. BarB Q lnc.,Oid Bethpage,NY,US I BLUE RHINO GlORAl I SOURCING INC. J<XJl-01>26 201l>IB-15 I Zemei,Ma<e I rmJ 'JfYlf> } ' Q Bethpage,NY,US I BLUE RHINO GlORAl I SOURCING INC. J<XJl-01>19 201l>IB-15 I rmJ 'JfYlf> IB-15 Zemei,Ma<e Mr. Bar B-Q lnc.,Oid Bethpage,NY,US I BLUE RHINO GlORAl I SOURCING INC. 20ili<IB-18 J<XJ705-I>II Zemei,Ma<e # rmJ Mr. Bar Bethpage,NY,US IBLUEI I I soURCING INC. 201J1<07-01 J<XJ705-I>II Zemei,Ma<e II lml 05-1>1 Mr. BarB Q lnc.,Oid Bethpage,NY IBLUEI I I soURCING INC. 2004-28 2<XB--12 15 I Zemei,Ma<e lml Q Bethpage,NY I I SOURCING INC. 2004-,..to 201B-,..29 I Zemei,Ma<e rmJ Mr. Bar B-Q lnc.,Oid Bethpage,NY,US IBLUEI I I SOURCING INC. 201l1<11-l>l = toI Zemei,Ma<e dj rmJ to Mr. Bar B-Q lnc.,Oid Bethpage,NY,US I BLUE RHINO GlORAl I SOURCING INC. 201J1<07-01 = toI Zemei,Ma<e @j,.,_.,,_.,'L rmJ

US2008321788F	Mr. Bar-B-Q- Inc,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-10-13	2008-07-23	Zemel, Marc				
US2009332469F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-08-31	2008-08-07	Zemel, Marc				US2008322551F,2008-08-07
US2009343101F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-06-29	2008-07-23	Zemel, Marc				US2008321788F,2008-07-23
US2007275857F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-04-15	2006-03-15	Zemel, Marc				US2006256034F,2006-03-15
US2007275862F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-07-17	2006-03-15	Zemel, Marc				US2006256034F,2006-03-15
US2007275861F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-06-26	2006-03-15	Zemel, Marc				US2006256034F,2006-03-15
US2006256034F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-06-26	2005-09-12	Zemel, Marc				US2005238103F,2005-09-12
US2007275859F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-06-26	2006-03-15	Zemel, Marc				US2006256034F,2006-03-15
US2007275858F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-06-19	2006-03-15	Zemel, Marc				US2006256034F,2006-03-15
US2007279627F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-18	2007-05-04	Zemel, Marc				
US2008302484F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-07-01	2007-05-04	Zemel, Marc				US2007279627F,2007-05-04
US2003195475F	Mr. Bar B Q Inc.,Old Bethpage,NY	BLUE RHINO GLOBAL SOURCING INC.	2004-09-28	2003-12-15	Zemel, Marc				
US2003189113F	Mr. Bar B Q Inc.,Old Bethpage,NY	BLUE RHINO GLOBAL SOURCING INC.	2004-08-10	2003-08-29	Zemel, Marc				
US2008318721F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-11-04	2007-09-10	Zemel, Marc				US2007284511F,2007-09-10
US2007284511F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-07-01	2007-09-10	Zemel, Marc				

17

2CXJ/-02-14 2CXJ/-03-16 2CXJ/-03-16 2CXJ/-03-16 2CXJ/-03-16 18 Mr. BarB Q lnc.,Oid Bethpage,NY,US Mr. B.ar-8-Q-Inc.,Oid Bethpage,NY,US Mr. B.ar-8-Q-Inc.,Oid Bethpage,NY,US Mr. B.ar-8-Q-Inc.,Oid Bethpage,NY,US Mr. BarB Q lnc.,Oid Bethpage,NY,US

US2007277109F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-02-19	2007-02-14	Zemel, Marc				
US2007299091F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-03-24	2007-03-16	Zemel, Marc				US2007278009F, 2007-03-16
US2007299092F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-10-28	2007-03-16	Zemel, Marc				US2007278009F, 2007-03-16
US2007299088F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-08-05	2007-03-16	Zemel, Marc				US2007278009F, 2007-03-16
US2007278009F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-02-19	2007-03-16	Zemel, Marc				

18

19 US1016577391F BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US BLUE RHINO GLOBAL SOURCING INC. 2017-07-04 Zemel,Marc I Schillen,Adam llii),IOI.)dl t57F" US1(Di247181F,2006-0&<J5 US1(Di247181F Mr. B.ar-8-Q-lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2008-03-11 Zemel,Marc US100524SS33F Mr.B.arBQinc.,Oid Bethpage,NY,US BLUERHINOGLOBAL SOURCING INC. 2006-12-26 2<XE-12-23 Zemel,Marc US2008322179F Mr. B.ar-8-Q-lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2008-11-18 Zemel,Marc US1(Di2477UF Mr.B.arBQinc.,Oid Bethpage,NY,US BLUERHINOGLOBAL SOURCING INC. 2(X}]-06-19 Zemel,Marc Mr. B.ar-8-Q-lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2009-06-02 2aB-12-18 Zemel,Marc US2002158039F CPO Associates lnc.,Winston Sale m,NC BLUE RHINO GLOBAL SOUR CINGLLC 2004-12-14 2002-03-28 Boss ler, Martin C. US200318S002F Mr. BarB Q lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-01 31 Zemel,Marc I US2009351002F Mr. B.ar-8-Q-lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2010-05-25 Zemel,Marc US2003183970F CPO Associates Inc.,Winston Sale m,NC,US BLUE R HINO GLOBAL SOUR CING LLC 2005-09-20 2003-06-19 Be Imont, Richard E. I Achor, Richard E. US1010064109F Mr. BAR-B-Q-lnc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-03-13 Zemel,Marc US101448aBSF US1016557922F Blue Rhino Global Sourcing lnc.,Liberty,I'IID,US Blue Rhino Global Sourcing lnc.,Liberty,I'IID,US BLUE RHINO GLOBAL SOURCING INC. BLUE RHINO GLOBAL SOURCING INC. 2015-05-05 2018-02-27 2014-01-23 2016-03-14 Zemel,Marc I Schillen,Adam Zemel,Marc I Schillen,Adam US2007278!DiF Mr. B.ar-8-Q-Inc.,Oid Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2008-07-01 2(X}]-04--13 Zemel,Marc US1015536585F BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US BLUE RHINO GLOBAL SOURCING INC. 2017-01-31 2015-...18 Zemel,Marc I Schillen,Adam

US2016577391F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-07-04	2016-09-13	Zemel, Marc | Schillen, Adam				
US2006247181F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-11	2006-06-05	Zemel, Marc				
US2005245533F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-12-26	2005-12-23	Zemel, Marc				
US2008322179F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-11-18	2008-07-30	Zemel, Marc				
US2006247710F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-06-19	2006-06-05	Zemel, Marc				US2006247181F,2006-06-05
US2008329589F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-06-02	2008-12-18	Zemel, Marc				
US2002158039F	CPD Associates Inc.,Winston Salem,NC	BLUE RHINO GLOBAL SOURCING LLC	2004-12-14	2002-03-28	Bossler, Martin C.				
US2003185002F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-01-31	2003-06-20	Zemel, Marc				
US2009351092F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-05-25	2009-11-30	Zemel, Marc				
US2003183970F	CPD Associates Inc.,Winston Salem,NC,US	BLUE RHINO GLOBAL SOURCING LLC	2005-09-20	2003-06-19	Belmont, Richard E. | Achor, Richard E.				
US2010364109F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-03-13	2010-06-18	Zemel, Marc				
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19

US9.6375B2 Con necti ng structure for barbecue grill US1508S0NZA REVOACE INC.,Taichung,TW I REVOACE INC,Taichung,TW I Blue Rhino Global REVOACE INC. I BLUE RHINO GLOBAL SOURCING INC 2016-12-27 2015-01-16 Chang, Shu-lui .... I- :TT:, ,---- NI la -  US1S09SONZA,2016-0} 31I US19598223A,2015-01-16 US20160206145A1 CONNECTING STRUCTURE FOR BARBECUE.. US1S08S06ZA REVOACE INC,Taichung City,TW I Blue Rhino Global Sourcing I nc.,Wirlston Sale m,NC,US REVOACE INC. I BLUE RHINO GLOBAL SOURCING INC 2016-01-21 2015-01-16 CHA NG, SHUTIUI 1 , I- .Tiiii-, --- -1 . 11 US19.59.551A,2015-0, W 05069142551 Container US2012996BE. Ferrellgan Real Estate I nc.,libe rty,MO,US I Mr. Bar-B-Q- I nc.,Old BLUE RHINO GLOBAL SOURCING INC. Bethpage,NY,US 2013-10-15 2013-02-28 Zemel, Marc I Schi Ilan, Adam 44 11211 USD679956S1 Container US201291.67SOF Mr BAR-B-Q- I nc.,Old Bethpage,NY,US I Zemel Marc,Melville,NY,US BLUE RHINO GLOBAL SOURCING INC. 201309-16 2012-.27 Zemel, Marc USD5.759S1 Container US2006.2.52. Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-02-25 2006-11-20 Zemel, Marc 1-1 USD5N22251 Contour gri p for barbecue Wok US20091.231F Mr. Bar B Q Inc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-10-02 2009-0,19 Zemel, Marc USDSCORWS1 Cooking aid US2001.1011. Mr. Bar B Q Inc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-02-05 2005051/3 Zemel, Marc USD5.286S1 USD5.51.1 Cooking device Cooking device U52001196655F US20062961389F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US Mr. Bar B Q Inc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. BLUE RHINO GLOBAL SOURCING INC. 2006-02-111 200N-01-01 2006-051/3 2005051/3 Zemel, Marc Zemel, Marc !  L52006296891F,2006-051/3 162005230115f,2005 051/3 U58918F09111 Cooking rack US20107026]0A Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US I Zemel Marc,Melville,NY,US I Margolin Wayne BLUE RHINO GLOBAL SOURCING INC. 201309-16 20058-20 Zemel, Marc I Margolin, Wayne B. 1., 1 g . 1/$1. IS US200.9711.,2005 8-20 US1)7039-8551 Cooking tray US201.29.26. Blue Rhino Global Sourcing I nc,libe rty,MO,US I Ferrellgan Real Estate I nc.,libe rty,MO,US BLUE RHINO GLOBAL SOURCING INC. 2019-09-29 201.2-0429 Zemel, Marc I Schi Ilan, Adam TV U.70249951 Cooking tray US2012920770F Blue Rhino Global Sourcing I nc.,libe rty,MO,US I Zemel Marc,Melville,NY,US BLUE RHINO GLOBAL SOURCING INC. 2019-09-15 2012-08,6 Wmel, Marc I Schi Ilan, Adam MI 05070249851 Cooking tray US:1012920769F Blue Rhino Global Sourcing I nc.,libe rty,MO,US I Zemel Marc,Melville,NY,US BLUE RHINO GLOBAL SOURCING INC. 2019-09-15 2012-08-16 Zemel, Marc I Schi Ilan, Adam ii.,'....41./. .. VII 05062030751 Corrugated folding cooking sheet US2010154795F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 20111-07-27 201001-28 Zemel, Marc • USDA Cover for an insect Wp that utilizes propane gas US20021/390OW Blue Rhino Global Sourcing .241inuton Sale m,NC BLUE RHINO GLOBAL SOURCING . 2009-0,21 200,06-19 Belmont, Richard E. I Achor, Richard E. s ik _g) i .1 l''111 r... USL.1-61,1051 Cutlery sharpener US201026805/F Mr. BAR-B-11- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-111-09 20111-08-17 Zemel, Marc -.' '..t. II USD80,126051 Cutting board US2016582806F BLUE RHINO GLOBAL SOURCING INC.,liberty,MO,US BLUE RHINO GLOBAL SOURCING INC. 2012-12-05 2016-11-09 Zemel, Marc I Schi Ilan, Adam ‘SA..........1.... R11 MD65063251 Deep grilling topper US2011.288201r Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-12-20 2011-8-25 Zemel, Marc I .2.1 05068201851 Detachable handle U4012929165F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US I Zemel Marc,Melville,NY,US I Schi I le n Adam,Dix BLUE RHINO GLOBAL SOURCING INC. 20130519 2012-08-16 Zemel, Marc I Schi Ilan, Adam • ; 05065892251 Detachable handle U520112.65. Mr. BAR-B-12- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-0501 2011-08-8 Zemel, Marc C8.iiv.e, 1121 20

US9526375B2	Connecting structure for barbecue grill	US15086067A	REVOACE INC.,Taichung,TW | REVOACE INC,Taichung,TW | Blue Rhino Global	REVOACE INC. | BLUE RHINO GLOBAL SOURCING INC	2016-12-27	2015-01-16	Chang, Shu-Jui				US15086067A,2016-03-31 | US14598223A,2015-01-16
US20160206145A1	CONNECTING STRUCTURE FOR BARBECUE GRILL	US15086067A	REVOACE INC,Taichung City,TW | Blue Rhino Global Sourcing Inc.,Winston-Salem,NC,US	REVOACE INC. | BLUE RHINO GLOBAL SOURCING INC	2016-07-21	2015-01-16	CHANG, SHU-JUI				US14598223A,2015-01-16
USD691425S1	Container	US20134468887F	Ferreligas Real Estate Inc.,Liberty,MO,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-10-15	2013-02-28	Zemel, Marc | Schillen, Adam				
USD670956S1	Container	US20124167S0F	Mr BAR-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-04-16	2012-03-27	Zemel, Marc				
USD564759S1	Container	US20062505315F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-25	2006-11-20	Zemel, Marc				
USD529333S1	Contour grip for barbecue tools	US20040197234F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-10-03	2004-01-14	Zemel, Marc				
USD560675S1	Cooking aid	US20052230115F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-02-05	2005-05-18	Zemel, Marc				
USD564286S1	Cooking device	US20072966655F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-18	2006-05-18	Zemel, Marc				US20062468884F,2006-05-18
USD558519S1	Cooking device	US20062468884F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-01-01	2005-05-18	Zemel, Marc				US20052301115F,2005-05-18
US8418604B1	Cooking rack	US20167026270A	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US | Margolin Wayne	BLUE RHINO GLOBAL SOURCING INC.	2013-04-16	2005-03-30	Zemel, Marc | Margolin, Wayne B.				US20059470SA,2005-03-30
USD703485S1	Cooking tray	US20134533363F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Ferreligas Real Estate Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-04-29	2013-04-29	Zemel, Marc | Schillen, Adam				
USD702499S1	Cooking tray	US20124297770F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2014-04-15	2012-08-16	Zemel, Marc | Schillen, Adam				
USD702498S1	Cooking tray	US20124297769F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2014-04-15	2012-08-16	Zemel, Marc | Schillen, Adam				
USD620307S1	Corrugated folding cooking sheet	US20103547745F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-07-27	2010-01-28	Zemel, Marc				
USD496642S1	Cover for an insect trap that utilizes propane gas	US20031840004F	Blue Rhino Global Sourcing LLC,Winston Salem,NC	BLUE RHINO GLOBAL SOURCING LLC	2004-09-21	2003-06-19	Belmont, Richard E. | Achor, Richard E.				
USD646140S1	Cutlery sharpener	US20103680357F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-10-04	2010-08-17	Zemel, Marc				
USD804260S1	Cutting board	US20165833808F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-12-05	2016-11-09	Zemel, Marc | Schillen, Adam				
USD650632S1	Deep grilling topper	US20113880201F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-12-20	2011-03-25	Zemel, Marc				
USD682018S1	Detachable handle	US20124297765F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US | Schillen Adam,Dix	BLUE RHINO GLOBAL SOURCING INC.	2013-05-14	2012-08-16	Zemel, Marc | Schillen, Adam				
USD658433S1	Detachable handle	US20113988654F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-01	2011-08-03	Zemel, Marc				

20

16D5023 61 Double bristle grill brush US20031711650F Mr. Bar BO Inc.,Old BeMpage,NY BWE RHINO GLOBAL SOURCING INC. 2005-113-0 1 2003-0 3-31 rn Zeel, Marc .4S- ' is MI 115059407551 Double pronged skewer US201243.5523F r Ferellgas Mal Estate Inc.,Liberly,MO,US I Mr. Bar-BM- Inc.,Old Bethpage,IMUS L BWE RHINO GLOBA SOURCING INC. 2013-11-26 2012-10-25 eel, MarcM I MMMn, Adam , L ,) tli US072010651 Dual handle stone grill cleaner U5201342250. Blue Rhino Global Sourcing BWE RHINO GLOBAL SOURCING INC. 2014-12-23 201311-14 Meel, Marc I Schillen, Adam s fg US077548951 Dual purpose grill US2015.525226F BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2011-01-03 201,04-0 Zeeel, Marc I Schillen, Adam ,74 61 6505201656 Electronic insect swatter US200624613P5F Mr. Bar BO Inc.„Old BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 20117-04-10 200605-111 Zemel, Marc US0774172S1 ire pit 11520141962110F BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-12-13 2014-117-11 Zeeel, Marc I Schillen, Adam lilt° --:- --1 li USD792562S1 Fire pa US20165117506F BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2011-07-10 2014-117-11 eel, Marc I Schillen, Adam 4,‘ N...----- ti US2014496280F,2014-07-11 US20170251210A1 FIRE PIT CONTROL AND ACCESS PANEL US15455871P, BLUE RHINO GLOBAL SOURCING INC.,M nston-Sale m,NC,US BLUE RHINO GLOBAL SOURCING INC. 2017-09-14 201,03-10 Harris, Aaron Edward I Hams, Richard H. 4. 7 1 4.,,,,,,,- , 11'-'----sti II litiVi M US52305M2P,2015-02 10 050672214S1 Flexible skewer 11 ,10103769711F Mr. BaB196,01d Botimagyo,P-11MUS BWE RHINO G LOBAL SOURCING INC 2012-12-11 2010-10-15 /erne!, Marc .C1 MI 05052477251 Floor mat 0520103634450 Mr. Bar-B-11- Inc.,Old BeM US page,NY, BWE RHINO GLOBAL SOURCING INC. 2010-10-05 2010.810 Zeeel, Marc) Bendel, Mith Lin! Mladino, lorra e  US201113523 410,2010- U3-10 9062024561 Floor mat 0520103573410 Mr. Bar-B-11- InyOld BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2010-07-21 2010-0,10 Zemel, Marc I Bendel, Mith L Mladino, lorraine! (13) M US051804351 Foldable cooking sheet U52010351130E6 Mr. Bar-BM-196,01d BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2010-06-22 2010-03-25 Zernel, Marc JP', TO. MD52369E61 Food tag US201891244F Mr. BarB-11-196,01d BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2010.9-14 2010-825 Zemel, Marc 12_1 05015992M1 Fountain grill cleaner US20100.5112M Mr. BAR-B-11- Inc.,Old BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2012-05-15 2010-03-25 Zemel, Marc I 6502505626 Fryer bmket 0520155153610 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 20166-03 201501-22 Zemel, Marc I Schillen, Adam 115076358151 6011 brush 0520155239320 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-0B-16 2015-01-15 Zeeel, Marc I Schillen, Adam '- \ ...." ' 115075E65051 Grill brush 052015.5127910 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-05-24 2015-02-11 /eeel, Marc I Schillen,Adarn Sc-, Z., 115075340451 Grill brush 11,1014500519F BLUE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-04-12 2014-826 Zeeel, Marc I Schillen, Adam US074559.1 Grill brush 11.152014 499 9476RHINO BWE RLOBA G L SOURCING BWE RHINO GLOBA L SOURCING INC. 2016-01-05 2014-0B-20 eel, Marc I Schillen, Adam 1-91.14.,.. . MeV- 2 ‘...„_± ,, t- 1 MD75340351 Grill brush US 1152019 99 6 922ENO BWE RHILOBA L G SOURCING Ixc_ BWE RHINO GLOBA L SOURCING INC. 2016-04-12 2061-122 . MMMn, Adam eel, Marc I --------------.—_. US0595019S1 Grill brush US20134525446 Ferrellgas Mal Eslate Inc.,Liberly,MO,US FERRELLGAS REAL ESTATE INC. 2013-12-10 201304-19 Meel, Marc I Schillen, Adam 11506999991 Grill brush 092013442053F Blue Rhine Global Sourcing Inc.,Liberly,MO,US I Mr. Bar-B-Cl- Inc.,Old BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2014-02-25 2013-03-07 ZeMeb Marc I Schillen, Adam ,,,,..:"' ...---' 11=116'' 2 C 11505931191 Grill brush 052013447/1460 Ferrellgas Real Esiate Inc.,Liburty,MT,US I Mr. Bar-BM- Inc,Old BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2013-09-24 2013-63-07 Zeeel, Marc I Schillen, Adam Z 05059311.1 Grill brush 052012435129F Ferrellgas Mal Estate Inc.,Liberly,MMUS I Mr. Bar-BM- Inc.,012 BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2013-09-24 2012-11-01 Zeeel, Marc I Schillen, Adam MD55312551 Grill brush US2012417690F Mr. BAR-611- Inc.091 BeMpage,NY,US BWE RHINO GLOBAL SOURCING INC. 2012-07-10 2012-04-06 Zernel, Marc ,,,,4 ,.., rg  21

USD507272S1	Double bristle grill brush	US2003178650F	Mr. Bar B Q Inc.,Old Bethpage,NY	BLUE RHINO GLOBAL SOURCING INC.	2005-03-01	2003-03-31	Zemel, Marc				
USD694875S1	Double pronged skewer	US2012435573F	Ferrellgas Real Estate Inc.,Liberty,MO,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-11-26	2012-10-25	Zemel, Marc | Schillen, Adam				
USD720106S1	Dual handle stone grill cleaner	US2013472602F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-12-23	2013-11-14	Zemel, Marc | Schillen, Adam				
USD775489S1	Dual purpose grill	US2015525726F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-01-03	2015-04-28	Zemel, Marc | Schillen, Adam				
USD540415S1	Electronic insect swatter	US2006246085F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-04-10	2006-05-18	Zemel, Marc				
USD774172S1	Fire pit	US2014496280F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-12-13	2014-07-11	Zemel, Marc | Schillen, Adam				
USD792567S1	Fire pit	US2016587506F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-07-18	2014-07-11	Zemel, Marc | Schillen, Adam				US2014496280F,2014-07-11
US20170261218A1	FIRE PIT CONTROL AND ACCESS PANEL	US15455871A	BLUE RHINO GLOBAL SOURCING INC.,Winston-Salem,NC,US	BLUE RHINO GLOBAL SOURCING INC.	2017-09-14	2016-03-10	Harris, Aaron Edward | Harris, Richard H.				US62306582P,2016-03-10
USD672214S1	Flexible skewer	US2010376978F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-12-11	2010-10-15	Zemel, Marc				
USD624772S1	Floor mat	US2010363445F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-10-05	2010-03-10	Zemel, Marc | Hendel, Keith L. | Paladino, Lorraine				US2010157341F,2010-03-10
USD620096S1	Floor mat	US2010157341F	Mr. Bar-B-Q- Inc,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-07-27	2010-03-10	Zemel, Marc | Hendel, Keith L. | Paladino, Lorraine				
USD618043S1	Foldable cooking sheet	US2010358306F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-06-22	2010-03-25	Zemel, Marc				
USD623996S1	Food tag	US2010358294F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-09-14	2010-03-25	Zemel, Marc				
USD659925S1	Fountain grill cleaner	US2010358298F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-15	2010-03-25	Zemel, Marc				
USD755012S1	Fryer basket	US2015515363F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-05-03	2015-01-22	Zemel, Marc | Schillen, Adam				
USD763581S1	Grill brush	US2015523933F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-08-16	2015-04-15	Zemel, Marc | Schillen, Adam				
USD756660S1	Grill brush	US2015517791F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-05-24	2015-02-17	Zemel, Marc | Schillen, Adam				
USD753404S1	Grill brush	US2014500519F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-04-12	2014-08-26	Zemel, Marc | Schillen, Adam				
USD746596S1	Grill brush	US2014499947F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-01-05	2014-08-20	Zemel, Marc | Schillen, Adam				
USD753403S1	Grill brush	US2014496698F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-04-12	2014-07-16	Zemel, Marc | Schillen, Adam				
USD695019S1	Grill brush	US2013452644F	Ferrellgas Real Estate Inc.,Liberty,MO,US	FERRELLGAS REAL ESTATE INC.	2013-12-10	2013-04-19	Zemel, Marc | Schillen, Adam				
USD699949S1	Grill brush	US2013447853F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2014-02-25	2013-03-07	Zemel, Marc | Schillen, Adam				
USD690135S1	Grill brush	US2013447846F	Ferrellgas Real Estate Inc.,Liberty,MT,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-09-24	2013-03-07	Zemel, Marc | Schillen, Adam				
USD690136S1	Grill brush	US2012436129F	Ferrellgas Real Estate Inc.,Liberty,MT,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-09-24	2012-11-01	Zemel, Marc | Schillen, Adam				
USD663125S1	Grill brush	US2012417698F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-07-10	2012-04-06	Zemel, Marc				

21

US066353151 Grill brush US20124175.55F Mr. BAR-611- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-01-11 2012-04-05 Zemel, Marc i# '. M US066517851 Grill brush U52012416003F Mr. BAR-611 Inc.012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-10-14 2012-03-19 Zemel, Marc ,/ MI U5055193651 Grill brush U52012410074F M. BAR-611- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-06-19 2012-01-04 Zemel, Marc 1 M U5055839451 Grill brush US2012410022F M. BAR-611- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-05-08 2012-01-04 Zemel, Marc 1/ M 15065551151 Grill brush 0S20114000921 M. Bar-B-11- 13,012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-03-13 2011-110-23 Zemel, Marc io 2 U5065027251 Grill brush 0520114084111Mr. Bar- Inc.,0141 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-02-21 2010-12-23 Zemel, Marc 7 (Pri  US2010381822F,2010- 12-23 16053260951 Grill brush 05200524.55341 r. Bar B CI Inc.„081 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2006-11-28 2004-0,14 Zemel, Marc IM US20041922341,2004- 0,14 U5058970551 Grill brush with Ole ral bristles U52000328.180F r. Bay611- Inc.,0141 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2009-04-07 2008-11-25 Zemel, Marc .' ..._. 2 U5157201151 Grill brush with offset handle 0520040.5535EMr..page,141,US Bar-B-11- Inc.,0141 Be MR. BAR-611-114C. 200607-01 2005-12-23 Zemel, Marc U5055357751 Grill cleaning appliarice UWOWSCR361F Mr. Bar-B-11- Inc.,0141 Be.page,141,16 BWE RHINO GLOBAL SOURCING INC. 200863-11 200612-04 .mel, Marc 05165053451 Grill cleaning tool 0520113897161 Mr. Bay611- Inc.,0141 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2012-01-17 2011-04-1S Zemel, Marc 6- ....!:...fr; , yia„, 111 U5073110251 Grill light 0520101812111E BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2015-06-02 201,02-04 Zemel, Marc I Schiller, Adam ? / Ib 05118401151 Grill pan 0520165656901 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2011-04-18 2016-115-24 Zernel, Marc I Schiller, Adam '9 " 4 US072987151 Grill pan 0520155334821 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2011-02-28 201567-11 Zernel, Marc I Schiller, Adam q...... 1.--) -. 05076134951 Grill pan 052015.531865F BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-12-20 2050630 Zemel, Marc I Schiller, Adam U5075389851 Grill scraper US2014.5128421 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-04-12 201,12-23 Zernel, Marc I Schiller, Adam U5055850551 Grill topper U52012410011F Mr. BAR-611- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. '-' 2012-10-09 2012-M-04 Zemel, Marc I.III 7 .T%, 05075151451 Grill tray 111520155271061 BWE RHINO GLOBAL SOURCING BWE RHINO GLOBAL SOURCING INC. 2016-07-19 201605-22 Zernel, Marc I Schiller, Adam -“1.1 I ,t. MI 05161403351 Hamburger bmket 0520093312231Mr. Bar-B-11- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 2010-01-20 2009-M-22 Zemel, Marc I U51168038951 Hamburger press US2012418743F M. BAR-611- Inc.„012 Be.page,141,US I mew

Zemel lyille,ICCUS I Schil le n Adam,Dis BWE RHINO GLOBAL SOURCING INC. 2013-04-23 2012-04-20 Zernel, Marc I Schiller, Adam 0 0 4G± t4 Iti U505E995151 Hamburger press 1.1520124152451 Mr. Bay., Inc.,0141 Be.page,141,11S I Zemel Mar6Me11i11e,ICC16 BWE RHINO GLOBAL SOURCING INC. 2013-04-16 201,113-14 Zemel, Marc AR '-" i ,r ...:' lig—VITIL MI 05055E05251 Hamburger press 05201141:185861 M. BAR-B-11- Inc.„012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. 20126628 2M1-12-14 Zemel, Marc Z 05166523661 Hamburger press 05201141:18.5831 Mr. BAR-B-11- Inc.„012 Be.page,141,16 BWE RHINO GLOBAL SOURCING INC. 2012-0614 2011-12-14 Zemel, Marc Hamburger press U52009115223F Mr. Bar-B-11- 16,012 Be.page,141,US BWE RHINO GLOBAL SOURCING INC. JU5052155851 201068-11 2009-10-12 Zemel, Marc s M Hand grip .r barbecue lool USIMSOMUSI US20031838321 Mr. Bar BO Inc.„081 Be.page,141 BLUE RHINO GLOBAL SOURCING INC. 2004-08,4 zoos-or.-19 Zemel, Marc -_- - -  22

USD66353151	Grill brush	US20124175S5F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-07-17	2012-04-05	Zemel, Marc				
USD66517851	Grill brush	US20124160B3F	Mr. BAR-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-08-14	2012-03-19	Zemel, Marc				
USD66130651	Grill brush	US20124100074F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-06-19	2012-01-04	Zemel, Marc				
USD65889451	Grill brush	US20124100072F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-08	2012-01-04	Zemel, Marc				
USD66551151	Grill brush	US20114000092F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-03-13	2011-08-23	Zemel, Marc				
USD65427251	Grill brush	US20114000083F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-02-21	2010-12-23	Zemel, Marc				US201038018229,2010-12-23
USD53760951	Grill brush	US20052455534F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-11-28	2004-01-14	Zemel, Marc				US20041977340,2004-01-14
USD58970551	Grill brush with lateral bristles	US2008032B480F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-04-07	2008-11-25	Zemel, Marc				
USD57201151	Grill brush with offset handle	US20052455535F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	MR. BAR-B-Q-INC.	2008-07-01	2005-12-23	Zemel, Marc				
USD56367751	Grill cleaning appliance	US20062508631F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2008-03-11	2006-12-04	Zemel, Marc				
USD65259451	Grill cleaning tool	US20113897164F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-01-17	2011-04-15	Zemel, Marc				
USD73110251	Grill light	US20144881770F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2015-06-02	2014-02-06	Zemel, Marc | Schillen, Adam				
USD78437751	Grill pan	US20166656900F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-04-18	2016-05-24	Zemel, Marc | Schillen, Adam				
USD77987151	Grill pan	US20155334802F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-02-28	2015-07-17	Zemel, Marc | Schillen, Adam				
USD77434951	Grill pan	US20155311865F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-12-20	2015-06-30	Zemel, Marc | Schillen, Adam				
USD75389051	Grill scraper	US20145128847F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-04-12	2014-12-23	Zemel, Marc | Schillen, Adam				
USD66850651	Grill topper	US20124100077F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-10-09	2012-01-04	Zemel, Marc				
USD76183451	Grill tray	US20155277805F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-07-19	2015-05-22	Zemel, Marc | Schillen, Adam				
USD61490351	Hamburger basket	US20093311223F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-04-20	2009-01-22	Zemel, Marc				
USD68038951	Hamburger press	US20124187438F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US | Schillen Adam,Dix	BLUE RHINO GLOBAL SOURCING INC.	2013-04-23	2012-04-20	Zemel, Marc | Schillen, Adam				
USD67996151	Hamburger press	US20124157458F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-04-16	2012-03-14	Zemel, Marc				
USD66606251	Hamburger press	US20114085864F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-08-28	2011-12-14	Zemel, Marc				
USD66523651	Hamburger press	US20114085839F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-08-14	2011-12-14	Zemel, Marc				
USD62166851	Hamburger press	US20093457223F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-08-17	2009-10-12	Zemel, Marc				
USD49480751	Hand grip for barbecue tool	US20031838337F	Mr. Bar B Q Inc.,Old Bethpage,NY	BLUE RHINO GLOBAL SOURCING INC.	2004-08-24	2003-06-19	Zemel, Marc				

22

USD5.2885,S1 Handgrip for food implement USTKOS22718F Mr. Bar B Q Inc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-0426 200,03,7 Zemel, Marc .(il  US700,25123A,200, .13 USD5SOSOBS1 Handgrip for food utensil 1151005225413F Mr. Bar B Q Inc,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2001-09-11 200,03-11 Zemel, Marc HO USD44542351 Handgrip for meat tenderizer US:40319635W Mr. Bar B Q Inc.,Old Bethpage,NY BLUE RHINO GLOBAL SOURCING INC. 2Q140314 2003-12-29 Zemel, Marc iT U51361895751 Hinged cooking sheet U401035E22. Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 201007-06 2010-01-21 Zemel, Marc ( US13690997S1 Holde r for spice and condiment US2012420393F Ferrellgas Mal Estate I nc.,libe rty,MO,US I Zemel Marc,Melyille,NY,US I Schi I le n Adam,Dix BLUE RHINO GLOBAL SOURCING INC. 2013,008 2012-0,08 Zemel, Marc Schi Ilan, Adam I Garcia,lason J. ,,,,,,, .4iiT , 2 US1373952481 Injector US2013452253F BLUE RHINO GLOBAL SOURCING INC.Qberty,M0,US Ferrellgas Mal Estate I nc.,libe rty,MO,US FERRELLGAS REAL ESTATE INC. 201509-22 2013-.22 Zemel, Marc I Schi Ilan, Adam 1 rif U51378638951 Insecttrap US20Q5691F BLUE RHINO GLOBAL SOURCING INC.Qberty,M0,US BLUE RHINO GLOBAL SOURCING INC. 2011-004 201,08,0 Zemel, Marc I Schi Ilan, Adam 4644 KitiaTip. i.,.. /rejli, i USN-9670851 16D65148951 Insect trap that utilizes propane gas Kebab rack US2003184002F US2010316769F CPO Associates Inc.,Winston Sale m,NC Mr. BAR-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING LLC BLUE RHINO GLOBAL SOURCING INC. 200409-28 2012-01-03 2003-06-19 20111.12 Belmont, Richard E. I Achor, Richard E. Zemel, Marc :' -9 (...' CID 2.--, ZI USE55153151 Knife sharpener U90013,6008F Mr. Bar B Q Inc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2007-0325 2006-8-15 Zemel, Marc MD61975151 Lamp US20043.52606F Mr. Bar-B-Q- I nc,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2010-07-13 200912-23 Zemel, Marc „Now -4tirr tit MI U5076910151 Locking mechanism fora handle US20Q536583F BLUE RHINO GLOBAL SOURCING INC.Qberty,M0,U6 BLUE RHINO GLOBAL SOURCING INC. 2016-10-18 2015-08,8 Zemel, Marc I Schi Ilan, Adam MI USD63869751 Magnelicclip U52010378366F Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-0,31 2010-11-03 Zemel, Marc --.- Niiiiik) ril USI363214151 Meat tenderizer US2009360261F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-0,08 2061-1.1.-13 Zemel, Marc I .1  MD59871951 Meat tenderizer US 2008328978F Mr. Bar-B-0- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2009-08-25 2008-12-05 Zemel, Marc I  U513.898351 Mesh grilling bowl US2011.389382F Mr. Bar-B-Q I nc.,Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-11-22 2011-01-31 Zemel, Marc ,,,,__, ,. \ . ill USD62165SS1 Mesh grilling topper US20103.98.981F Mr.Bar-B-Q- IncuOld Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 20112-08-17 20112-03-30 Zemel, Marc usomosom Mesh roasting pan US011.3823:WF Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-06-28 2011-03-11 Zemel, Marc lilli iLl US1360455651 Mulli function cooking sheet US20092372.51F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 200411-24 20030,18 Zemel, Marc I/ 0.17 US1669523B1 Multiple upstanding su pportfood cooking rack US20039970EA Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 20111-03-02 200,03-30 Zemel, Marc I Margolin, Wayne B. . , VI i :. 5...• _, 112:1 23

USD528857S1	Handgrip for food implement	US2005227182F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-09-26	2005-03-17	Zemel, Marc				US2005225473A,2005-09-13
USD550504S1	Handgrip for food utensil	US2005225473F	Mr. Bar B Q Inc,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-09-11	2005-03-17	Zemel, Marc				
USD495823S1	Handgrip for meat tenderizer	US2003196358F	Mr. Bar B Q Inc.,Old Bethpage,NY	BLUE RHINO GLOBAL SOURCING INC.	2004-09-14	2003-12-29	Zemel, Marc				
USD618957S1	Hinged cooking sheet	US2010354227F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-07-06	2010-01-21	Zemel, Marc				
USD690997S1	Holder for spice and condiment	US2012420343F	Ferrellgas Real Estate Inc.,Liberty,MO,US | Zemel Marc,Melville,NY,US | Schillen Adam,Dix	BLUE RHINO GLOBAL SOURCING INC.	2013-10-08	2012-05-08	Zemel, Marc | Schillen, Adam | Garcia, Jason J.				
USD739524S1	Injector	US2013452753F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US | Ferrellgas Real Estate Inc.,Liberty,MO,US	FERRELLGAS REAL ESTATE INC.	2015-09-22	2013-04-22	Zemel, Marc | Schillen, Adam				
USD786389S1	Insect trap	US2015536901F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-05-09	2015-08-20	Zemel, Marc | Schillen, Adam				
USD496708S1	Insect trap that utilizes propane gas	US2003184002F	CPD Associates Inc.,Winston Salem,NC	BLUE RHINO GLOBAL SOURCING LLC	2004-09-28	2003-06-10	Belmont, Richard E. | Achor, Richard E.				
USD651484S1	Kebab rack	US2010376764F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-01-03	2010-10-12	Zemel, Marc				
USD551531S1	Knife sharpener	US2006256008F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-09-25	2006-03-15	Zemel, Marc				
USD619751S1	Lamp	US2009352606F	Mr. Bar-B-Q- Inc,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-07-13	2009-12-23	Zemel, Marc				
USD769101S1	Locking mechanism for a handle	US2015536583F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-10-18	2015-08-18	Zemel, Marc | Schillen, Adam				
USD638997S1	Magnetic clip	US2010378366F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-05-31	2010-11-03	Zemel, Marc				
USD632141S1	Meat tenderizer	US2009350761F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-02-08	2009-11-13	Zemel, Marc				
USD598719S1	Meat tenderizer	US2008328978F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-08-25	2008-12-05	Zemel, Marc				
USD648983S1	Mesh grilling bowl	US2011384392F	Mr. Bar-B-Q Inc.,Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-11-22	2011-01-31	Zemel, Marc				
USD621655S1	Mesh grilling topper	US2010358584F	Mr.Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-08-17	2010-03-30	Zemel, Marc				
USD640501S1	Mesh roasting pan	US2011387329F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-06-28	2011-03-11	Zemel, Marc				
USD604556S1	Multi function cooking sheet	US2009337253F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-11-24	2009-05-18	Zemel, Marc				
US7669523B1	Multiple upstanding support food cooking rack	US2005094705A	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-03-02	2005-03-30	Zemel, Marc | Margolin, Wayne B.				

23

U5066236E51 Onion brush US2011388106F Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-06-26 2011-.29 Zemel, Marc USOMM7SS1 Oversimd deep grillingtopper 052011388199E Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2011-11-0/3 2011-03-25 Zemel, Marc 06052208651 Pattern for the exterior of an insect trap US200318399BF Blue Rhino Global Sourcing .,Winston Sale m,NC,US BLUE RHINO GLOBAL SOURCING. 2006-0530 2003-06-19 Achor, Mchard E. I Hurst Wi I ham Todd USOMSKSS1 Pepper roasling rack U52E09350297F Mr. Bar B-0 I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 201005113 200311-13 Zemel, Marc ,7 2 USDUSCOSS1 Biwa peel US201292C/COM Mr. BAR-B-Q- I nc.,Old Bethpage,NY,US I Zemel MaryMelville,NY,US I Schi I le n Adam,Dix BLUE RHINO GLOBAL SOURCING INC. 20130349 2012-07-20 Zemel, Marc I Schi lien, Adam ' 'ii— 2 USD5213241 Portion of an anwte Package LIS0112711/601 Mr. Bar B Q IncaOld Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-0523 200408-23 Zemel, Marc USDSWOJI51 Poultry cooking appliance US20022771012F Mr. Bar B Q IncaOld Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2001-12-11 2001-02-1.3 Zemel, Marc I Margolin, Wayne B. 4.'''' 1111 • . 4. USOSS90I3S1 Product display US211049903.SF Ferrellgas LP.,Winston FERRELLGAS LP. D/B/A RUE RHINO CORPORATION 2006-01-0/3 Sale m ,NC,US 20.12-02 McLaughlin, Douglas S. I Dean, Mite ry A. I McCraw, Leslie R. I Hartley, Ch ristopher J. I Harrison, Eric I iiii la] 162.it Ill 051377194131 Rotisserie U52015623926F BLUE RHINO GLOBAL SOURCING INC.,IT berty,MO,L6 BLUE RHINO GLOBAL SOURCING INC. 201611-22 20150415 Zemel, Marc I Schi Ilen, Adam USBOCOODSUMA1 Safety guard for patio heater U509934983 CM) Associates I nc.,Winston Sale m,NC BLUE RHINO GLOBAL SOURCING LLC 2003-03-27- 2001-138-22 Bossier, Martin C. s.- U5062121751 Searing topper U520103.59799F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2010-06-10 2010-01-28 Zemel, Marc i USIMOB146S1 Searing topper 0S2009399522F Mr. Bar-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2010-01-19 2009-09-30 Zemel, Marc t .111 05054341951Bethpage,NY,06 Seasoning infuser U52006297825F Mr. Bar B Q IncaOld BLUE RHINO GLOBAL SOURCING INC. 2001-0529 2006-07-19 Zemel, Marc leir ti USDEMBRES1 serving tray 0520103252BOF Mr. BAR-B-Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-01-31 2010-09-20 Zemel, Marc -..... 16052911061 Shake r for food seasonings U520052tROMF Mr. Bar B Q IncaOld Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2006-07-09 20050516 Zemel, Marc USO643247S1 Shal IOW mesh grilling bowl US2011.3.19BF Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 20111E-16 2011-02-10 Zemel, Marc AMP TII USDESSMOS1 Side table US2010361139F Mr. BAR-&Q- I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-03-1.3 2010-0S-11 Zemel, Marc CT--3 USDOCAMSS1 Q licone basUng spoon US2011.38895H Mr. Bar-B-Q I nc.,Old Bethpage,NY,US BLUE RHINO GLOBAL SOURCING INC. 2012-10-30 2011-09-05 Zemel, Marc USD8017S6S1 Skewer US2016576222F BLUE RHINO GLOBAL SOURCING INC.Qberty,MO,US BLUE RHINO GLOBAL SOURCING INC. 2011-11.7 2016-09-01 Zemel, Marc I Schi Ilen, Adam c.06iii, USD690162S1 Skewer stalion US201291610SF Ferrellgas Mal Estate I ncalibe rty,ME,US I Zemel MaryMelville,NY,US BLUE RHINO GLOBAL SOURCING INC. 2013-09-29 2012-03-19 Zemel, Marc III 24

USD66230851	Onion brush	US2011388106F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-06-26	2011-03-24	Zemel, Marc				
USD64817551	Oversized deep grilling topper	US2011388194F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-11-08	2011-03-25	Zemel, Marc				
USD52208661	Pattern for the exterior of an insect trap	US2003183998F	Blue Rhino Global Sourcing LLC,Winston Salem,NC,US	BLUE RHINO GLOBAL SOURCING LLC	2006-05-30	2003-06-19	Achor, Richard E. | Hurst, William Todd				
USD61581551	Pepper roasting rack	US2009350747F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-05-18	2009-11-13	Zemel, Marc				
USD67800551	Pizza peel	US2012427604F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US | Schillen Adam,Dix	BLUE RHINO GLOBAL SOURCING INC.	2013-03-19	2012-07-20	Zemel, Marc | Schillen, Adam				
USD52137551	Portion of an amsale package	US2004211882F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-05-23	2004-08-23	Zemel, Marc				
USD55707151	Poultry cooking appliance	US2007277102F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-12-11	2007-02-13	Zemel, Marc | Margolin, Wayne B.				
USD55901351	Product display	US2005244035F	Ferrellgas L.P.,Winston Salem,NC,US	FERRELLGAS L.P. D/B/A BLUE RHINO CORPORATION	2008-01-08	2005-12-02	McLaughlin, Douglas S. | Dean, Jeffery A. | McCraw, Leslie R. | Hartley, Christopher J. | Harrison, Eric |				
USD77199451	Rotisserie	US2015523926F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-11-22	2015-04-15	Zemel, Marc | Schillen, Adam				
US20080056788A1	Safety guard for patio heater	US09934983	CPD Associates Inc.,Winston Salem,NC	BLUE RHINO GLOBAL SOURCING LLC	2008-03-27-	2001-08-22	Bossler, Martin C.				
USD62121751	Searing topper	US2010354744F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-08-10	2010-01-28	Zemel, Marc				
USD60814651	Searing topper	US2009344522F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2010-01-19	2009-09-30	Zemel, Marc				
USD54341951	Seasoning infuser	US2006247825F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2007-05-29	2006-07-14	Zemel, Marc				
USD66439851	Serving tray	US2010375280F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-07-31	2010-09-20	Zemel, Marc				
USD52411061	Shaker for food seasonings	US2005229978F	Mr. Bar B Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2006-07-04	2005-05-16	Zemel, Marc				
USD64324751	Shallow mesh grilling bowl	US2011385198F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-08-16	2011-02-10	Zemel, Marc				
USD65554061	Side table	US2010361853F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-03-13	2010-05-17	Zemel, Marc				
USD66974551	Silicone basting spoon	US2011388957F	Mr. Bar-B-Q Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-10-30	2011-04-05	Zemel, Marc				
USD80175651	Skewer	US2016576272F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-11-07	2016-09-01	Zemel, Marc | Schillen, Adam				
USD69016851	Skewer station	US2012416105F	Ferrellgas Real Estate Inc.,Liberty,MT,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-09-24	2012-03-19	Zemel, Marc				

24

.D71560551 Spatula U5201.91.2214. Blue Rhino Global Sourcing Inc..berty,M0,US BWE RHINO GLOBAL SOURCING INC. 2014-10-21 2013-11-08 Zemel, Marc I Schillen, Adam U51353362151 Sticky paper pa. m U520031800051 CPO Associates I nc.,Winston Sale m,NC,US BLUE RHINO GLOBAL SOURCING LLC 2006-12-12 2003-06-13 Achor, Richard E. I Hurst, William Todd I Poleshuk, Ed I Benzon, Gary -- 11 ilb 1 ' Ca---,P CI U5080417751 Storage container U5211652031. BWE RHINO GLOBAL SOURCING INCJiberty,M0,115 BWE RHINO GLOBAL SOURCING INC. 2017-12-05 2.6-117-02 Zemel, Marc I Schillen, Adam M 05060069251 Tablecloth dip U5201:115249501.1 Mr. Bar-B-Q- Inc.,Old Bethpage,NYQ5 BWE RHINO GLOBAL SOURCING INC. 2009-09-22 2006-10-09 Zemel, Marc - N C 1 2 U51121213051 Tongs U5201"31622131.1 Blue Rhino Global Sourcing Inc..berty,M0,US I Ferrellg. Mal Estate Inc..berty,M0,US BWE RHINO GLOBAL SOURCING INC. 2014-11-11 2013-0-08 Zemel, Marc I Schillen, Adam fi'' 1E066zNn1 Tongs U5201139991. Mr. Bar-B-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GLOBAL 2012-09-25 SOURCING INC. 2011-08-22 Zemel, Marc -- 115065262951 Tri-mode grill brush 0520103618220 Mr. BAR-B-11- Inc.,Old Bethpage,NY,115 BWE RHINO GLOBAL SOURCING INC. 2012-01-24 2010-10-12 Zemel, Marc T  115201032.711,2010-.12 U51121941251 Utensil U520194812221 Blue Rhino Global Sourcing Inc..berty,M0,US BWE RHINO GLOBAL SOURCING INC. 2014-12-16 2014-02-01. Zemel, Marc I Mhillen, Adam 051369100251 Utensil U5211203612. Ferrellg. Mal Estate Inc..berty,M0,US I Mr. Bar-B-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GLOBAL SOURCING INC. 2013-10-08 2012-11-01 Zemel, Marc I Mhillen, Adam I'', b ,,,, 1lb U51369561251 Utensil U520124356690 Mr. Bar-B-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GLOBAL SOURCING INC. 2013 -02-09 2012-10-26 Zemel,Sc111enMO,Ad'a Im --':--- 1'—'—S1''' fg 05062996351 Utensil U520124225051 Mr. BAR-6Q- Inc.,Old Bethpage,NY,115 I Zemel Marc„Melyil le,NY,115 I Mhil le n Adam,Dix Hills,NY,115 BWE RHINO GLOBAL SOURCING INC. 2013-0146 2012-05-22 Zemel, Marc Mhillen, Adam U51122324251 Utensil handle U520155392331 BWE RHINO GLOBAL SOURCING INC,0berty,M0,115 BWE RHINO GLOBAL SOURCING INC. 201612-06 2015-09-11 Zemel, Marc I Mhillen, Adam 051122324051 Utensil handle U520155392261 BLUE RHINO GLOBAL SOURCING INC,0berty,M0,115 BWE RHINO GLOBAL SOURCING INC. 2016-12-06 2015-0411 Zemel, Marc I Mhillen, Adam U511202.651 Utensil handle U520.1588511 Blue Rhino Global Sourcing Ferrellg. Mal Estate Inc..berty,M0,US BWE RHINO GLOBAL SOURCING INC. Inc..berty,M0,0S I 2014-06-22 2013-.24 Zemel, Marc I Mhillen, Adam U51121210.1 Utensil handle 11520134527181 Blue Rhino Global Sourcing Inc..berty,M0,US I Ferrellg. Mal Estate Inc..berty,M0,US BWE RHINO GLOBAL SOURCING INC. 2014-11-11 2013-.12 Zemel, Marc I Mhillen, Adam Tn-] U51365893251 Utensil handle 052011101580F Mr. BAR-13-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GLOBAL SOURCING INC. 2012-05-08 2.1-03-13 Zemel, Marc ''',1Q,,, ft1 U51365.903051 Utensil handle U520119015221 Mr. Bar-B-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2012-05-01 2011-09-13 Zemel, Marc 11..._,... %I Utensil handle U520113928511 Mr. BAR-6Q-Inc.,Old Beth page,NY,115 ilsoranals, BWE RHINO GOB. SOURCING INC. 2012-05-22 2011-CH-21 Zemel, Marc 1150.193651 Utensil handle U521Q13923931 Mr. Bar-B-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2012-05-08 2.1-CH-15 Zemel, Marc ,zzoftt., ..Ig 115065261951 Utensil handle U521113923921 Mr. Bar-0-Q- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2012-06-17 2011-CH-15 Zemel, Marc 11.1".11 U5 069015.1 Utensil handle U52.13969101 Ferrellg. Red Estate Inc..berty,M0,US I Zemel BWE RHINO GLOBAL SOURCING INC. Maro,Melyille,NY,115 2013-09-24 2.1-01-08 Zemel, Marc '''QYag,..,,4,, Litt U513.315951 Utensil handle 052011394]480 Mr. BAR-B-11- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2012-02-10 2011-0021 Zemel, Marc Ca5P-3'.* 4' It U51365803251 Utensil handle U52011394]610 Mr. BAR-B-11- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2012-05-01 2.1-.21 Zemel, Marc dr. .10. gl. 115063208.1 Wire grill brush 11520103267711 Mr. Bar-B-11- Inc.,Old Bethpage,NY,115 BWE RHINO GOB. SOURCING INC. 2011-02-08 2010-10-12 Zemel, Marc V 't WOOD-BURNING FIRE PITAPPARATUS WITH AIR FLOW MEMBER US14663501A BLUE RHINO GLOBAL SOURCING INC.,LiberWMO,US US20150262919A1 BLUE RHINO GLOBAL SOURCING INC. 2015-09-24 2014-03-24 Zemel, Marc I Schill en, Adam IM US20149692939,2014- 03-24 *) ,).4 25

USD71560551	Spatula	US2013472147F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-10-21	2013-11-08	Zemel, Marc | Schillen, Adam				
USD53362151	Sticky paper pattern	US2003184005F	CPD Associates Inc.,Winston Salem,NC,US	BLUE RHINO GLOBAL SOURCING LLC	2006-12-12	2003-06-19	Achor, Richard E. | Hurst, William Todd | Poleshuk, Ed | Benzon, Gary				
USD80417751	Storage container	US2016570817F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2017-12-05	2016-07-07	Zemel, Marc | Schillen, Adam				
USD60054251	Tablecloth clip	US2006249504F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2009-09-22	2006-10-09	Zemel, Marc				
USD71713051	Tongs	US2013462784F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Ferrellgas Real Estate Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-11-11	2013-08-08	Zemel, Marc | Schillen, Adam				
USD66770751	Tongs	US2011399960F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-09-25	2011-08-22	Zemel, Marc				
USD65262951	Tri-mode grill brush	US2010381822F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-01-24	2010-10-12	Zemel, Marc				US2010376771F,2010-10-12
USD71941251	Utensil	US2014481272F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-12-16	2014-02-04	Zemel, Marc | Schillen, Adam				
USD69100251	Utensil	US2012436124F	Ferrellgas Real Estate Inc.,Liberty,MO,US | Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-10-08	2012-11-01	Zemel, Marc | Schillen, Adam				
USD68561751	Utensil	US2012435609F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-07-09	2012-10-26	Zemel, Marc | Schillen, Adam				
USD67996351	Utensil	US2012422505F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US | Zemel Marc,Melville,NY,US | Schillen Adam,Dix Hills,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-04-16	2012-05-22	Zemel, Marc | Schillen, Adam				
USD77324251	Utensil handle	US2015539233F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-12-06	2015-09-11	Zemel, Marc | Schillen, Adam				
USD77324051	Utensil handle	US2015539226F	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2016-12-06	2015-09-11	Zemel, Marc | Schillen, Adam				
USD70299651	Utensil handle	US2013458851F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Ferrellgas Real Estate Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-04-22	2013-06-24	Zemel, Marc | Schillen, Adam				
USD71710651	Utensil handle	US2013457718F	Blue Rhino Global Sourcing Inc.,Liberty,MO,US | Ferrellgas Real Estate Inc.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2014-11-11	2013-06-12	Zemel, Marc | Schillen, Adam				
USD65893751	Utensil handle	US2011401580F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-08	2011-09-13	Zemel, Marc				
USD65843451	Utensil handle	US2011401572F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-01	2011-09-13	Zemel, Marc				
USD66014151	Utensil handle	US2011397851F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-22	2011-07-21	Zemel, Marc				
USD65893651	Utensil handle	US2011397393F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-08	2011-07-15	Zemel, Marc				
USD65761951	Utensil handle	US2011397392F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-04-17	2011-07-15	Zemel, Marc				
USD69015351	Utensil handle	US2011396910F	Ferrellgas Real Estate Inc.,Liberty,MO,US | Zemel Marc,Melville,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2013-09-24	2011-07-08	Zemel, Marc				
USD66315951	Utensil handle	US2011394748F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-07-10	2011-06-21	Zemel, Marc				
USD65843251	Utensil handle	US2011394761F	Mr. BAR-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2012-05-01	2011-06-21	Zemel, Marc				
USD63208851	Wire grill brush	US2010376771F	Mr. Bar-B-Q- Inc.,Old Bethpage,NY,US	BLUE RHINO GLOBAL SOURCING INC.	2011-02-08	2010-10-12	Zemel, Marc				
US20150267919A1	WOOD-BURNING FIRE PIT APPARATUS WITH AIR FLOW MEMBER	US14663581A	BLUE RHINO GLOBAL SOURCING INC.,Liberty,MO,US	BLUE RHINO GLOBAL SOURCING INC.	2015-09-24	2014-03-24	Zemel, Marc | Schillen, Adam				US2014960293P,2014-03-24

25

LIST OF ACTIVE U.S. SM AND TM APPS. AND REGS.

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
AIR FLOW and Design	App. No.:86298024 Reg. No.:4946862	(Int’l Class(es) 11) Freestanding portable fireplaces for outside use	Registered April 26, 2016	BLUE RHINO GLOBAL SOURCING, INC.
BACKYARD BASICS	App. No.:77482625 Reg. No.:3628490	(Int’l Class(es) 11) Fitted barbecue grill covers (Int’l Class(es) 20) Fitted protective covers for outdoor furniture	Registered June 18, 2014	BLUE RHINO GLOBAL SOURCING, INC.
BITE-GUARD	App. No.:86534977 Reg. No.:4961280	(Int’l Class(es) 21) Insect traps for attracting and killing insects	Registered May 17, 2016	BLUE RHINO GLOBAL SOURCING, INC.
BLUE RHINO	App. No.:78283791 Reg. No.:2912949

(Int’l Class(es) 04) Propane gas; and propane gas sold in cylinders
(Int’l Class(es) 06) Metal cylinders for propane gas, sold empty
(Int’l Class(es) 21) Cancelled - Sec. 8 Insect traps for attracting and destroying insects; bait for attracting insects; and nets for use with insect...
(Int’l Class(es) 35) Retail services by direct solicitation by sales agents in the field of propane gas cylinders
(Int’l Class(es) 37) Propane cylinder exchange services, namely, refurbishment and exchange of

			Renewed December 21, 2014	FERRELLGAS, L.P.

26

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company

propane gas cylinders; leasing of propane gas cylinders; providing information in...
(Int’l Class(es) 43) Providing recipes for outdoor grilling
(Int’l Class(es) 45) Providing information in the field of grilling safety, and propane gas cylinder safety

BLUE RHINO	App. No.:78553523 Reg. No.:3160502	(Int’l Class(es) 11) Barbecue grills; patio heaters; fireplaces	Renewed October 17, 2016	FERRELLGAS, L.P., FERRELLGAS, INC. (DELAWARE CORPORATION)
BLUE RHINO and Design	App. No.:74528082 Reg. No.:1898501	(Int’l Class(es) 04) Propane gas (Int’l Class(es) 06) Metal propane gas cylinders	Renewed June 13, 2015	FERRELLGAS, L.P.
CAMO-Q	App. No.:86243043 Reg. No.:5209685

(Int’l Class(es) 11) Fitted and unfitted covers for barbeque grills, outdoor cooking stations, fire pits, chimineas, propane tanks, patio heaters, outdoor fire bowls,... (Int’l Class(es) 21) Grill tools and grill accessories, namely, forks, tongs, turners, spatulas, all used for grilling, grill baskets, grill toppers, grill brushes,...

			Registered May 23, 2017	BLUE RHINO GLOBAL SOURCING, INC.
CHEF MASTER and Design	App. No.:76391892 Reg. No.:3136136	(Int’l Class(es) 11) Portable gas stoves, [ induction heaters for food, and ] gas operated lighters and	Renewed August 29, 2016	BLUE RHINO GLOBAL SOURCING, INC.

27

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
torches for use in food preparation (Int’l Class(es) 21) Griddle scrappers and hand operated salad spinners
CHEF MASTER BY MR. BAR-B-Q and Design	App. No.:75172169 Reg. No.:2252308	(Int’l Class(es) 04) Cancelled - Sec. 8 [butane fuel] (Int’l Class(es) 11) Portable gas stoves	Renewed June 15, 2009	BLUE RHINO GLOBAL SOURCING, INC.
CLASSIC PRESTIGE	App. No.:76200736 Reg. No.:2727771

(Int’l Class(es) 36) Providing warranty services for barbecue grill products, namely, barbecue gas grill replacement parts, utensils for use with barbecue grills and accessories for the care and cleaning of barbecue grills

			Renewed June 17, 2013	BLUE RHINO GLOBAL SOURCING, INC.
CROSSFIRE	App. No.:86777886 Reg. No.:5239091	(Int’l Class(es) 11) Barbecue grills, gas grills, charcoal grills, portable ovens, portable grills	Registered July 11, 2017	BLUE RHINO GLOBAL SOURCING, INC.
DIAMOND PRESTIGE	App. No.:76200737 Reg. No.:2802854

(Int’l Class(es) 36) Providing warranty services for barbecue grill products, namely, [ barbecue gas grill replacement parts, ] utensils for use with barbecue grills [ and accessories for the care and cleaning of barbecue grills ]

			Renewed January 6, 2014	BLUE RHINO GLOBAL SOURCING, INC.
DROP, SWAP, AND GO	App. No.:78391464 Reg. No.:3042691	(Int’l Class(es) 37) Propane cylinder exchange services, namely, refurbishment	Renewed January 10, 2016	FERRELLGAS, L.P.

28

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
and exchange of propane gas cylinders
DUALHEAT	App. No.:87363102 Reg. No.:5403625	(Int’l Class(es) 11) Gas and electric radiant heaters sold as components of outdoor fire pits, fire tables, and electric and gas patio heaters	Registered February 13, 2018	BLUE RHINO GLOBAL SOURCING, INC.
E*Z LEGS & WINGS	App. No.:78797788 Reg. No.:3249172	(Int’l Class(es) 21) Cooking utensil, namely, stand for holding chicken parts while cooking	Renewed June 5, 2017	BLUE RHINO GLOBAL SOURCING, INC.
ECO-COVER	App. No.:77482586 Reg. No.:3764133	(Int’l Class(es) 20) Fitted fabric furniture covers; fitted furniture cover not of fabric	Registered April 22, 2015	BLUE RHINO GLOBAL SOURCING, INC.
ECO-TECH	App. No.:77482812 Reg. No.:3628491

(Int’l Class(es) 11) Fabric sold as an integral component of fitted protective covers for barbecue grills
(Int’l Class(es) 20) Fabric sold as an integral component of fitted protective outdoor furniture covers

			Registered June 18, 2014	BLUE RHINO GLOBAL SOURCING, INC.
ELEMENTAL	App. No.:86679336 Reg. No.:5286790

(Int’l Class(es) 20) Fitted outdoor covers, namely, fitted outdoor covers of fabric for patio furniture (Int’l Class(es) 24) Unfitted outdoor covers, namely, unfitted outdoor covers of fabric for patio furniture

			Registered September 12, 2017	BLUE RHINO GLOBAL SOURCING, INC.
ENDLESS SUMMER	App. No.:75542584 Reg. No.:2493024	(Int’l Class(es) 11) Portable propane heaters	Renewed September 25, 2011	BLUE RHINO GLOBAL SOURCING, LLC

29

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
ENDLESS SUMMER	App. No.:76212933 Reg. No.:2759584

(Int’l Class(es) 11) Portable electric heaters; portable gas heaters; [fireplace inserts composed of andirons, artificial logs and artificial embers fueled by gas, electricity,...
(Int’l Class(es) 35) Distributorships featuring new, used and reconditioned heaters; independent sales representatives in the fields of new, used and reconditioned heaters; wholesale...
(Int’l Class(es) 37) Installation, repair and maintenance of heaters and leasing of heaters; exchanging and refurbishing propane gas cylinders

			Renewed September 2, 2013	BLUE RHINO GLOBAL SOURCING, LLC
EVERYTHING BUT THE GRILL	App. No.:77546812 Reg. No.:3644835	(Int’l Class(es) 35) Distributorship services in the field of barbecue tools and accessories	Registered September 17, 2014	BLUE RHINO GLOBAL SOURCING, INC.
FINETUNE	App. No.:85867428 Reg. No.:4418166	(Int’l Class(es) 05) Insecticide for domestic, commercial and agricultural use in the nature of bait for use with insect traps	Registered October 15, 2013	BLUE RHINO GLOBAL SOURCING, INC.
FLIP & FLAVOR	App. No.:85771784 Reg. No.:4426643	(Int’l Class(es) 21) Household utensils, namely, storage containers for marinating food; household containers for food storage; and	Registered October 29, 2013	BLUE RHINO GLOBAL SOURCING, INC.

30

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
containers for serving food
GRILL SWIPES	App. No.:86679183 Reg. No.:4935752	(Int’l Class(es) 21) Scrubbing mitts for cleaning grills and ovens	Registered April 12, 2016	BLUE RHINO GLOBAL SOURCING, INC.
GRILLBOSS	App. No.:77428246 Reg. No.:3911456	(Int’l Class(es) 11) Barbecue grills, charcoal grills, and gas grills	Registered March 19, 2017	FERRELLGAS, L.P., FERRELLGAS, INC., A DELAWARE CORPORATION
HAMMERHEAD BRUSH	App. No.:77482398 Reg. No.:3709699	(Int’l Class(es) 21) Brushes for cleaning barbecue grills	Registered July 15, 2015	BLUE RHINO GLOBAL SOURCING, INC.
IT’S NOT JUST PROPANE. IT’S BLUE RHINO.	App. No.:85200763 Reg. No.:4632636

(Int’l Class(es) 04) Propane gas; propane gas sold in cylinders
(Int’l Class(es) 35) Retail propane gas supply services featuring an exchange service for empty propane cylinders
(Int’l Class(es) 37) Providing information in the fields of grill maintenance and repair of grilling equipment; and consultation and technical support services for...
(Int’l Class(es) 39) Leasing of propane gas cylinders
(Int’l Class(es) 43) Providing recipes for outdoor grilling
(Int’l Class(es) 45) Providing information in the fields of grilling

			Registered November 4, 2014	FERRELLGAS, L.P., FERRELGAS, INC, A DELAWARE CORPORATION

31

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
safety, and propane gas cylinder safety
LESS BITING INSECTS. MORE BACKYARD FUN.	App. No.:78312036 Reg. No.:2891400	(Int’l Class(es) 21) Insect traps and bait for attracting and destroying insects	Renewed October 5, 2014	BLUE RHINO GLOBAL SOURCING, INC.
MR. BAR B Q and Design	App. No.:74698044 Reg. No.:2148046

(Int’l Class(es) 04) Ceramic briquettes and lava rocks
(Int’l Class(es) 09) Regulators and flexible hoses for gas grills, sold as a unit; safety plugs for propane gas canisters
(Int’l Class(es) 11) Propane gas grills, universal ignitor kits consisting primarily of electrical wire, electrode, push-button switch and housing for use with gas...
(Int’l Class(es) 21) Control knobs for gas grills, burner units, cooking grids, grates and toppers, cooking mitts, grill brushes and venturi tube brushes

			Renewed March 31, 2008 DUE FOR RENEWAL (within 6 months grace period)	BLUE RHINO GLOBAL SOURCING, INC.
MR. BAR B Q and Design	App. No.:76440822 Reg. No.:2983548

(Int’l Class(es) 08) Cutlery, namely, spoons, knives sold separately, and hand-operated meat tenderizing tools
(Int’l Class(es) 11) [ barbecue grills; ] rotisserie kits consisting primarily of rod, fork, motor and balance weight; [ hibachis, ] portable

			Renewed August 9, 2015	BLUE RHINO GLOBAL SOURCING, INC.

32

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company

gas...
(Int’l Class(es) 18) Umbrellas for protecting food from insects; and umbrella covers
(Int’l Class(es) 20) Non-metal clips for holding tablecloths on table
(Int’l Class(es) 21) Barbecue utensils, namely, forks, tongs, spatulas, and turners, sold separately and prepackaged in carrying cases; toppers for barbecue grills, namely,...
(Int’l Class(es) 24) Barbecue mitts, tablecloths not made of paper, and unfitted fabric covers for outdoor furniture

MR. BAR-B-Q	App. No.:85389776 Reg. No.:4212629

(Int’l Class(es) 08) Cutlery, namely, spoons and knives, sold separately, and hand operated meat tenderizing tools
(Int’l Class(es) 11) Rotisserie kits consisting primarily of rod, fork, motor and balance weight; portable gas stoves; barbecue grill accessories, namely, rock grates,...
(Int’l Class(es) 21) Barbecue utensils, namely, forks, tongs, spatulas and turners,

			Registered September 25, 2012	BLUE RHINO GLOBAL SOURCING, INC.

33

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
sold separately and prepackaged in carrying cases; non-electric toppers for barbecue grills,...
MR. BAR-B-Q ORIGINAL and Design	App. No.:85106781 Reg. No.:4064323

(Int’l Class(es) 08) Cutlery, namely, spoons and knives, sold separately, and hand operated meat tenderizing tools
(Int’l Class(es) 11) Rotisserie kits consisting primarily of rod, fork, motor and balance weight; portable gas stoves; barbecue grill accessories, namely, rock grates,...
(Int’l Class(es) 18) Umbrellas for protecting food from insects and umbrella covers
(Int’l Class(es) 20) Non-metal clips for holding table cloths on table
(Int’l Class(es) 21) Barbecue utensils, namely, forks, tongs, spatulas and turners, sold separately and prepackaged in carrying cases; non-electric toppers for barbecue grills,...
(Int’l Class(es) 24) Barbecue mitts; table cloths not made of paper; and unfitted fabric covers for outdoor furniture

			Registered April 11, 2017	BLUE RHINO GLOBAL SOURCING, INC.

34

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
MR. PIZZA	App. No.:86261415 Reg. No.:4965131

(Int’l Class(es) 08) Barbecue accessories, namely, knives and pizza cutters
(Int’l Class(es) 11) Barbecue grills, gas grills, charcoal grills, portable ovens, portable grills
(Int’l Class(es) 21) Barbecue accessories, namely, spatulas, pizza stones, pizza peels, brushes, turners, tongs, barbecue racks, barbecue baskets; barbecue utensils, namely, spatulas, pizza...

			Registered May 24, 2016	BLUE RHINO GLOBAL SOURCING, INC.
MR. PIZZA SUPREMO GRILLING ACCESSORIES and Design	App. No.:86261404 Reg. No.:4965130

(Int’l Class(es) 08) Barbecue accessories, namely, knives and pizza cutters
(Int’l Class(es) 11) Barbecue grills, gas grills, charcoal grills, portable ovens, portable grills
(Int’l Class(es) 21) Barbecue accessories, namely, spatulas, pizza stones, pizza peels, brushes, turners, tongs, barbecue racks, barbecue baskets; barbecue utensils, namely, spatulas, pizza...

			Registered May 24, 2016	BLUE RHINO GLOBAL SOURCING, INC.
ONEBAIT	App. No.:87082993 Reg. No.:5307672	(Int’l Class(es) 21) Bait for attracting insects	Registered October 10, 2017	BLUE RHINO GLOBAL SOURCING, INC.

35

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
PLATINUM PRESTIGE	App. No.:76200734 Reg. No.:2604054

(Int’l Class(es) 36) Providing extended warranty services for barbecue grill products, namely, barbecue gas grill replacement parts, utensils for use with barbecue grills and accessories for the care and cleaning of barbecue grills

			Renewed August 6, 2012	BLUE RHINO GLOBAL SOURCING, INC.
PRESIDENTIAL PRESTIGE	App. No.:76200738 Reg. No.:3006121

(Int’l Class(es) 36) Providing extended warranty services for barbecue grill products, namely, barbecue gas grill replacement parts, utensils for use with barbecue grills and accessories for the care and cleaning of barbecue grills

			Renewed October 11, 2015	BLUE RHINO GLOBAL SOURCING, INC.
RAZOR	App. No.:86554913 Reg. No.:5091894	(Int’l Class(es) 11) Barbecue grills; gas grills; and camping grills	Registered November 29, 2016	BLUE RHINO GLOBAL SOURCING, INC.
SILVER PRESTIGE	App. No.:76200735 Reg. No.:2617154

(Int’l Class(es) 36) Providing warranty services for barbecue grill products, namely, barbecue gas grill replacement parts, utensils for use with barbecue grills and accessories for the care and cleaning of barbecue grills

			Renewed September 10, 2012	BLUE RHINO GLOBAL SOURCING, INC.
SKEETERVAC	App. No.:76392024 Reg. No.:2760084	(Int’l Class(es) 21) Propane fueled insect traps for attracting and killing insects	Renewed September 2, 2013	BLUE RHINO GLOBAL SOURCING, INC.

36

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
SMART COOKING and Design	App. No.:77019598 Reg. No.:3412119	(Int’l Class(es) 09) Thermometers, not for medical use (Int’l Class(es) 21) Culinary basters and seasoning injectors	Registered May 31, 2013	BLUE RHINO GLOBAL SOURCING, INC.
SPONG	App. No.:85632553 Reg. No.:4373501	(Int’l Class(es) 21) Household utensils, namely, combined spatula and tongs	Registered July 23, 2013	BLUE RHINO GLOBAL SOURCING, INC.
TAKE-A-TANK	App. No.:86679341 Reg. No.:5087618	(Int’l Class(es) 06) Fitted and unfitted outdoor covers specially adapted for propane gas storage tanks of metal	Registered November 22, 2016	BLUE RHINO GLOBAL SOURCING, INC.
THE GRILLING ENTHUSIAST	App. No.:76574819 Reg. No.:3307750

(Int’l Class(es) 08) Barbecue knives and hand-operated meat tenderizers having an array of steel blades for penetrating meat
(Int’l Class(es) 21) Barbecue utensils, namely, forks, tongs, spatulas, and turners; toppers for barbecue grills; namely, woks, griddles, grates, racks, and grids; grilling...

			Registered October 30, 2012	BLUE RHINO GLOBAL SOURCING, INC.
THE SPICE ARM	App. No.:85577588 Reg. No.:4369583	(Int’l Class(es) 21) Cooking utensil, namely, spice dispenser for distributing spices while cooking	Registered July 16, 2013	BLUE RHINO GLOBAL SOURCING, INC.
THERMOGAS (Stylized)	App. No.:72014762 Reg. No.:0662952	(Int’l Class(es) 4) Liquefied petroleum gas	Renewed June 17, 2008 Coming Due for Renewal	FERRELLGAS, L.P.
TOUGH BRUSH	App. No.:77482376	(Int’l Class(es) 21) Brushes for cleaning barbecue grills	Registered May 13, 2014	BLUE RHINO GLOBAL SOURCING, INC.

37

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
Reg. No.:3596420
UNIFLAME	App. No.:76975021 Reg. No.:2952809

(Int’l Class(es) 11) Portable gas heaters; barbeque grills, replacement barbeque burners and cooking grills; fitted and/or semi-fitted barbeque grill covers; [ornamental outdoor fountains;]...
(Int’l Class(es) 35) Distributorships featuring new, used and reconditioned heaters; independent sales representatives in the fields of new, used and reconditioned heaters; wholesale...

			Renewed May 17, 2015	BLUE RHINO GLOBAL SOURCING, INC.
VAC & TAC	App. No.:78312031 Reg. No.:2914598	(Int’l Class(es) 21) Insect trapping system comprising a vacuum and sticky paper traps that is sold as a component of insect traps for attracting and destroying[insect] * insects”	Renewed December 28, 2014	BLUE RHINO GLOBAL SOURCING, INC.
VERSIFUEL	App. No.:77443945 Reg. No.:3781778

(Int’l Class(es) 11) Barbecue grills and gas grills; grill accessories, namely, conversion kits for enabling the use of propane or natural gas as fuel for a grill comprising grill orifices, orifice removal tools, gas hoses, gas bezels(collars behind control knobs)and

			Registered July 1, 2016	FERRELLGAS, L.P., FERRELLGAS, INC., A DELAWARE CORPORATION

38

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
instruction manuals, sold...
WAVEDRAWER	App. No.:78312032 Reg. No.:2905041	(Int’l Class(es) 21) Collection unit sold as a component part of insect traps for attracting and destroying insects	Renewed November 23, 2014	BLUE RHINO GLOBAL SOURCING, INC.
WHALE OF A BRUSH	App. No.:77482419 Reg. No.:3596421	(Int’l Class(es) 21) Brushes for cleaning barbecue grills	Registered May 13, 2014	BLUE RHINO GLOBAL SOURCING, INC.
Design Only	App. No.:77978183 Reg. No.:3729973	(Int’l Class(es) 18) Fitted umbrella covers (Int’l Class(es) 20) Fitted fabric furniture covers	Registered July 14, 2015	BLUE RHINO GLOBAL SOURCING, INC.
Design Only	App. No.:77591372 Reg. No.:3796682	(Int’l Class(es) 07) Fitted tarps for power machinery, namely, for lawn mowers (Int’l Class(es) 11) Fitted covers for barbecue grills, patio heaters and fire pits	Registered July 14, 2015	BLUE RHINO GLOBAL SOURCING, INC.
Design Only	App. No.:78553527 Reg. No.:3181738

(Int’l Class(es) 04) Propane gas; propane gas sold in cylinders
(Int’l Class(es) 11) Barbecue grills; patio heaters; fireplaces
(Int’l Class(es) 21) Insect traps for attracting and destroying insects; bait for attracting insects; nets for use with insect traps
(Int’l Class(es) 35) Retail services by direct solicitation by sales agents in the field of propane gas cylinders

			Renewed December 5, 2016	FERRELLGAS, L.P., FERRELLGAS, INC. (DELAWARE CORPORATION)

39

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company

(Int’l Class(es) 37) Propane cylinder exchange services, namely, refurbishment and exchange of propane gas cylinders; leasing of propane gas cylinders; providing information in...
(Int’l Class(es) 43) Providing recipes for outdoor grilling
(Int’l Class(es) 45) Providing information in the fields of grilling safety, and propane gas cylinder safety

BLUE RHINO	Reg. No.:WY 2005-000489771 Renewal ID: 2015-001703027	Int’l Class(es): 4, 35 Lubricants and fuels; advertising and business services	WYOMING - Renewed March 21, 2014 Next Renewal Date March 21, 2025	FERRELLGAS, LP
MOTOR PROPANE SERVICE	Reg. No.:WI 20141441229	Int’l Class(es): 35, 37 Liquefied petroleum gas sales and service and any lawful business	WISCONSIN - Registered January 15, 2014	FERRELLGAS OPERATING, LIMITED PARTNERSHIP
MR. BAR-B-Q	Reg. No.:WI 20131441871	Int’l Class(es): 35, 43 Barbeque accessory sales and any lawful business	WISCONSIN - Registered April 17, 2013	FERRELLGAS REAL ESTATE, INC.
POLAR GAS COMPANY	Reg. No.:WI 20120000813	Int’l Class(es): 35, 37 Liquefied petroleum gas sales and service; and any lawful business	WISCONSIN - Registered November 30, 2011	FERRELLGAS OPERATING, LIMITED PARTNERSHIP

40

Mark	App. No./Reg. No.	Goods/Services (Brief)	Status/Status Date	Owner/Company
RAM PROPANE	Reg. No.:WY 2011-000599370	Int’l Class(es): 4, 35 Lubricants and fuels; advertising and business services	WYOMING - Registered March 30, 2011	FERRELLGAS, LIMITED PARTNERSHIP

41

Schedule 4.26

Insurance

[See Attached.]

[**]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

42

Schedule 4.29

Bank Accounts and Securities Accounts

[See Attached.]

43

Schedule 4.34

Indebtedness

1.              2021 Senior Notes

2.              2022 Senior Notes

3.              2023 Senior Notes

4.              [See following page]

[**]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

44

Schedule 4.36

Hedging Agreements

[See Attached.]

[**]

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

45

Schedule 5.15

Certain Post Closing Matters

As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute the Financing Agreement and to make the Loans on the Closing Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Closing Date.  In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in the Financing Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 3.1, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (a) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (b) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in the Financing Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Closing Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Schedule 5.15):

1.              not later than the date that is 30 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion), Collateral Agent shall have received a fully executed Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, for each Deposit Account and Securities Account of the Loan Parties (other than the Excluded Accounts);

2.              the Loan Parties shall have used commercially reasonable efforts to deliver to the Collateral Agent not later than the date that is 60 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion) a Collateral Access Agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed by (i) the landlord of the Loan Party’s leased headquarters location, and (ii) by the Company;

3.              not later than the date that is 75 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion), Collateral Agent shall have received:  (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Material Real Estate Asset listed in Schedule 1.1; (ii)  (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by First American Title Insurance Company (Attn: Jeff Carusone and Larry Cantor) with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts not less than the fair market value of each such Material Real Estate Asset (as mutually determined by the Company and the Collateral Agent), together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the delivery date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent

46

that such Loan Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each such Material Real Estate Asset in the appropriate real estate records; provided, however, that the Collateral Agent shall not require any zoning endorsements or zoning reports in connection therewith if the costs of obtaining such endorsements or zoning reports would exceed $50,000 in the aggregate for all the Mortgages; (iii) evidence of compliance with the provisions of Section 5.5(c) of the Financing Agreement, including flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable Flood Laws, in form and substance reasonably satisfactory to Collateral Agent; provided, however, that the Collateral Agent hereby agrees to cooperate with the Loan Parties to specifically exclude as collateral from the Mortgage for the Material Real Estate Asset located in Frederick, Maryland (the “Frederick, Maryland Property”) all improvements located within the special flood hazard area located thereon in order to exempt the Frederick, Maryland Property from the requirements of flood insurance under the Financing Agreement and any other Loan Document; and (iv) ALTA surveys of all such Material Real Estate Assets dated not more than one year prior to the Closing Date; and

4.              not later than the date that is 21 days after the Closing Date (or such later date as extended by the Collateral Agent in its reasonable discretion), Collateral Agent shall have received (i) evidence, in form and substance satisfactory to Collateral Agent, that the scheduled maturity date of the financing arrangement for the Company’s existing Accounts Receivable Securitization shall have been extended until at least May 4, 2021 (or such existing Accounts Receivable Securitization has been replaced with an Accounts Receivable Securitization on terms and conditions, taken as a whole as reasonably determined in good faith by the Company’s chief financial officer, not materially less favorable to the Company or the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date and with restrictions on payments for, and terms of, purchases of receivables from the Loan Parties, taken as a whole, not less favorable to the Company and the Agents and the Lenders than the terms of the Accounts Receivable Securitization in existence on the Closing Date with a maturity no earlier than May 4, 2021 ) and (ii) copies of the agreements evidencing such maturity extension or replacement facility, which shall be in form and substance reasonably satisfactory to Collateral Agent, together with a certificate of an Authorized Officer of Company certifying that (A) the attached copies of such agreements are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements.

47

Schedule 6.1

Certain Indebtedness

1.              Demand Promissory Note dated as of May 1, 2008 issued by Blue Rhino Global Sourcing, Inc. to Ferrellgas Partners, L.P. in the principal amount of $50,000,000.00.

2.              Demand Promissory Note dated as of June 24, 2015 issued by Bridger Marine, LLC to Ferrellgas Partners, L.P. in the principal amount of $27,000,000.00.

3.              Demand Promissory Note dated as of June 24, 2015 issued by Bridger Lake, LLC to Ferrellgas Partners, L.P. in the principal amount of $29,250,000.00.

4.              Demand Promissory Note dated as of June 24, 2015 issued by Bridger Leasing, LLC to Ferrellgas Partners, L.P. in the principal amount of $180,000,000.00.

5.              Demand Promissory Note dated as of June 24, 2015 issued by Bridger Rail Shipping, LLC to Ferrellgas Partners, L.P. in the principal amount of $184,500,000.00.

48

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “**” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

49

Schedule 6.2

Certain Liens

None.

50

Schedule 6.7

Certain Investments

None.

51

Schedule 6.9

Asset Sales

None.

52

Schedule 6.12

Certain Affiliate Transactions

None.

53

EXHIBIT A-1 TO
FINANCING AGREEMENT

FORM OF FUNDING NOTICE

Reference is made to the Financing Agreement, dated as of  May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger.

Pursuant to Section 2 of the Financing Agreement, the Company desires that Lenders make the following Loans to Company in accordance with the applicable terms and conditions of the Financing Agreement on [mm/dd/yy] (the “Credit Date”):

1. Term Loan

☐ Base Rate Loans:	$[ , , ]
☐ LIBOR Rate Loans, with an Interest Period of Month(s):	$[ , , ]

2. Revolving [A] [B] Loans

☐ Base Rate Loans:	$[ , , ]
☐ LIBOR Rate Loans, with an Interest Period of Month(s):	$[ , , ]

The Company hereby certifies that:

(i)                                     [(x) after making the Revolving A Loans requested on the Credit Date, the Total Revolving A Usage shall not exceed the Revolving A Commitments then in effect and (y) the Total Revolving A Usage shall not exceed the Borrowing Base];

(ii)                                  [after making the Revolving B Loans requested on the Credit Date, the Total Revolving B Usage shall not exceed the Revolving B Commitments then in effect];

(iii)                               as of the Credit Date, the representations and warranties contained in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to the Agent, or any Lender pursuant thereto on or prior to the Credit Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

(iv)                              as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default; and

(v)                                 [as of the Credit Date, after giving effect to the borrowing contemplated hereby, the Company and its Restricted Subsidiaries are in compliance with all Indebtedness incurrence tests set forth in each of the Senior Note Documents as of the Credit Date.](1)

Date: , 20

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Name:
Title:

(1)  To be included in any Funding Notice delivered while any Senior Note Document is in effect.

EXHIBIT A-2 TO
FINANCING AGREEMENT

FORM OF CONVERSION/CONTINUATION NOTICE

Reference is made to the Financing Agreement, dated as of May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time,  the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger.

Pursuant to Section 2.8 of the Financing Agreement, the Borrowers desire to convert or to continue [all or the following portion of] the Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1. Term Loan:

$[ , , ]	LIBOR Rate Loans to be continued with an Interest Period of month(s)

$[ , , ]	Base Rate Loans to be converted to LIBOR Rate Loans with an Interest Period of month(s)

$[ , , ]	LIBOR Rate Loans to be converted to Base Rate Loans

2. Revolving [A] [B] Loans:

$[ , , ]	LIBOR Rate Loans to be continued with an Interest Period of month(s)

$[ , , ]	Base Rate Loans to be converted to LIBOR Rate Loans with an Interest Period of month(s)

$[ , , ]	LIBOR Rate Loans to be converted to Base Rate Loans

[signature page follows]

Date: [mm/dd/yy]
FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Name:
Title:

EXHIBIT B TO
FINANCING AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.              I am the Chief Financial Officer of FERRELLGAS, L.P. (“Company”).

2.              I have reviewed the terms of that certain Financing Agreement, dated as of May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time,  the “Financing Agreement”); the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the financial statements to which this Compliance Certificate relates.

3.              The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the financial statements to which this Compliance Certificate relates or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

4.              The financial statements fairly present, in all material respects, the consolidated financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

The foregoing certifications, together with the computations set forth in Annex A attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of [mm/dd/yy] pursuant to Section 5.1(d) of the Financing Agreement.

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Title: Chief Financial Officer

ANNEX A TO
COMPLIANCE CERTIFICATE

1.                                      Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio as of the last day of Fiscal Quarter ending [                     ] is [    ] to [    ] which is [not less] [less] than 1.00 to 1.00.

2.                                      Senior Secured Leverage Ratio.  The Senior Secured Leverage Ratio as of the last day of the Fiscal Quarter ending [                   ] is [    ] to [    ] which [is not] [is] greater than 3.00 to 1.00.

EXHIBIT C TO
FINANCING AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Financing Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Financing Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Financing Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Financing Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Financing Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

3.	Company:	Ferrellgas, L.P.

4.	Administrative Agent and Collateral Agent:	TPG Speciality Lending, Inc., as the administrative agent and the collateral agent under the Financing Agreement

6.	Financing Agreement:

The Financing Agreement, dated as of May 4, 2018, by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger, as amended, supplemented or otherwise modified from time to time.

7.	Assigned Interest:

8.	Purchase Price:

EXHIBIT C

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(2)
	$	$		%
	$	$		%
	$	$		%

Effective Date:               , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.                                      Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

(2)  Set forth, to at least 9 decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder.

EXHIBIT C

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](3) Accepted:

TPG SPECIALTY LENDING, INC.,
as Collateral Agent

By:
Title:

[Consented to](4):

FERRELLGAS, L.P.,

By: Ferrellgas, Inc., as its general partner

By:
Title:]

(3)  To be added only if the consent of the Collateral Agent is required by the terms of the Financing Agreement.

(4)  To be added only if the consent of the Company is required by the terms of the Financing Agreement.

EXHIBIT C

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Financing Agreement, (ii) it meets all requirements of an Eligible Assignee under the Financing Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Financing Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Financing Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments, the Revolving Loans or the Term Loans, as the case may be, (vi) it will make or invest in, as the case may be, its Commitments, the Revolving Loans or the Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments, the Revolving Loans or the Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Financing Agreement, the disposition of any Loan or any interests therein shall at all times remain within its exclusive control), (vii) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock

EXHIBIT C

of any Loan Party, and (viii) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Financing Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1                               With respect to Assigned Interests for Term Loans, unless notice to the contrary is delivered to the Lender from the Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date.  On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

2.2                               With respect to Assigned Interests for Revolving Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

EXHIBIT C

EXHIBIT D TO
FINANCING AGREEMENT

FORM OF CERTIFICATE REGARDING NON-BANK STATUS

Reference is made to the Financing Agreement, dated as of May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time,  the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger.  Pursuant to Section 2.19(d)(i) of the Financing Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT E-1 TO
FINANCING AGREEMENT

FORM OF CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.                                      I, the undersigned, am the chief financial officer of Ferrellgas, L.P. (“Company”).

2.                                      Pursuant to Section 2.1 of the Financing Agreement, dated as of May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger, Company requests that Lenders make the following Loans to Borrowers on May 4, 2018 (the “Closing Date”):

(a)	Term Loan:	$275,000,000

(b)	Revolving A Loans:	$200,000,000

(c)	Revolving B Loans:	$100,000,000

3.                                      We have reviewed the terms of Article III of the Financing Agreement and the definitions and provisions contained in such Financing Agreement relating thereto, and in our opinion we have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable myself to express an informed opinion as to the matters referred to herein.

4.                                      Based upon my review and examination described in paragraph 3 above, I certify in my capacity as chief financial officer, and not in my individual capacity, on behalf of Company, that as of the date hereof:

(i)                                     as of the Closing Date, there is not any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the repayment of the obligations under the Existing Credit Agreement, or any of the other transactions contemplated by the Loan Documents, or that could have a Material Adverse Effect;

(iii)                               since July 31, 2017, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.                                      Attached hereto as Annex A are true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated and consolidating balance sheets of Company and its Subsidiaries as of the Closing Date, reflecting the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the date hereof, and (c) the Projections.

6.                                      On the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, Company shall have generated a trailing twelve month Consolidated EBITDA as of the Fiscal Quarter ending immediately prior to the Closing Date) of at least $220,000,000 with adjustments subject to Collateral Agent’s reasonable satisfaction.

7.                                      On the Closing Date and immediately after giving effect to the Credit Extensions to be made on the Closing Date and to the transactions contemplated under the Financing Agreement to occur on the Closing Date including, without limitation, after giving effect to all amounts to be borrowed and paid on the Closing Date, the sum of (a) unrestricted Cash-on-hand of Company and its Restricted Subsidiaries in the United States plus (b) Availability shall be a minimum of $150,000,000.

8.                                      On the Closing Date and immediately after giving effect to the Credit Extensions to be made on the Closing Date, the amount of the Borrowing Base is $1,087,600,000.

[Remainder of page intentionally left blank.]

The foregoing certifications are made and delivered as of May 4, 2018.

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

Title: Chief Financial Officer

Closing Date Certificate

EXHIBIT E-2 TO
FINANCING AGREEMENT

FORM OF SOLVENCY CERTIFICATE

May 4, 2018

This Solvency Certificate is being executed and delivered pursuant to Section 3.1(m) of that certain FINANCING AGREEMENT, dated as of May 4, 2018 by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger (the “Financing Agreement”; the terms defined therein being used herein as therein defined).

I, Doran Schwartz, the Chief Financial Officer of the Company, in such capacity and not in an individual capacity, hereby certify as follows:

1.                                      I am generally familiar with the businesses and assets of the Company and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Company pursuant to the Financing Agreement; and

2.                                      As of the date hereof and after giving effect to the incurrence of the indebtedness and obligations being incurred in connection with the Financing Agreement and the transactions contemplated thereby, (a)(i) the sum of the Company’s and its Subsidiaries’ debt (including contingent liabilities), taken as a whole, does not exceed the present fair saleable value of the Company’s and its Subsidiaries’ present assets, taken as a whole; (ii) the Company’s and its Subsidiaries’ capital, taken as a whole, is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date and (iii) neither the Company nor any of its Subsidiaries has incurred and does not intend to incur, or believes (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) the Company and its Subsidiaries, taken as a whole, are “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this certification, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

Doran Schwartz
Chief Financial Officer

Solvency Certificate

EXHIBIT F TO
FINANCING AGREEMENT

FORM OF COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Financing Agreement, dated as of May 4, 2018 (as amended, restated, replaced, supplemented or otherwise modified from time to time,  the “Financing Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”) and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”), and TSL, as collateral agent for the Lenders (in such capacity, “Collateral Agent”) and Lead Arranger.

Section 1.              Pursuant to Section 5.10 of the Financing Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Financing Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Financing Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Financing Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification  as of such earlier date;

(c)           no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)           agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Financing Agreement; and

(e)           the undersigned hereby (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers as Exhibit A attached hereto to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement.  All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2.              The undersigned agrees to comply with any request for further assurances pursuant to Section 5.13 of the Financing Agreement.

Section 3.              Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Financing Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.

Section 4.              In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

TPG SPECIALTY LENDING, INC.,
as Collateral Agent

By:
Name:
Title:

EXHIBIT G TO

FINANCING AGREEMENT

FORM OF PLEDGE AND SECURITY AGREEMENT

dated as of May 4, 2018

between

EACH OF THE GRANTORS PARTY HERETO

and

TPG SPECIALTY LENDING, INC.,
as Collateral Agent

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SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS	34

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM	34

SECTION 11. MISCELLANEOUS	35

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 — [RESERVED]

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — [RESERVED]

EXHIBIT D — TRADEMARK SECURITY AGREEMENT

EXHIBIT E — COPYRIGHT SECURITY AGREEMENT

EXHIBIT F — PATENT SECURITY AGREEMENT

ii

This PLEDGE AND SECURITY AGREEMENT, dated as of May 4, 2018 (this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and TPG SPECIALTY LENDING, INC., a Delaware corporation (“TSL”), as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Financing Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), Ferrellgas, Inc., a Delaware corporation (“General Partner”),  and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, TPG Specialty Lending, Inc., a Delaware corporation (“TSL”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and TSL as Collateral Agent and Lead Arranger;

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders, the L/C Issuers and Bank Product Providers as set forth in the Financing Agreement, each Grantor has agreed to secure the Obligations under the Loan Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1.         DEFINITIONS; GRANT OF SECURITY.

1.1.                            General Definitions.  Terms used but not defined herein shall have the meanings assigned to such terms in the Financing Agreement or the UCC, as the case may be. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Cash Dominion Event” shall mean the occurrence and continuance of an Event of Default.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

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“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Company” shall have the meaning set forth in the recitals.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the

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foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts”; provided that in no event shall any Excluded Account constitute a Deposit Account.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean:  (i) all “equipment” as defined in Article 9 of the UCC, and (ii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, excluding any fixtures.

“Financing Agreement” shall have the meaning set forth in the recitals.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“General Partner” shall have the meaning set forth in the preamble.

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof).

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any

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goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts; provided that in no event shall any Excluded Account constitute an Investment Account.

“Investment Related Property” shall mean:  (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lender” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” shall mean “money” as defined in the UCC.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

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“Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests; provided that in no event shall (i) the equity interest of any Unrestricted Subsidiary constitute Pledged LLC Interests and (ii) any Capital Stock owned by the General Partner, other than the general partner Capital Stock in Company or any Subsidiary thereof, constitute Pledged LLC Interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests; provided that in no event shall (i) the equity interest of any Unrestricted Subsidiary constitute Pledged Partnership Interests and (ii) any Capital Stock owned by the General Partner, other than the general partner Capital Stock in Company or any Subsidiary thereof, constitute Pledged Partnership Interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; provided that in no event shall (i) the equity interest of any Unrestricted Subsidiary constitute Pledged Stock and (ii) any Capital Stock owned by the General Partner, other than the general partner Capital Stock in Company or any Subsidiary thereof, constitute Pledged Stock.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust

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interests; provided that in no event shall (i) the equity interest of any Unrestricted Subsidiary constitute Pledged Trust Interests and (ii) any Capital Stock owned by the General Partner, other than the general partner Capital Stock in Company or any Subsidiary thereof, constitute Pledged Trust Interests.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” as of the Closing Date; provided that in no event shall any Excluded Account constitute a Securities Account.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

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“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” shall mean the United States of America.

1.2.                            Interpretation.  Section 1.3 of the Financing Agreement is hereby incorporated by reference. If any conflict or inconsistency exists between this Agreement and the Financing Agreement, the Financing Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.  When a representation and warranty under this Agreement is made on a Credit Date that refers to a schedule as it may be amended or supplemented from time to time or a definition that refers to a schedule as it may be amended or supplemented from time to time, such representation and warranty shall be deemed to be made with respect to information on the schedule on such Credit Date and added to the schedule through an amendment or supplement delivered to the Collateral Agent within 10 days after such Credit Date (it being understood and agreed that failure to provide such updated schedule, if applicable, within 10 days of such Credit Date shall constitute an Event of Default).

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SECTION 2.         GRANT OF SECURITY.

2.1.                            Grant of Security.  Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                 Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods;

(f)                                   Instruments;

(g)                                  Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property;

(j)                                    Letter of Credit Rights;

(k)                                 Money;

(l)                                     Receivables and Receivable Records;

(m)                             Commercial Tort Claims;

(n)                                 to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(o)                                 to the extent not covered by the preceding clauses of this Section 2.1, all other tangible and intangible personal property of such Grantor (whether or not subject to the UCC), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2.1 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of

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the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(p)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2.                            Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any of the outstanding Capital Stock of an Unrestricted Subsidiary owned by such Grantor, (c) any Capital Stock owned by the General Partner, other than the general partner Capital Stock in Company or any Subsidiary thereof; (d) any of the outstanding Capital Stock of a Controlled Foreign Corporation or FSHCO in excess of 65% of the voting power of all classes of Capital Stock of such Controlled Foreign Corporation or FSHCO  entitled to vote; (e) Securitization Assets that have been sold, transferred or otherwise conveyed by a Grantor to an SPE in connection with an Accounts Receivable Securitization permitted under Section 6.9(e) of the Financing Agreement; or (f) any Excluded Account.

SECTION 3.         SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1.                            Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2.                            Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements

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by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.         REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1.                            Generally.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     it owns the Collateral expressly purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens;

(ii)                                  it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located.

(iii)                               the full legal name of such Grantor is as set forth on Schedule 4.1(A);

(iv)                              except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)                                 [reserved];

(vi)                              [reserved];

(vii)                           (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (v) upon delivery of on the Closing Date of all

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Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt listed on Schedule 4.4 and upon delivery when required under this Agreement of all other Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt received after the Closing Date, in each case with an individual value of $250,000 or more and an aggregate value of $1,000,000 or more, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account (other than any Commodities Account) when required under this Agreement, (y) upon consent of the issuer with respect to Letter of Credit Rights with an individual value of $250,000 or more and an aggregate value of $1,000,000 or more, and (z) to the extent not subject to Article 9 of the UCC and required under this Agreement, upon recordation of the security interests granted hereunder in federal or state Patents, Trademarks and Copyrights (in each case with respect to the United States, only) in the applicable federal or state intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens on all of the Collateral required to be perfected under this Agreement;

(viii)                        all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Collateral Agent of the voting rights provided for in this Agreement have been made or obtained;

(ix)                              other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing or to be filed substantially simultaneously herewith and (y) financing statements filed in connection with Permitted Liens;

(x)                                 no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder;

(xi)                              [reserved];

(xii)                           [reserved];

(xiii)                        [reserved];

(xiv)                       [reserved]; and

(xv)                          Such Grantor has been duly organized  as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains

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duly existing as such except as permitted under the Financing Agreement.  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction except as permitted under the Financing Agreement.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons at any time claiming any interest in any Collateral with a value in excess of $2,500,000;

(ii)                                  it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization unless it shall have (a) given notice to the Collateral Agent as required pursuant to Section 5.1(n) of the Financing Agreement and (b) taken all actions requested of it by the Collateral Agent as are reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iii)                               [reserved];

(iv)                              [reserved];

(v)                                 [reserved];

(vi)                              it shall not take or permit any action which could impair the Collateral Agent’s rights in the Collateral; and

(vii)                           it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise in accordance with the Financing Agreement.

4.2.                            Equipment and Inventory.

(a)                                 Representations and Warranties.

(i)                                     Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

(ii)                                  Each Grantor represents and warrants, on the Closing Date, that all material Equipment, material Inventory and any Documents evidencing any material Equipment and material Inventory are located at the locations specified on Schedule 4.2 (other than for material Equipment and material Inventory in transit or out for repair).

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(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall update Schedule 4.2 on or before each anniversary of the Closing Date;

(ii)                                  [reserved];

(iii)                               it shall not deliver any Document evidencing any Equipment and Inventory included in the Collateral to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

(iv)                              [reserved]; and

(v)                                 with respect to any item of Equipment with an individual value of over $100,000 which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, (A) provide information with respect to any such Equipment, (B) promptly after obtaining ownership thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents within 15 Business Days after the end of each Fiscal Quarter filed during the prior Fiscal Quarter and copies of all such certificates of title issued during such prior Fiscal Quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3.                            Receivables.

(a)                                 Representations and Warranties.  Each Grantor represents and warrants that (i) on the Closing Date, no Receivable with an individual value of $250,000 or more or an aggregate value of $1,000,000 is evidenced by, or constitutes, an Instrument or Chattel Paper except as listed on Schedule 4.4 on the Closing Date and (ii) on each Credit Date, no Receivable with an individual value of $250,000 or more or an aggregate value of $1,000,000 is evidenced by, or constitutes, an Instrument or Chattel Paper, in each case which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).

(b)                                 Covenants and Agreements:  Each Grantor hereby covenants and agrees that:

(i)                                     the Collateral Agent shall have the right at any time an Event of Default exists to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables included in the Collateral and any Supporting Obligation therefor and, in addition, at any time following the occurrence of a Cash Dominion Event and so long as such Cash Dominion Event shall continue, the Collateral Agent may:  (1) direct the Account Debtors under any Receivables included in the Collateral to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify,

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each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables included in the Collateral have been directed to make payment to remit all amounts included in the Collateral representing collections and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect Receivables in accordance with the preceding sentence, then while such Cash Dominion Event continues, any payments of such Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables included in the Collateral, any Supporting Obligation or Collateral Support therefor shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(ii)                                  the Collateral Agent may, at any time a Cash Dominion Event shall have occurred and be continuing, take such actions as may be reasonable to verify the existence and status of Receivables of any Grantor.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables included in the Collateral that are evidenced by, or constitute, Chattel Paper or Instruments, in each case, listed on Schedule 4.4 or that are received after the Closing Date and have an individual value of $250,000 or more or aggregate value of $1,000,000 or more, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank:  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables included in the Collateral which would constitute “electronic chattel paper” with an individual value of $250,000 or more or aggregate value of $1,000,000 or more under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.

4.4.                            Investment Related Property.

4.4.1                     Investment Related Property Generally

(a)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

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(i)                                     in the event it acquires rights in any Investment Related Property after the date hereof that is required to be Pledged Equity Interests or Pledged Debt, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interests or Pledged Debt within 10 days after acquiring such rights.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

(iii)                               each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

(b)                                 Delivery and Control.

(i)                                     With respect to any Investment Related Property with an individual value of $250,000 or more or more than $1,000,000 in the aggregate included in the Collateral that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account or subject to the provisions of Section 4.3(a)) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8 107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

In addition to the foregoing, if any issuer of any Investment Related Property with an individual value of $250,000 or more or more than $1,000,000 in the aggregate is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary

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or advisable,  under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.   Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent.

(c)                                  Voting and Distributions.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(1)                                 except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Financing Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Financing Agreement; provided, such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Financing Agreement, shall be deemed inconsistent with the terms of this Agreement or the Financing Agreement within the meaning of this Section 4.4(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2)                                 the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;

(3)                                 Upon the occurrence and during the continuation of an Event of Default:

(A)                               all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)                               in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or

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cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2                     Pledged Equity Interests

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  [reserved];

(iii)                               it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than any limitations set forth in the organizational documents of the issuers of such Pledged Equity Interests and Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)                              without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)                                 none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)                              none of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

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(i)                                     without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) other than as permitted under the Financing Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (b) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt in a manner adverse to the Agents and the Lenders, or (c) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests included in the Collateral to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests included in the Collateral takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof;

(ii)                                  it shall comply with all of its material obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its material rights with respect to any Investment Related Property;

(iii)                               without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

(iv)                              each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3                     Pledged Debt.  Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated

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or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

4.4.4                     Investment Accounts

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

(i)                                     Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts included in the Collateral in which each Grantor has an interest.  Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account included in the Collateral, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;

(ii)                                  Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest.  The listed Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(iii)                               Each Grantor has taken all actions necessary or desirable, including those specified in Section 4.4.4(c), to: (a) establish Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property with an individual value in excess of $250,000 or an aggregate value in excess of $500,000 constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Securities Entitlements (each as defined in the UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Accounts); and (c) to the extent required under Section 4.4(b)(i) deliver all Instruments to the Collateral Agent.

(b)                                 [Reserved].

(c)                                  Delivery and Control

(i)                                     With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements (other than an Excluded Account), it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance reasonably satisfactory to Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor.  With respect to any

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Investment Related Property that is a “Deposit Account,” (other than an Excluded Account) it shall cause the depositary institution maintaining such account to enter into an agreement, pursuant to which the Collateral Agent shall have both dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.  The Grantors shall deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Grantor into such Deposit Accounts.  At all times prior to the occurrence of a Cash Dominion Event, the Grantors shall have full access to the cash on deposit in such Deposit Accounts, and the Collateral Agent agrees not to deliver a control notice or take any other action to control such Deposit Accounts unless and until a Cash Dominion Event has occurred.  Upon the occurrence of a Cash Dominion Event, with respect to any Deposit Account (other than an Excluded Account), the Collateral Agent may and shall give instructions and directions to such bank or depositary institution to wire all amounts on deposit in such Deposit Account each Business Day to the Administrative Agent’s Account.  All amounts received or deposited into the Administrative Agent’s Account after the occurrence of a Cash Dominion Event and the sweep of cash as set forth herein shall be applied to the payment of the outstanding Obligations in accordance with the Financing Agreement.  Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Credit Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

(ii)                                  The Deposit Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Grantors are hereby deemed to have granted a Lien to Collateral Agent for the benefit of the Collateral Agents and the Lenders.  All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received after the occurrence of a Cash Dominion Event directly by any Grantor from any of its Account Debtors, as proceeds from Receivables of such Grantor or as proceeds of any other Collateral shall be held by such Grantor in trust for the Agents and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Grantor in original form and no later than the next Business Day after receipt thereof into such Deposit Accounts.  No checks, drafts or other instrument received by an Agent shall constitute final payment to an Agent unless and until such instruments have actually been collected.

(iii)                               Nothing herein contained shall be construed to constitute any Agent as agent of any Grantor for any purpose whatsoever, and no Agent shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent

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jurisdiction).  The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to the Agents and shall not be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

4.5.                            [Reserved].

4.6.                            Letter of Credit Rights.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     all letters of credit in excess of $500,000 to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii)                                  it has used commercially reasonable efforts to obtain the consent of each issuer of any letter of credit in excess of $500,000 to the assignment of the proceeds of the letter of credit to the Collateral Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any letter of credit in excess of $500,000 hereafter arising it shall use commercially reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto within 10 days after receipt of such letter of credit.

4.7.                            Intellectual Property.

(a)                                 Representations and Warranties.  Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses in each case material to the business of such Grantor;

(ii)                                  it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all

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other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

(iii)                               all Intellectual Property material to the business of any Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks material to the business of any Grantor in full force and effect;

(iv)                              all Intellectual Property material to the business of any Grantor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property material to the business of any Grantor and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(v)                                 all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vi)                              [reserved];

(vii)                           [reserved];

(viii)                        except in each case as would not reasonably be anticipated to result in a Material Adverse Effect, the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix)                              to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees, that is material to the business of any Grantor;

(x)                                 [reserved];

(xi)                              [reserved]; and

(xii)                           [reserved].

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

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(i)                                     it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)                                  it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)                               it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(iv)                              it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

(v)                                 in the event that any Intellectual Property owned by or exclusively licensed to any Grantor that is material to the business of any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation,  or dilution and protect its rights in such Intellectual Property material to the business of any Grantor including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vi)                              it shall promptly (but in no event more than forty-five (45) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto within 10 days after the occurrence of any such filing or registration;

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(vii)                           it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii)                        [reserved];

(ix)                              [reserved];

(x)                                 [reserved];

(xi)                              it shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions;

(xii)                           [reserved];

(xiii)                        [reserved];

(xiv)                       it shall use proper statutory notice in connection with its use of any of the Intellectual Property that is material to the business of any Grantor; and

(xv)                          [reserved].

4.8.                            Commercial Tort Claims

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims within 10 days after such Commercial Tort Claim arises.

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SECTION 5.         FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1.                            [Reserved].

5.2.                            Further Assurances.

(a)                                 Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Collateral Agent may request as necessary or desirable in order to perfect and preserve the security interests granted or purported to be granted hereby; and

(ii)                                  take all actions requested by the Collateral Agent to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing.

(b)                                 Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”; provided, that such description shall have a mutually agreed upon exclusion for Securitization Assets.  Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

5.3.                            Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement.  Upon delivery of any such counterpart agreement to the

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Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of the Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1.                            Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent to take any action as follows:

(a)                                 upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Financing Agreement;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)                                  to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                                   to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g)                                  to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

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(h)                                 upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2.                            No Duty on the Part of Collateral Agent or Secured Parties.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

SECTION 7.         REMEDIES.

7.1.                            Generally.

(a)                                 If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)                              without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such

29

time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)                                 The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c)                                  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

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(d)                                 The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2.                            Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 2.15(h) of the Financing Agreement.

7.3.                            Sales on Credit.  If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4.                            Deposit Accounts

If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent in accordance with the Financing Agreement.

7.5.                            Investment Related Property.

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

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7.6.                            Intellectual Property.

(a)                                 Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)                                     the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii)                                  upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or the Collateral Agent’s designee all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)                               each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv)                              within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent’s behalf and to be compensated by the Collateral Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)                                 the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to

32

the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)                                 all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)                                 Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)                                 If (i) an Event of Default shall have occurred and no longer be continuing, (ii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iii) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

(c)                                  Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property  now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7.                            Cash Proceeds.  In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, after an Event of Default has occurred and is continuing, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over

33

to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account.  Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) as set forth above after the occurrence and during the continuance of an Event of Default may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

SECTION 8.         COLLATERAL AGENT.

Section 9.7(a) of the Financing Agreement is hereby incorporated by reference.

SECTION 9.         CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Final Satisfaction Date, and be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Financing Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.  Upon the occurrence of the Final Satisfaction Date, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors.  Upon such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including termination statements to evidence such termination.  Upon any disposition of property permitted by the Financing Agreement, the Liens granted herein on such property shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.  The Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including statement amendments and termination statements to evidence such release.

SECTION 10.       STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part

34

of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Financing Agreement.

SECTION 11.       MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Financing Agreement.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document or Bank Product Agreement shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement, the other Loan Documents and the Bank Product Agreements are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Financing Agreement, assign any right, duty or obligation hereunder except to the extent expressly permitted under the Financing Agreement without the requirement to obtain the consent of the Collateral Agent or the Required Lenders.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

35

[signature pages follow]

36

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

COMPANY:

FERRELLGAS, L.P.

By:	Ferrellgas, Inc., as its general partner

By:
Name:
Title:

GENERAL PARTNER:

FERRELLGAS, INC.

By:
Name:
Title:

GUARANTOR SUBSIDIARIES:

BLUE RHINO GLOBAL SOURCING, INC.

By:
Name:
Title:

37

BRIDGER LOGISTICS, LLC

By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:
Name:
Title:

BRIDGER LAKE, LLC
BRIDGER MARINE, LLC
BRIDGER ADMINISTRATIVE SERVICES II, LLC
BRIDGER REAL PROPERTY, LLC
BRIDGER TRANSPORTATION, LLC
BRIDGER LEASING, LLC
BRIDGER STORAGE, LLC
BRIDGER RAIL SHIPPING, LLC

By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:
Name:
Title:

J.J. ADDISON PARTNERS, LLC
J.J. KARNACK PARTNERS, LLC
J.J. LIBERTY, LLC

By: Bridger Real Property, LLC, its sole member
By: Bridger Logistics, LLC, its sole member
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:
Name:
Title:

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BRIDGER ENVIRONMENTAL, LLC
BRIDGER TERMINALS, LLC
BRIDGER SWAN RANCH, LLC
SOUTH C&C TRUCKING, LLC

By: Bridger Logistics, LLC, its sole manager
By: Ferrellgas, L.P., its sole member
By: Ferrellgas, Inc., its general partner

By:
Name:
Title:

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TPG SPECIALTY LENDING, INC.,
As Collateral Agent

By:
Name:
Title:

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SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)                                Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)                                Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                                Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)                                 Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

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SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory

SCHEDULE 4.2-1

SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)                               Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

SCHEDULE 4.4-1

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Account:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

SCHEDULE 4.4-2

SCHEDULE 4.5
TO PLEDGE AND SECURITY AGREEMENT

[Reserved]

SCHEDULE 4.5-1

SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit

SCHEDULE 4.6-1

SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)                               Copyrights

(B)                               Copyright Licenses

(C)                               Patents

(D)                               Patent Licenses

(E)                                Trademarks

(F)                                 Trademark Licenses

(G)                               Trade Secret Licenses

(H)                              Intellectual Property Exceptions

SCHEDULE 4.7-1

SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims

SCHEDULE 4.8-1

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of May 4, 2018 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among the Grantors named therein, and TPG SPECIALTY LENDING, INC., as Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located.  Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                                Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization I.D.#

(B)                                Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                                Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                                Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)                                 Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A-2

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Location of Equipment and Inventory

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

(C)

Name of Grantor	Name of Issuer of Pledged LLC Interest/Pledged Partnership Interest

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.5
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                               Copyrights

(B)                               Copyright Licenses

(C)                               Patents

(D)                               Patent Licenses

(E)                                Trademarks

(F)                                 Trademark Licenses

(G)                               Trade Secret Licenses

(H)                              Intellectual Property Exceptions

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-8

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of          , 20   among                  (the “Pledgor”), TPG SPECIALTY LENDING, INC., as Collateral Agent for the Secured Parties, (the “Collateral Agent”) and             , a          [corporation/limited liability company] (the “Issuer”).  Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated May 4, 2018, among the Pledgor, the other Grantors party thereto and the Collateral Agent (the “Security Agreement”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Registered Ownership of Shares.  The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of            shares of the Issuer’s [common stock/units] (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

Section 2.  Instructions.  If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person; provided that the Collateral Agent hereby agrees not to issue any such instructions unless an Event of Default has occurred and is continuing.

Section 3.  Additional Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Collateral Agent:

(a)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

(c)  Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

(d)  This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4.  Choice of Law.  This Agreement shall be governed by the laws of the State of New York.

EXHIBIT B-1

Section 5.  Conflict with Other Agreements.  In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6.  Voting Rights.  Until an Event of Default has occurred and is continuing and the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.  Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.  The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8.  Indemnification of Issuer.  The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[INSERT ADDRESS]
Attention:
Telecopier:

Collateral Agent:	TPG SPECIALTY LENDING, INC.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention Legal and Compliance Department
Telecopier: 415-486-5954

Issuer:	[INSERT ADDRESS]
Attention:
Telecopier:

EXHIBIT B-2

Any party may change its address for notices in the manner set forth above.

Section 10.  Termination.  The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing.  The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement.  The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]

By:
Name:
Title:

TPG SPECIALTY LENDING, INC.,
as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

EXHIBIT B-3

Exhibit A

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re:  Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgor] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [the Pledgor].  This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

TPG SPECIALTY LENDING, INC.,
as Collateral Agent

By:
Name:
Title:

Exhibit B-A-1

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT

[RESERVED]

Exhibit C-B-1

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST — TRADEMARKS

WHEREAS, Ferrellgas, L.P. and certain of its Subsidiaries (each individually a “Grantor” and collectively the “Grantors”) has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”);

WHEREAS, the Grantors have entered into a Pledge and Security Agreement, dated May 4, 2018 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TPG Specialty Lending, Inc., as the Collateral Agent for itself and certain lenders (in such capacity, together with its successors and assigns, if any, the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Financing Agreement referenced in the Security Agreement), a continuing security interest in all right, title and interest of the Grantors in, to and under the Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors do hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT D-1

IN WITNESS WHEREOF, the Grantors have caused this Assignment to be duly executed by its officer thereunto duly authorized as of            20      .

BLUE RHINO GLOBAL SOURCING, INC.

By:
Name:
Title:

FERRELLGAS, INC.

By:
Name:
Title:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Name:
Title:

EXHIBIT D-2

Agreed and Accepted:

TPG SPECIALTY LENDING, INC.,

as Collateral Agent

By:
Name:
Title:

EXHIBIT D-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

Exhibit D-A-1

EXHIBIT E

TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST — COPYRIGHTS

WHEREAS, Ferrellgas, L.P. and certain of its Subsidiaries (each individually a “Grantor” and collectively the “Grantors”) holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, the Grantors have entered into a Pledge and Security Agreement, dated May 4, 2018 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TPG Specialty Lending, Inc., as the Collateral Agent for itself and certain lenders (in such capacity, together with its successors and assigns, if any, the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Financing Agreement referenced in the Security Agreement), a continuing security interest in all right, title and interest of the Grantors in, to and under the Copyrights and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors do hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT E-1

IN WITNESS WHEREOF, the Grantors have caused this Assignment to be duly executed by its officer thereunto duly authorized as of              ,     .

FERRELLGAS, INC.

By:
Name:
Title:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Name:
Title:

BLUE RHINO GLOBAL SOURCING, INC.

By:
Name:
Title:

EXHIBIT E-2

Agreed and Accepted:

TPG SPECIALTY LENDING, INC.,

as Collateral Agent

By:
Name:
Title:

EXHIBIT E-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Copyright Registrations and Applications]

Exhibit E-A-1

EXHIBIT F

TO PLEDGE AND SECURITY AGREEMENT

FORM OF GRANT OF A SECURITY INTEREST — PATENTS

WHEREAS, Ferrellgas, L.P. and certain of its Subsidiaries (each individually a “Grantor” and collectively the “Grantors”) holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”);

WHEREAS, the Grantors have entered into a Pledge and Security Agreement, dated May 4, 2018 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of TPG Specialty Lending, Inc., as the Collateral Agent for itself and certain lenders (in such capacity, together with its successors and assigns, if any, the “Grantee”); and

WHEREAS, pursuant to the Security Agreement, the Grantors have granted to the Grantee, and granted to the Grantee for the benefit of the Secured Parties (as such term is defined in the Financing Agreement referenced in the Security Agreement), a continuing security interest in all right, title and interest of the Grantors in, to and under the Patents and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors do hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[Remainder of page intentionally left blank]

EXHIBIT F-1

IN WITNESS WHEREOF, the Grantors have caused this Assignment to be duly executed by its officer thereunto duly authorized as of               ,      .

BLUE RHINO GLOBAL SOURCING, INC.

By:
Name:
Title:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., as its general partner

By:
Name:
Title:

EXHIBIT F-2

Agreed and Accepted:

TPG SPECIALTY LENDING, INC.,

as Collateral Agent

By:
Name:
Title:

EXHIBIT F-3

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Patents and Patent Applications]

Exhibit F-A-1